As filed with the Securities and Exchange Commission on April 26, 2023.

Registration No. 333-270446

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lafayette Energy Corp
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	88-1178200
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

383 Corona St. #635

Denver, Colorado 80218

(303) 625 6709

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Michael L. Peterson, Chief Executive Officer

383 Corona St. #635

Denver, Colorado 80218

(303) 625 6709

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David M. Loev, Esq.	Anthony W. Basch, Esq.
John S. Gillies, Esq.	J. Britton Williston, Esq.
The Loev Law Firm, PC	Yan (Natalie) Wang, Esq.
6300 West Loop South	Kaufman & Canoles, P.C.
Suite 280	Two James Center
Bellaire, Texas 77401	1021 East Cary Street, Suite 1400
Telephone: (713) 524-4110	Richmond, VA 23219
dloev@loevlaw.com	(804) 771-5700
awbasch@kaufcan.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus. A prospectus to be used for the public offering of 1,200,000 shares of common stock of the registrant (not including shares of common stock issuable upon exercise of the underwriter’s over-allotment option) (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 2,735,553 shares of common stock of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different front cover pages and back cover pages;

•

all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “our initial public offering” and/or “the IPO,” defined as the underwritten initial public offering of our common stock, in the Resale Prospectus;

•	all references in the Public Offering Prospectus to “underwriter” will be changed to “underwriter of the IPO” in the Resale Prospectus;

•	they contain different “The Offering” sections;

•

the number of issued and outstanding shares disclosed throughout the Resale Prospectus and the percentage ownership held by certain stockholders disclosed throughout the Resale Prospectus, will be updated to the total the number of issued and outstanding shares of common stock of the Company and applicable percentages of total outstanding shares held, immediately following the completion of the IPO;

•	the Resale Prospectus includes a separate “Private Placement Offerings” section;

•	the section “Shares Eligible For Future Sale—Selling Stockholder Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

•	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place;

•	the “Capitalization” and “Dilution” sections are deleted from the Resale Prospectus;

•	a “Selling Stockholders” section is included in the Resale Prospectus; and

•	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the outside back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders (it being understood that none of the shares being registered for resale by the selling stockholders in the Resale Prospectus may be sold prior to the closing of our initial public offering under the Public Offering Prospectus, and only then in compliance with applicable laws, rules and regulations).

i

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 26, 2023

1,200,000 shares

Lafayette Energy Corp

Common Stock

This is a firm commitment initial public offering of shares of common stock of Lafayette Energy Corp.

Prior to this offering, there has been no public market for our common stock. It is currently estimated that the initial public offering price per share will be between $5.00 and $7.00. We intend to list the common stock for trading on The Nasdaq Capital Market under the symbol “LEC.” If our common stock is not approved for listing on The Nasdaq Capital Market, we will not consummate this offering.

At the same time as the offering set forth in this prospectus (the “Public Offering Prospectus”), we are registering the resale of 2,735,553 shares of common stock, the prospectus of which was filed as part of the same registration statement of which this prospectus forms a part (the “Resale Prospectus”).

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)

Please refer to the section entitled “Underwriting” for additional information regarding total underwriter compensation. We have agreed to pay the underwriter a non-accountable expense allowance equal to 1% of gross proceeds and reimburse the underwriter for its reasonable out-of-pocket expenses, including legal fees, up to $100,000.

                We have granted the underwriter an option for a period of 45 days after the date of this prospectus to purchase up to 15% of the total number of our shares of common stock to be offered by us pursuant to this offering (excluding shares of common stock subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions.

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors,” beginning on page 21 of this prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting,” on or about ___________, 2023.

Aegis Capital Corp.

The date of this prospectus is             , 2023

ii

Through and including ___________, 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

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GLOSSARY OF OIL AND GAS INDUSTRY TERMS

The following are abbreviations, acronyms and definitions of certain terms used in this document, which are commonly used in our industry:

2-D seismic. The method by which a cross-section of the earth’s subsurface is created through the interpretation of reflecting seismic data collected along a single source profile.

3-D seismic. The method by which a three-dimensional image of the earth’s subsurface is created through the interpretation of reflection seismic data collected over a surface grid. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do 2-D seismic surveys and contribute significantly to field appraisal, exploitation, and production.

AFE or Authorization for Expenditures. A document that lays out proposed expenses for a particular project and authorizes an individual or group to spend a certain amount of money for that project.

ARO. Asset retirement obligation, which is a legal obligation associated with the retirement of an oil or gas well, where the owner is responsible for removing equipment, plugging the well and/or cleaning up hazardous materials at some future date.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in this Annual Report in reference to crude oil or other liquid hydrocarbons.

Bcf. An abbreviation for billion cubic feet. Unit used to measure large quantities of gas, approximately equal to 1 trillion Btu.

Boe. Barrels of oil equivalent, determined using the ratio of one Bbl of crude oil, condensate or natural gas liquids, to six Mcf of natural gas.

Boepd. Barrels of oil equivalent per day.

Bopd. Barrels of oil per day.

Btu or British thermal unit. The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Completion. The operations required to establish production of oil or natural gas from a wellbore, usually involving perforations, stimulation and/or installation of permanent equipment in the well or, in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Condensate. Liquid hydrocarbons associated with the production of a primarily natural gas reserve.

Conventional resources. Natural gas or oil that is produced by a well drilled into a geologic formation in which the reservoir and fluid characteristics permit the natural gas or oil to readily flow to the wellbore.

Cushing/WTI. Means the price of West Texas Intermediate oil at the hub located in Cushing, Oklahoma.

Developed acreage. The number of acres that are allocated or assignable to productive wells.

Developed oil and natural gas reserves. Reserves of any category that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Development well. A well drilled into a proved oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

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Electric submersible pump or ESP. Is an artificial-lift method for lifting moderate to high volumes of fluids from wellbores.

Estimated ultimate recovery or EUR. Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

Exploratory well. A well drilled to find and produce oil or natural gas reserves not classified as proved, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir or to extend a known reservoir.

Frac or fracking. A short name for hydraulic fracturing, a method for extracting oil and natural gas.

Farmin or farmout. An agreement under which the owner of a working interest in an oil or natural gas lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a “farmin” while the interest transferred by the assignor is a “farmout.”

FERC. Federal Energy Regulatory Commission.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

GHG. Greenhouse gases, which are gases that absorb and emit radiant energy within the thermal infrared range, causing the greenhouse effect.

Gross acres or gross wells. The total acres or wells in which a working interest is owned.

Henry Hub. A natural gas pipeline located in Erath, Louisiana that serves as the official delivery location for futures contracts on the NYMEX. The settlement prices at the Henry Hub are used as benchmarks for the entire North American natural gas market.

Held by production. An oil and natural gas property under lease in which the lease continues to be in force after the primary term of the lease in accordance with its terms as a result of production from the property.

Horizontal drilling or well. A drilling operation in which a portion of the well is drilled horizontally within a productive or potentially productive formation. This operation typically yields a horizontal well that has the ability to produce higher volumes than a vertical well drilled in the same formation. A horizontal well is designed to replace multiple vertical wells, resulting in lower capital expenditures for draining like acreage and limiting surface disruption.

Hydraulic Fracturing. Means the forcing open of fissures in subterranean rocks by introducing liquid at high pressure, especially to extract oil or gas.

IP30. Means the production of a well for the first full calendar month of production.

Liquids. Liquids, or natural gas liquids, are marketable liquid products including ethane, propane, butane, and pentane resulting from the further processing of liquefiable hydrocarbons separated from raw natural gas by a natural gas processing facility.

LOE or Lease operating expenses. The costs of maintaining and operating property and equipment on a producing oil and gas lease.

MBbl or MBbls. One thousand barrels of crude oil or other liquid hydrocarbons.

MBbl/d. One thousand barrels of crude oil or other liquid hydrocarbons per day.

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MBoe. Thousand barrels of oil equivalent.

MBoe/d. Thousand barrels of oil equivalent per day.

Mcf. One thousand cubic feet of natural gas.

Mcfgpd. Thousands of cubic feet of natural gas per day.

MMcf. One million cubic feet of natural gas.

MMBtu. One million British thermal units.

MMBoe. Million barrels of oil equivalent.

Net acres or net wells. The sum of the fractional working interest owned in gross acres or wells.

Net revenue interest. The interest that defines the percentage of revenue that an owner of a well receives from the sale of oil, natural gas and/or natural gas liquids that are produced from the well.

NGL. Natural gas liquids.

NYMEX. New York Mercantile Exchange.

Permeability. A reference to the ability of oil and/or natural gas to flow through a reservoir.

Petrophysical analysis. The interpretation of well log measurements, obtained from a string of electronic tools inserted into the borehole, and from core measurements, in which rock samples are retrieved from the subsurface, then combining these measurements with other relevant geological and geophysical information to describe the reservoir rock properties.

Play. A set of known or postulated oil and/or natural gas accumulations sharing similar geologic, geographic, and temporal properties, such as source rock, migration pathways, timing, trapping mechanism and hydrocarbon type.

Plugging and abandonment. Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another or to the surface. State regulations require generally plugging of abandoned wells.

Possible reserves. Additional reserves that are less certain to be recognized than probable reserves.

Present value of future net revenues (“PV-10”). The present value of estimated future revenues to be generated from the production of proved reserves, before income taxes, calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization. PV-10 is calculated using an annual discount rate of 10%.

Probable reserves. Additional reserves that are less certain to be recognized than proved reserves but which, in sum with proved reserves, are as likely as not to be recovered.

Producing well, production well or productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the well’s production exceed production-related expenses and taxes.

Production costs. Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities that become part of the cost of oil, natural gas and NGL produced.

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Properties. Natural gas and oil wells, production and related equipment and facilities and natural gas, oil or other mineral fee, leasehold, and related interests.

Prospect. A specific geographic area which, based on supporting geological, geophysical, or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is considered to have potential for the discovery of commercial hydrocarbons.

Proved developed reserves. Proved reserves that can be expected to be recovered through existing wells and facilities and by existing operating methods.

Proved reserves. Reserves of oil and natural gas that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data.

Proved undeveloped reserves or PUDs. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Repeatability. The potential ability to drill multiple wells within a prospect or trend.

Reserves. Estimated remaining quantities of oil, natural gas and NGL and related substances anticipated to be economically producible by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil, natural gas and NGL or related substances to market, and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty interest. An interest in an oil and natural gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

Salt Water Disposal Well or SWD. A salt water disposal (SWD) well is a disposal site for water produced as a result of the oil and gas extraction process.

Spud. Spudding is the process of beginning to drill a well in the oil and gas industry.

Standardized measure or standardized measure of discounted future net cash flows. The present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs and future income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized Measure differs from PV-10 because standardized measure includes the effect of future income taxes on future net revenues.

Step-out well. A well drilled near a proven well, but located in an unproven area, that determines the boundaries of the producing formation.

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Transition Zone. The Transition Zone usually produces both oil and water at different ratios depending on the height above the Free Water Level (“FWL”). In normal conditions wells that are drilled in the Transition Zone will produce at some water cut.

Trend. A region of oil and/or natural gas production, the geographic limits of which have not been fully defined, having geological characteristics that have been ascertained through supporting geological, geophysical, or other data to contain the potential for oil and/or natural gas reserves in a particular formation or series of formations.

Unconventional resource play. A set of known or postulated oil and or natural gas resources or reserves warranting further exploration which are extracted from (a) low-permeability sandstone and shale formations and (b) coalbed methane. These plays require the application of advanced technology to extract the oil and natural gas resources.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether such acreage contains proved reserves. Undeveloped acreage is usually considered to be all acreage that is not allocated or assignable to productive wells.

Unproved and unevaluated properties. Refers to properties where no drilling or other actions have been undertaken that permit such property to be classified as proved.

Updip well. A well located higher in the structure.

USACE. United States Army Corps of Engineers.

Vertical well. A hole drilled vertically into the earth from which oil, natural gas or water flows is pumped.

Volumetric reserve analysis. A technique used to estimate the amount of recoverable oil and natural gas. It involves calculating the volume of reservoir rock and adjusting that volume for the rock porosity, hydrocarbon saturation, formation volume factor and recovery factor.

Wellbore. The hole made by a well.

WTI or West Texas Intermediate. A grade of crude oil used as a benchmark in oil pricing. This grade is described as light because of its relatively low density, and sweet because of its low sulfur content.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

ABOUT THIS PROSPECTUS

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We and the underwriter have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames, and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources; however, we have not commissioned any of the market or survey data that is presented in this prospectus. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 21 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Lafayette Energy Corp, is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Lafayette” and “Lafayette Energy Corp” refer to Lafayette Energy Corp

In addition:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“Nasdaq” means the Nasdaq Capital Market;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

Effective on January 24, 2023, our Board of Directors, and on January 26, 2023, stockholders holding a majority of our outstanding voting shares, approved resolutions approving and authorizing the filing of a Second Amended and Restated Certificate of Incorporation of the Company, which affected a two-for-three reverse stock split of the outstanding shares of our common stock (the “Reverse Stock Split”), without any corresponding change in the number of authorized shares of common stock of the Company. On January 31, 2023, the Second Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of Delaware, and at the same time, the Reverse Stock Split became effective. Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information retroactively depict and reflect the Reverse Stock Split. The Reverse Stock Split combined each three shares of our outstanding common stock into two shares of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the number of shares of common stock available for awards under our equity compensation plans. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share on a per stockholder basis.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, our historical financial statements, and the notes thereto, each included elsewhere in this prospectus.

Overview

We are an oil and gas exploration and production company headquartered in Denver, Colorado, with operations in Saint Landry Parish, Opelousas field located in south central Louisiana, in an area we identify as the Imperial Parish Fields (the “Imperial Parish Fields”). The Company was incorporated on February 7, 2022, under the laws of Delaware, with the goal of acquiring, funding, and developing, primarily natural gas exploration and development assets in south central Louisiana. To date, we hold options to lease approximately 11,000 acres in Imperial Parish and have no revenue-generating operations as of the date of this prospectus.

On March 8, 2022, we entered into an agreement to acquire options to lease 4,200 acres for hydrocarbon development in southern Louisiana. These options were originally secured by Saur Minerals LLC (“Saur Minerals”) which is based in Lafayette, Louisiana. Saur Minerals is owned and controlled by Louis E. Bernard, Jr. and Michael L. Schilling, Jr., beneficial owners of an aggregate of less than 1% and 12.7% of the Company’s outstanding common stock as of the date of this prospectus, respectively. Following this initial acquisition, we, through subsequent arrangements with Saur Minerals, added options on an additional approximately 6,000 acres. The original acquisition and subsequent acreage addition was funded by equity investment into the Company by private investors. As part of our diligence into the Imperial Parish Fields, the Company evaluated potential target zones and offset well results, and identified potential well locations and produced an estimate (the “Resource Estimate”) of the resource opportunity of the Imperial Parish Fields, noting that “resource” estimates are not consistent with “proved reserves” as defined by the SEC, and that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all. Based on our Resource Estimate, we believe single well economics in the area on which we hold our options would be robust in today’s commodity price environment. Thus, our management decided to proceed with an initial public offering to acquire the funding necessary to prepare 3-D seismic surveys and acquire additional acreage (see “Use of Proceeds”). While we believe the options on 11,000 acres are sufficient to execute our near-term drilling plans, we plan to continue to add acreage following the closing of the offering contemplated by this prospectus. We project that seismic and lease options on an additional 21,000 targeted acres in Phase 1 will cost approximately $650,000, which is anticipated to be funded by a portion of funds raised in this offering (see “Use of Proceeds”). Additionally, we plan to use $1.5 million of the proceeds from this offering to prepare a 3-D seismic survey on the optioned acreage in Phase 1 to analyze three targeted zones – the Frio, Cockfield and Sparta zones. These zones have been proven in offset acreage not held by the Company by companies such as Exxon Mobil, Texaco (Chevron USA Inc.), Halbouty Reserve and Hunt Oil Company, and several smaller independents such as Lynal, Inc., Lyons Petroleum, Inc., and others. All national US Army Corp of Engineer permits are in place to shoot 3-D seismic data for our optioned property. The timeline for shooting and analyzing the 3-D data is anticipated to be six months (the “3-D Seismic Phase”), which we anticipate beginning immediately after acquiring the Phase 1 acreage. In tandem during the 3-D Seismic Phase, we plan to put out a request for proposal (a “RFP”) for drilling contracts with locally identified drilling contractors.

In December 2022, the Company paid $15,000 and entered into a four (4) month option (expiring, if unexercised on April 16, 2023) with Cruciform Properties LLC, to acquire proprietary 3-D seismic data and analysis on an approximately 52 square mile area of the Napoleonville Field located near Assumption Parish, Louisiana and for an option, after paying an additional $135,000, to enter into a joint venture development agreement that would give the Company a 50% operating interest in a joint venture seeking to develop such properties (the “Napoleonville JV Option”).  On March 23, 2023, we entered into a First Amendment to the option, which provided us the right to extend the option to May 16, 2023, for $5,000, which extension option we exercised on April 16, 2023, upon payment of $5,000, thereby extending the option to May 16, 2023. In the event the option has not been exercised by May 16, 2023, we plan to seek a further extension. During the option period the Company will have access to all 3-D seismic data and plans to analyze if there are potential prospective areas where the Company could quickly exercise its option, acquire acreage and drill wells. In addition, from time to time the Company has had opportunities to participate in third-party oil and gas drilling opportunities and therefore, in order to generate revenue during the time necessary to complete the 3-D seismic survey, the Company plans to seek to acquire working interests in existing producing wells with shares of the Company’s stock where it can be done in an accretive manner, and to use up to approximately $3.7 million of the offering proceeds to exercise and begin development of the Napoleonville JV Option and/or purchase interests in three to five wells that the Company believes will be prospective.  This includes an opportunity to drill a step-out well up-dip to a successful well with a current cumulative production of over 141,538 bbls oil.  The Company anticipates these wells will be drilled and completed by third party operators within the first quarter following closing of this offering (the “Initial Development Opportunities”), noting that the Company has not yet analyzed the Napoleonville 3-D seismic survey and does not currently have any arrangements or understandings to acquire any specific wells or working interests therein. The objective of acquiring working interests with shares of the Company’s stock and investment in these Initial Development Opportunities is to begin generating revenue and cash flow to support operations, as quickly as possible, although there can be no guarantees that the Company will exercise the Napoleonville JV Option or be successful in acquiring such interests on terms and conditions acceptable to the Company. In the event we do not exercise the option, we will be prohibited from acquiring any new oil and gas leases in the Napoleonville field for five years.

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Concurrently with investing in the Initial Development Opportunities, our immediate plans include first securing rights to perform 3-D seismic imaging and develop up to approximately 32,000 acres in the Imperial Parish Fields, second to perform 3-D seismic imaging on the acreage we successfully option, and then to exercise options to acquire leaseholds and drill wells in the most prospective areas we have optioned, including potentially acreage covered by the Napoleonville JV Option. Through our agreement with Saur Minerals, we plan to acquire acreage within the Imperial Parish Fields through options that include 1) the right to perform a 3-D seismic shoot on the property; and 2) an option to purchase a mineral lease with rights to drill oil and gas wells on the property.  For most options the Company has paid $12.50 to $25.00 per acre for the seismic right and has entered into an option to pay $75.00 per acre for the mineral and drilling rights for those acres the Company chooses to develop.

We currently anticipate the following three stages of development using the anticipated proceeds of this offering:

Stage	Description	Estimated Timing	Estimated Cost*
1	Invest in Initial Development Opportunities that are planned to be drilled within one quarter following the close of this offering	May 2023	$3,700,000
2	Acquire an additional 21,000 of optioned acreage in the Imperial Parish Fields	May 2023 to July 2023 (during the approximately three months following the closing of this offering)	$650,000
3	Conduct 3-D seismic / pre-development activities on our optioned properties	July 2023 to December 2023	$1,500,000

* We anticipate funding these stages through proceeds raised in this offering (See “Use of Proceeds”) and future projected cash flow from operations.

Following the interpretation of the 3-D seismic data, and assuming that such 3-D seismic data provides us with reasonable validation of the prospectivity of the acreage, we plan to exercise options we hold to acquire leaseholds we deem most prospective, sign a drilling contract, and then diligently work with our contracted drilling contractor to identify optimal locations for four initial wells (the “Drilling Evaluation Process”). We anticipate each well will require approximately 500 acres to form a drilling unit.  Our current options include an option that allows us to lease the acreage for $75.00 per acre.  For acreage not under option, we anticipate a total cost of $115.00 per acre to source and lease.  Therefore, each well would incur acreage leasing costs estimated at between $37,500 to $57,500, with the total estimated acreage leasing cost for the first four wells being between $150,000 and $230,000, which funds we anticipate raising through a reserve based lending facility subsequent to this offering, which may not be available on favorable terms, if at all.  We will also need to evaluate and source offtake contracts through the Drilling Evaluation Process. We expect the drilling evaluation process to take up to an additional two months following the 3-D Seismic Phase. The goal of these wells will be to prove up all three zones (Frio, Cockfield, and Sparta). Subject to changes in the discretion of management during the Drilling Evaluation Process, we intend to drill the first four wells in the Imperial Parish Fields in the Sparta zone, with each well testing both the Cockfield and Frio zones.  We anticipate that the drilling and completion of the first two wells will take approximately two months to complete with hydrocarbons expected to begin flowing from the initial wells after 10 weeks. The second set of wells are expected to take a similar time frame to complete. We intend to use the cash flow generated from the Initial Development Opportunities, if any, and a reserve based lending facility (an “RBL”) which we plan to seek to put into place following this offering, to drill our first four wells and the subsequent wells in our three year drilling plan, noting that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all.  Thus, we expect to have sufficient liquidity to drill further wells out of cash flow and future borrowings. Based on the well results of the first four wells, we plan to drill two additional wells each quarter with the next six wells being called the 2nd Drilling Phase (the “2nd Drilling Phase”).  We expect these wells in the 2nd Drilling Phase to be able to be completed with more efficiency and the intention of establishing a type curve that can be replicated throughout the acreage position. We would expect to complete the 2nd Drilling Phase within 18 months following the closing of the offering contemplated by this prospectus. We anticipate funds for our 2nd Drilling Phase to be raised through a reserve based lending facility subsequent to this offering, which may not be available on favorable terms, if at all. Following the completion of the 2nd Drilling Phase, we anticipate being in a position to establish a drill out scenario for the remainder of our acreage. Additionally, with the cash flow generated and anticipated borrowing capacity from the first and 2nd Drilling Phase, we may look at further exploration options on our acreage, including the deep and highly prospective Cretaceous formation which has been proved to produce commercial quantities of oil and gas by Freeport-McMoran Oil and Gas LLC, BP plc, and Pennington Oil Co.

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Market Opportunity

 We believe that our targeted areas within the Imperial Parish Fields offer an attractive market opportunity for the reasons discussed below. According to the official Louisiana State Strategic Online Natural Resource Information System which includes data on every well historically drilled in Louisiana located at www.SONRIS.com  (“SONRIS”), there have been 57 dry and plugged wells and 130 producing wells drilled in the Imperial Parish Fields, including six currently producing wells as shown on SONRIS as of January 31, 2023.  Most of the wells historically drilled in the Imperial Parish Fields have been drilled in the Frio and Cockfield Zones. We believe these two zones will continue to provide an opportunity to identify new prospective development areas through the application of 3-D technology. We also believe the Sparta A Zone offers an attractive opportunity through the application of 3-D technology as historically, according to SONRIS, there have only been five wells drilled in the Sparta A Zone in the Imperial Parish Fields.  Even though all five of these wells were drilled prior to 1970, well before 3-D seismic was developed, two wells proved productive. Accordingly, we believe that there is a significant opportunity through the application of 3-D seismic technology that is now available, to better identify faults and formation structures in the Sparta A Zone that may help us better determine which areas are expected to be the most prospective to develop.  The table that follows provides production data for the five wells that have been drilled in the Sparta A Zone in the Imperial Parish Fields to date.

SPARTA A Wells | Imperial Parish Field Production History (5 Wells Drilled Historically in the SPARTA A Zone in the Imperial Parish Field - 2 Productive and 3 Unproductive)*

Well Name	Serial#	Spud Date Month and Year	End Date Month and Year	Total Gas Reported Recovered (MCF)	Total Oil Reported Recovered (BBLS)	Total BOE Reported Recovered
SU A Lalonde 1	127440	Feb-69	May-85	2,466,082	507,656	918,670
SUB Guilory 1	129510	Aug-69	Mar-78	1,558,576	422,416	682,179
Sue E Lewis 1	130360	Oct-69	Dec-76	301,203	45,069	95,270
SU C Herbert 1	131260	Nov-69	Dec-76	2,341	4,721	5,111
SPTA A SUD White 2	131596	Dec-69	Dec-76	0	741	741
TOTAL				4,328,202	980,603	1,701,971

Average Production

Classification				Gas (MCF)	Oil (BBLS)	BOE
All Wells	5			865,640	196,121	340,394

Unproductive Wells	3			101,181	16,844	33,707
Productive Wells	2			2,012,329	465,036	800,425

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The map below shows all the wells that have been drilled in the Imperial Parish Fields as published on SONRIS, indicating the status of such wells:

* Source: www.sonris.com, which lists the production of all wells historically drilled in the Saint Landry Parish, Opelousas Field with any pre-1977 production data available in Petroleum Institute Gas, Condensate, and Oil production data journals from 1958-1985. The information included in the table above is included for informational purposes only. Historical well production history is no indication of future production and including, but not limited to the nature of production from oil and gas wells, which typically decline over time.

Because of the average production of historical wells drilled in the Imperial Parish Fields, especially the Sparta A Zone as shown in the table above, all of which were drilled without using 3-D seismic data, we believe that there are commercial quantities of oil and gas located in the Imperial Parish Fields and we believe we can establish a profitable niche in oil and gas production in the Imperial Parish Fields, by using 3-D seismic technology and data which was not previously available to operators in the area to find prospective drilling locations. Specifically, we plan to obtain 3-D seismic data and undertake targeted drilling in areas we believe will be prospective zones based on the outcome of such 3-D seismic data and believe that we will be more successful drilling successful wells than the prior operators described in the table above who undertook exploration activities without the use of 3-D seismic data. This is because the use of 3-D technology didn’t become common until the 1990s and the only 3-D seismic data that has been shot in our field, the Leonville 3-D (which forms a subset of the Imperial Parish Fields) was shot in 2008, long after most of the past development of the field had occurred.  The Leonville 3-D data is relatively small and only covers a small portion of the southern acreage of our targeted area. Therefore, by using 3-D seismic technology, and new 3-D seismic surveys, we believe we can narrow down the number of prospective drilling locations and increase the likelihood that we are able to successfully locate and drill productive wells.

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2-D seismic is recorded using straight lines of receivers crossing the surface of the earth. Acoustic energy is typically provided by the detonation of explosive charges or by large trucks which carry seismic vibrators which are capable of injecting low-frequency vibrations into the earth. The sound spreads out through the subsurface as a spherical wave front. Interfaces between different types of rocks will both reflect and transmit this wave front. The reflected signals return to the surface where they are observed by sensitive microphones known as geophones. The signals detected by these devices are recorded and “stacked” into a two-dimensional graphic. 3-D seismic surveys record many lines of receivers across the earth’s surface, which result in signals being received at an angle. By sequentially recording a group of shots lying between two receiver lines (referred to as a “salvo”) and centered in the subject area, it is possible to accumulate overlapping subsurface imaging which can be used to create a 3-D model of the captured information.

3-D seismic is an off-shoot of 2-D seismic and started to become more widely used in the 1990’s. As discussed above, it is a set of numerous closely-spaced seismic lines, that when combined, provide a high spatially sampled measure of subsurface reflectivity. Unlike 2-D seismic, which provides results in only one horizontal plane, 3-D seismic returns both horizontal and vertical data. The resulting 3-D seismic data set can then be “cut” in any direction but still display a well sampled seismic section.

3-D imaging typically provides more traces and more diverse statistics to the seismic process.  For example, the pictures below are of the same geological structure. The 2-D picture on the right shows three different recorded traces using three different source points and three different receiver points. All traces image the same mid-point (where deep reflections are assumed to occur). Each trace represents a different source-receiver offset. Also, each trace represents a different source-receiver azimuth. Azimuth is a statistic unique to 3-D recording and not a contributor to 2-D processes. As is evident in the 3-D picture on the left, Azimuth adds a dimension of statistical diversity that we believe is helpful to the imaging procedure, and to better locating prospective drilling locations.

The steps and equipment of 3-D seismic surveys are considerably more elaborate than 2-D and the daily cost of crew is substantially increased. However, we believe the rewards include fewer dry holes, more optimized well locations and guidance for horizontal drilling projects, more complete evaluation of mineral rights and better understanding of the nature of prospects. For example, in the Ordos Basin in northern China, 3-D seismic exploration with a low-frequency vibrator and broad coverage technologies has been shown to have a reservoir prediction success rate of 72.1%, which is 44% higher than previous 2-D seismic prediction (Fu Suotang, Wang Daxing, and Yao Zonghui, Progress of 3D seismic exploration technologies and oil and gas exploration and development performance in the loess tableland area of the Ordos Basin, China Petroleum Exploration, 2020, 25(1): 67-77).

We also believe that the robustness of Louisiana’s energy market will also benefit our proposed operations and sales of oil and gas. According to the U.S. Energy Information Administration, Louisiana ranks third in natural gas production and proved reserves among the United States. Louisiana accounts for about 9% of U.S. total marketed natural gas production and holds about 8% of the nation’s natural gas reserves. Louisiana’s 14 oil refineries account for nearly one-fifth of the nation’s refining capacity and can process about 3.2 million barrels of crude oil per day. Louisiana is the third-largest natural gas- consuming state, after Texas and California, and the second-largest natural gas consumer on a per capita basis, after Alaska. Louisiana is also the home to the Henry Hub, which provides access to more than a dozen interstate and intrastate pipeline interconnects. According to ShaleXP, an online oil & gas research and visualization tool, Louisiana ranks #7 in the nation in oil and gas production (#9 for oil production and #3 for gas production).

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We believe the Imperial Parish Fields offer an opportunity to profitably contribute to Louisiana’s robust oil and gas industry, while supporting the country’s goal of energy independence, the local and state economies with tax revenue and jobs, and helping to reduce the negative Environmental-Social-Governance costs and burdens that are associated with imported foreign oil and gas.

Business Strategies

Our primary objective is to acquire and develop our optioned acreage in the Imperial Parish Fields and potentially to acquire and develop other opportunities for oil and gas production in south central Louisiana. Our focus is principally in Louisiana, but we may also consider appropriately priced out-of-state oil and gas opportunities for the Initial Development Opportunities and in the future.

 Our immediate plans include first securing rights to perform 3-D seismic imaging on the first phase of 32,000 acres in the Imperial Parish Fields through negotiation with surface owners of the acreage (of which we have secured 3-D seismic imaging rights with respect to approximately 11,000 acres as of the  date of this prospectus), and then to exercise options to acquire leasehold interest on acreage we deem most prospective, drill and complete wells in what we believe are the most prospective areas, and second to acquire options and perform 3-D seismic imaging on up to a total of 64,000 acres.

The primary goal of our collective efforts is to grow the Company into a highly profitable, independent oil and gas company.

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Management Team and Experience

The Company intends to register in Louisiana. Our efforts to acquire additional oil and gas properties in Louisiana and elsewhere may be met with competition from the aforementioned competitors. In the Imperial Parish Fields themselves, which currently is our primary focus, we anticipate intense competition from other operators, especially if our 3-D seismic project identifies highly-prospective resources and we obtain and publicly disclose (as is our intention) an independent petroleum engineer reserves report detailing reserves in the area. Obtaining mineral leases in order to control development is an integral part of our strategy.

Our larger competitors may be able to absorb the existing and evolved laws and regulations more easily than we can, which would adversely affect our competitiveness. Our ability to acquire properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in eventually bidding or consummating transactions.

There is also competition between natural gas producers and other related and unrelated industries. Furthermore, competitive conditions may be substantially affected by energy legislation or regulation enacted by governments of the United States and other jurisdictions. It is not possible to predict the nature of any such legislation or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of capitalizing on oil and gas opportunities. Our larger competitors may be able to absorb the burden of existing, and any changes to governmental regulations more easily than we can, which would adversely affect our competitive position.

 Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our revenues and future ability to become profitable.

Pre-IPO Private Placement Financing

From March to May 2022, we sold an aggregate of 9,562,660 shares of restricted common stock in private transactions to 11 accredited investors, including to Frank C. Ingriselli (880,000 shares)(our Chairman); Graham Patterson (our then Chief Financial Officer)(500,000 shares, of which 100,000 shares were subsequently transferred to Gregory L. Overholtzer, our current Chief Financial Officer and Secretary for no consideration); Louis E. Bernard, Jr. (the Managing Member of Project Operations of Saur Minerals) (1,360,000 shares, of which 680,000 were subsequently transferred to Saur Minerals, LLC, and 633,333 shares were subsequently sold to four other unaffiliated investors); Michael L. Peterson (1,000,000 shares)(our Chief Executive Officer and Secretary); Michael Schilling (1,360,000 shares)(the President of Land/Legal of Saur Minerals); Adrian Beeston (1,483,334 shares, of which 133,334 shares were subsequently sold to Michael L. Peterson, our Chief Executive Officer and President, 66,667 shares were subsequently sold to an entity minority owned by Mr. Beeston, and 100,000 shares were subsequently sold to an unaffiliated investor ); and Naia Ventures, LLC (1,200,000 shares), for $0.00015 per share or $1,439 in aggregate.

From May to September 2022, we sold an aggregate of 789,386 shares of restricted common stock to 44 accredited investors for $1.50 per share, or $1,184,079 in aggregate. All but eight of those investors (36 in total), were also offered the right, at the same time, to subscribe for additional shares of common stock at $0.00015 per share, and an additional 12 investors were also offered the right to subscribe for shares of common stock at $0.0015 per share, and in total we sold 337,990 shares of restricted common stock to 51 accredited investors for an aggregate of $50.70.

In January 2023, we sold an aggregate of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate. At or around the same time as the sales were completed, one of our founders and one of our affiliates, Louis E. Bernard, Jr. and Saur Minerals, LLC, respectively, sold the purchasers and three other accredited investors, in a separate private transaction, an aggregate of 683,336 shares of our restricted common stock (Louis E. Bernard, Jr. (133,334 shares) and Saur Minerals, LLC (550,002 shares)), for $0.30 per share.

In total, from all of the private offerings described above we raised an aggregate of $1,305,504.

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Novel Coronavirus (“COVID-19”)

Although COVID-19 has had a major impact on businesses around the world, to date, due to our limited operations, we have not experienced any negative impacts from COVID-19; however, the full extent to which COVID-19 will ultimately impact us depends on future unknowable developments, including the duration and spread of the virus, as well as potential new seasonal outbreaks, the efficacy of vaccines, and the willingness of individuals to take such vaccines, all of which are uncertain and cannot be predicted.

Selected Risks Associated with Our Company

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

Risks Related to our Operating History and Need for Funding

• The fact that we have a limited operating history and have not generated any operating revenues to date and our ability to generate revenues and/or achieve profitability, our need for additional funding and the availability and terms of such funding;

• Our ability to execute our growth strategy and scale our operations and risks associated with such growth;

• Our need to raise additional funding to complete planned drilling and the terms of such funding, if any;

Risks Related to The U.S. and Global Economy

• Current and future declines in economic activity and recessions, and their effect on the Company, its property, prospects and the supply and demand, and ultimate price of oil and natural gas;

• Risks associated with inflation, recessions, and increases in interest rates;

Risks Related to the Oil, NGL and Natural Gas Industry and Our Business

• The future price of oil, natural gas and NGL;

• The status and availability of oil and natural gas gathering, transportation, and storage facilities owned and operated by third parties;

• An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our production may adversely affect our business, financial condition, and results of operations;

• The impact of a decline in global oil and natural gas prices for an extended period of time;

• Our ability to generate sufficient cash flow to meet any future debt service and other obligations due to events beyond our control;

• The fact that to date we only hold options to acquire drilling and mineral rights and have not to date acquired any drilling and mineral rights, the acquisition of which will require significant additional capital;

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• The fact that all our assets and operations are located in the Saint Landry Parish located in south central Louisiana, making us vulnerable to risks associated with operating in only our geographic areas;

• The speculative nature of our oil and gas operations, and general risks associated with the exploration for, and production of oil and gas; including accidents, equipment failures or mechanical problems which may occur while drilling or completing wells or in production activities; operational hazards and unforeseen interruptions for which we may not be adequately insured; the threat and impact of terrorist attacks, cyber-attacks or similar hostilities; declining reserves and production; and losses or costs we may incur as a result of title deficiencies or environmental issues in the properties in which we invest, any one of which may adversely impact our operations;

• Intense competition in the oil and natural gas industry;

• Our competitors use of superior technology and data resources that we may be unable to afford or obtain the use of;

• Uncertainties associated with enhanced recovery methods which may result in us not realizing an acceptable return on our investments in such projects or suffering losses;

• Requirements that we must drill on certain of acreage in order to hold such acreage by production;

• Improvements in or new discoveries of alternative energy technologies that could have a material adverse effect on our financial condition and results of operations;

• Future litigation or governmental proceedings which could result in material adverse consequences, including judgments or settlements;

• Future material impairments of our oil and gas assets;

Risks Related to Management, Employees and Directors

• Our dependence on the continued involvement of our present management;

• Potential conflicts of interest that could arise for certain members of our management team and board of directors;

Risks Relating to Government Regulations

• Our ability to comply with government regulations, changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and our ability to comply with such new laws or regulations;

Risks Associated with Our Governing Documents and Delaware Law

• Certain terms and provisions of our governing documents which may prevent a change of control, and which provide for indemnification of officers and directors, limit the liability of officers or directors, and provide for the board of director’s ability to issue blank check preferred stock;

Risks Related to Our Common stock and this Offering

• The fact that certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company; and the fact that we may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock; and

• The anticipated volatile nature of the trading prices of our common stock following this offering; dilution experienced by investors in the offering; and dilution which may be caused by future sales of securities.

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Company Information and Formation

Our principal executive offices are located at 383 Corona St. #635, Denver, Colorado 80218. Our principal website address is www.LafayetteEnergyCorp.com. The information on or accessible through our website is not part of this prospectus.

Nasdaq Capital Market Listing

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “LEC”. If our application to Nasdaq is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on Nasdaq, we will not complete the offering.

Reverse Stock Split

Effective on January 24, 2023, our Board of Directors, and on January 26, 2023, stockholders holding a majority of our outstanding voting shares, approved resolutions approving and authorizing the filing of a Second Amended and Restated Certificate of Incorporation of the Company, which affected a two-for-three reverse stock split of the outstanding shares of our common stock, without any corresponding change in the number of authorized shares of common stock of the Company. On January 31, 2023, the Second Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of Delaware, and at the same time, the Reverse Stock Split became effective. Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information retroactively depict and reflect the Reverse Stock Split. The reverse Stock Split combined each three shares of our outstanding common stock into two shares of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the number of shares of common stock available for awards under our equity compensation plans. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share on a per stockholder basis.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2028 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

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THE OFFERING

Common stock we are offering	1,200,000 shares (or 1,380,000 shares if the underwriter exercises its over-allotment option in full).

Over-allotment option

We have granted to underwriter an option to purchase up to an additional 180,000 shares of common stock (equal to 15% of the number of shares of common stock sold in the offering) from us, solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriter may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding immediately before this offering	10,753,712 shares

Common stock outstanding immediately after this offering	11,953,712 shares, or 12,133,712 shares if the over-allotment option is exercised in full.

Assumed offering price	$6.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $6.4 million (or approximately $7.5 million if the underwriter exercises in full its option to purchase 180,000 additional shares of our common stock), assuming an initial public offering price of $6.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. We currently intend to use the net proceeds we receive from this offering to invest in the Initial Development Opportunities and for additional option acquisitions, performing 3-D seismic imaging, exercising options to acquire leaseholds on acreage we deem most prospective (including potentially the Napoleonville JV Option), to pay bonuses due to our Chief Executive Officer and Chairman, to repay a $50,000 non-interest bearing cash advance provided to the Company by our Chief Executive Officer, and for general corporate purposes, including working capital  and operating expenses. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions. However, we do not have any agreements or commitments with respect to any such acquisitions or investments at this time

Risk Factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Lock-up

We, our directors, executive officers, employees and certain stockholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days following the closing of the offering of the shares. See “Underwriting” for more information.

Proposed trading symbol	We intend to list our common stock for trading on The Nasdaq Capital Market under the symbol “LEC”. The approval of our listing on The Nasdaq Capital Market is a condition of closing this offering.

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Unless we indicate otherwise, all information in this prospectus:

•	is based on 10,753,712 shares of common stock issued and outstanding as of April 26, 2023;

•	assumes no exercise by the underwriter of its option to purchase up to an additional 600,000 shares of common stock to cover over-allotments, if any;

•

assumes no exercise by the underwriter of warrants to purchase [____________] shares of common stock with an exercise price of [$_______] per share which the underwriter will be granted as partial consideration in connection with this offering; and

•

assumes no awards under the Company’s 2022 Equity Incentive Plan, of which 2,537,685 shares currently remain available for future awards under such plan and a total of 733,334 shares of restricted common stock are expected to be issued after the date of this prospectus to our Chief Executive Officer and non-employee directors.

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SUMMARY FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the period from February 7, 2022 (Inception) through December 31, 2022 and the balance sheet data as of December 31, 2022 are derived from the audited financial statements included herein. The Company’s fiscal year end is December 31.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

Statements of Operations Data	From February 7, 2022 (Inception) to December 31, 2022
Consulting fees	$157,767
Consulting fees, related party	52,000
Professional fees	215,011
General and administrative expenses – other	14,262
Gain on foreign exchange	7,975
Interest expense, related party	(37)
Net loss	$(431,102)

Balance Sheet Data	December 31, 2022

Cash and cash equivalents	$64,162
Oil and gas properties	713,161
Total assets	777,323
Debt	—
Working capital (deficit)	41,308
Accumulated deficit	(431,102)
Total stockholders’ equity	754,469

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Operating History and Need for Funding

The Company is recently formed and has no operating history and no operating revenues and there is no assurance that the Company can generate revenues in the future. As a result, our independent auditor has included a going concern paragraph in its audit report.

We had an accumulated deficit of $431,102 as of December 31, 2022, a net loss of $431,102 for the period from February 7, 2022 (Inception) through December 31, 2022. We believe that the funds raised in this offering will be sufficient to fund our operations for the next 12 months, provided that we expect to have to raise up to $8.6 million, depending on the performance of our Initial Development Opportunities, through an RBL in order to drill our first four planned wells in the Imperial Parish Fields, which RBL may not be available on favorable terms, if at all. We may also need to raise additional funding to complete future potential acquisitions and may be required to raise additional funds through public or private debt or equity financing or other various means to fund our operations and complete exploration and drilling operations and acquire assets. In such a case, adequate funds may not be available when needed or may not be available on favorable terms. If we need to raise additional funds in the future by issuing equity securities, dilution to existing stockholders will result, and such securities may have rights, preferences, and privileges senior to those of our common stock. If funding is insufficient at any time in the future and we are unable to generate sufficient revenue from new business arrangements, to complete planned acquisitions or operations, our results of operations and the value of our securities could be adversely affected.

Additionally, due to the nature of oil and gas interests, i.e., that rates of production generally decline over time as oil and gas reserves are depleted, if we are unable to drill wells and develop reserves, either because we are unable to raise sufficient funding for such development activities, or otherwise, over time, we believe that our future revenues will decline over time. If this were to happen, we may be forced to scale back our business plan, sell or liquidate assets to satisfy outstanding debts, all of which could result in the value of our outstanding securities declining in value.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements included herein also include a going concern footnote from our auditors.

We will need additional capital which may not be available on commercially acceptable terms, if at all, and this raises questions about our ability to continue as a going concern.

We need capital to support our operations and to undertake our business plan, including the planned drilling of oil and gas wells. We may also require additional funding in the future to support our operations or complete acquisitions. The most likely source of future funds presently available to us will be through the sale of equity capital or debt. Any sale of share capital will result in dilution to existing stockholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our securities decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Obtaining additional financing contains risks, including:

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•	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current stockholders;

•

loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

•	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

•

if we fail to obtain required additional financing to commercialize our planned products and grow our business, we would need to delay or scale back our business plan, reduce our operating costs, or delay product launches, each of which would have a material adverse effect on our business, future prospects, and financial condition.

Additionally, we may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends (provided that none are currently planned) or on the manner in which we conduct our business. Additionally, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions, or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

 We have a limited operating history and expect to continue to incur losses for an indeterminable period of time.

We have a limited operating history and are engaged in the initial stages of exploration, development and exploitation of our leasehold acreage and will continue to be so until commencement of substantial production from our oil and natural gas properties, which will depend upon successful drilling results, additional and timely capital funding, and access to suitable infrastructure. Companies in their initial stages of development face substantial business risks and may suffer significant losses. We have generated substantial net losses in the past and may continue to incur net losses as we continue our drilling program. In considering an investment in our shares, you should consider that there is only limited historical and financial operating information available upon which to base your evaluation of our performance. We have incurred net losses of $431,102 for the period from February 7, 2022 (Inception) through December 31, 2022. Additionally, we are dependent on obtaining additional debt and/or equity financing to roll-out and scale our planned principal business operations. Management’s plans in regard to these matters consist principally of seeking equity funding from this offering and future additional debt and/or equity financing combined with expected cash flows from our oil and gas assets held and additional oil and gas assets that we may acquire. Our efforts may not be successful, and funds may not be available on favorable terms, if at all.

We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities, and obtain licenses, as well as take other measures necessary to conduct their intended business activities. We may not be successful in implementing our business strategies or in completing the development of the infrastructure necessary to conduct our business as planned. In the event that one or more of our drilling programs is not completed or is delayed or terminated, our operating results will be adversely affected, and our operations will differ materially from the activities described in this prospectus and our subsequent periodic reports. As a result of industry factors or factors relating specifically to us, we may have to change our methods of conducting business, which may cause a material adverse effect on our results of operations and financial condition. The uncertainty and risks described in this prospectus may impede our ability to economically find, develop, exploit, and acquire oil and natural gas reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows provided by our operating activities in the future.

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We may not be able to generate sufficient cash flow to meet our current and any future debt service and other obligations due to events beyond our control.

Our ability to generate cash flows from operations, to make payments on or refinance our current debt or any potential future indebtedness and to fund working capital needs and planned capital expenditures will depend on our future financial performance and our ability to generate cash in the future. Our future financial performance will be affected by a range of economic, financial, competitive, business, and other factors that we cannot control, such as general economic, legislative, regulatory and financial conditions in our industry, the economy generally, interest rates, inflation, the price of oil and other risks described below. A significant reduction in operating cash flows resulting from changes in economic, legislative or regulatory conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our current and future potential debt and other obligations. If we are unable to service our current and any future potential indebtedness or to fund our other liquidity needs, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring, or refinancing such indebtedness, seeking additional capital, or any combination of the foregoing. If we raise debt, it would increase our interest expense, leverage and our operating and financial costs. We cannot assure you that any of these alternative strategies could be affected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on future potential indebtedness or to fund our other liquidity needs. Reducing or delaying capital expenditures or selling assets could delay future cash flows. In addition, the terms of future debt agreements may restrict us from adopting any of these alternatives. We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available in an amount sufficient to enable us to pay such future potential indebtedness or to fund our other liquidity needs.

If for any reason we are unable to meet our current or future potential debt service and repayment obligations, we may be in default under the terms of the agreements governing such indebtedness, which could allow our creditors at that time to declare such outstanding indebtedness to be due and payable. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our borrowings. In addition, the lenders under our credit facilities or other secured indebtedness could seek to foreclose on any of our assets that are their collateral. If the amounts outstanding under such indebtedness were to be accelerated, or were the subject of foreclosure actions, our assets may not be sufficient to repay in full the money owed to the lenders or to our other debt holders.

Risks Related to The U.S. and Global Economy

Downturns and volatility in global economies and commodity and credit markets have, and in the future may, materially adversely affect our business, results of operations and financial condition.

Our results of operations have been, and in the future may be, materially adversely affected by the conditions of the global economies and the credit, commodities, and stock markets. Additionally, a decline in consumer confidence or changing patterns in the availability and use of disposable income by consumers can negatively affect the demand for oil and gas and as a result our results of operations.

Economic uncertainty may affect our access to capital and/or increase the costs of such capital.

Global economic conditions continue to be volatile and uncertain due to, among other things, consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, increased inflation, and tax rates. These conditions remain unpredictable and create uncertainties about our ability to raise capital in the future. In the event required capital becomes unavailable in the future, or more costly, it could have a material adverse effect on our business, results of operations, and financial condition.

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Declining general economic, business or industry conditions will have a material adverse effect on our results of operations, liquidity, and financial condition for the foreseeable future.

Concerns over global economic conditions, the duration and effects of COVID-19 and the results thereof, energy costs, geopolitical issues (including, but not limited to the current Ukraine/Russia conflict), inflation, rising interest rates, and the availability and cost of credit are expected to contribute to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and natural gas, and declining business and consumer confidence, have precipitated an economic slowdown, which could expand to a recession or global depression. If the economic climate in the United States or abroad continues to deteriorate, demand for petroleum products could diminish, which could impact the price at which we can sell our future oil, natural gas and natural gas liquids, affect the ability of our vendors, suppliers and customers to continue operations, and ultimately adversely impact our future results of operations, liquidity and financial condition.

Our industry and the broader U.S. economy have experienced higher than expected inflationary pressures in 2022 and during the first few months of 2023, related to continued supply chain disruptions, labor shortages and geopolitical instability. Should these conditions persist our business, results of operations and cash flows could be materially and adversely affected.

2022 and the first few months of 2023 have seen significant increases in the costs of certain materials, including steel, sand, and fuel, as a result of availability constraints, supply chain disruption, increased demand, labor shortages associated with a fully employed U.S. labor force, high inflation and other factors. Supply and demand fundamentals have been further aggravated by disruptions in global energy supply caused by multiple geopolitical events, including the ongoing conflict between Russia and Ukraine. Service and materials costs have also increased accordingly with general supply chain and inflation issues seen throughout the industry leading to increased operating costs. Recent supply chain constraints and inflationary pressures may adversely impact our operating costs and may negatively impact our ability to procure materials and equipment in a timely and cost-effective manner, if at all, which could result in reduced margins and exploration, completion and production delays and, as a result, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The conflict in Ukraine and related price volatility and geopolitical instability could negatively impact our business.

In late February 2022, Russia launched significant military action against Ukraine. The conflict has caused, and could intensify, volatility in natural gas, oil and NGL prices, and the extent and duration of the military action, sanctions and resulting market disruptions could be significant and could potentially have a substantial negative impact on the global economy and/or our business for an unknown period of time. We believe that the increase in crude oil prices which began in 2022 has partially been due to the impact of the conflict between Russia and Ukraine on the global commodity and financial markets, and in response to economic and trade sanctions that certain countries have imposed on Russia. Any such volatility and disruptions may also magnify the impact of other risks described herein.

Risks Related to the Oil, NGL and Natural Gas Industry and Our Business

Prices of oil, NGL and natural gas prices, have in the past, and will continue in the future, to be volatile and such volatility may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations or targets and financial commitments.

The price we will receive for our oil and, to a lesser extent, natural gas and NGLs, will heavily influence our revenue, profitability, cash flows, liquidity, access to capital, present value and quality of our reserves, the nature and scale of our operations and future rate of growth. Oil, NGL and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. In recent years, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other. We believe our financial results will be sensitive to movements in oil prices. The price of crude oil has experienced significant volatility over the last five years, with the price per barrel of West Texas Intermediate (“WTI”) crude rising from a low of $27 in February 2016 to a high of $76 in October 2018, then, in 2020, dropping below $20 per barrel due in part to reduced global demand stemming from the recent global COVID-19 outbreak, and surging to over $125 a barrel in early March 2022, following Russia’s invasion of the Ukraine, with current trading prices around $70-80 a barrel. A prolonged period of low market prices for oil and natural gas, or further declines in the market prices for oil and natural gas, will likely result in capital expenditures being further curtailed and will adversely affect our business, financial condition and liquidity and our ability to meet obligations, targets or financial commitments and could ultimately lead to restructuring or filing for bankruptcy, which would have a material adverse effect on our stock price and indebtedness. The below table highlights the recent volatility in oil and gas prices by summarizing the high and low daily NYMEX WTI oil spot price and daily NYMEX natural gas Henry Hub spot price for the periods presented:

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	Daily NYMEX WTI oil spot price (per Bbl)		Daily NYMEX natural gas Henry Hub spot price (per MMBtu)
	High	Low	High	Low
Year ended December 31, 2019	$66.24	$46.31	$4.25	$1.75
Year ended December 31, 2020	$63.27	$(36.98)	$3.14	$1.33
Year ended December 31, 2021	$85.64	$47.47	$23.86	$2.43
Year ended December 31, 2022	$123.64	$71.05	$9.85	$3.46
Quarter ended March 31, 2023	$81.62	$66.61	$3.78	$1.93

                We hold no actual oil and gas properties as of the date of this prospectus and instead only hold options to acquire rights to oil and gas properties.

                As discussed in greater detail below under “Business”, to date, we hold options to lease approximately 11,000 acres in Imperial Parish and have no revenue-generating operations as of the date of this prospectus. Through our agreement with Saur Minerals, we plan to acquire acreage within the Imperial Parish Fields through options that include 1) the right to perform a 3-D seismic shoot on the property; and 2) an option to purchase a mineral lease with rights to drill oil and gas wells on the property.  For most of the options, the Company has paid $12.50 to $25.00 per acre for the seismic right and has entered into an option to pay $75.00 per acre for the mineral and drilling rights for those acres the Company chooses to develop in the future. We plan to use a portion of the funds generated through this offering to exercise certain of those options and acquire the mineral and drilling rights for certain of the acres we plan to develop in the future. Because we hold no actual mineral or drilling rights as of the date of this prospectus, there is a risk that we will not be able to obtain such rights in the future or certain pre-requisites necessary for us to exercise the options and/or maintain such mineral and drilling rights may not exist in the future. Even if we are able to validly exercise the options for our properties, we may not ultimately be successful in locating commercial quantities of oil and gas on such properties and similarly may be unable to successfully extract commercial quantities of oil and gas from such properties. Furthermore, pursuant to the terms of the leases associated with such options, under certain circumstances the leased properties may revert back to the original owners. Consequently, we may not ultimately receive any economic benefit from the options and may not be able to obtain any mineral or drilling rights in the future.

                We have not obtained a reserve report or oil and gas property audit, prepared in accordance with SEC requirements and guidance for our optioned oil and gas properties.

As part of our diligence into the Imperial Parish Fields, the Company evaluated potential target zones and offset well results, and identified potential well locations and produced an estimate of the resource opportunity of the Imperial Parish Fields, noting that “resource” estimates are not consistent with “proved reserves” as defined by the SEC, and that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all. Based on our Resource Estimate, we believe single well economics in the area on which we hold our options would be robust in today’s commodity price environment. Future SEC compliance reserve reports and audits may result in estimates of oil and gas properties significantly less than our current Resource Estimate, which was not prepared in accordance with SEC requirements and guidance, which may have a material adverse effect on our estimated quantities of oil and gas, our projected future revenues and expenses, and management’s plans for future exploration and production activities, as well as the timeline and funding associated therewith. Any of the above may have a material adverse effect on our results of operation and cash flows. We do not plan to obtain a reservoir report in SEC form for our optioned properties until we file our first Annual Report on Form 10-K following the effectiveness of the registration statement of which this registration statement forms a part.

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                We will need to raise additional funding to complete our planned drilling activities.

As described under “Use of Proceeds”, we plan to use the funds from this offering to purchase lease options on an additional 21,000 targeted acres and to prepare a 3-D seismic survey on the optioned acreage. We will need to raise additional funds to drill wells on our optioned acreage however, and while we expect such funds being provided by a reserve based lending facility, as discussed in the risk factor below, such funding may not be available on favorable terms if at all. If we are unable to raise funding to complete our planned drilling operations, or otherwise acquire producing properties, we will not be able to generate any revenues, may need to curtail or cease our business operations, and any investment in the Company could decrease in value or become worthless.

Our development plan contemplates our entry into future reserve based lending facilities, which may not be available on favorable terms, if at all. To the extent we borrow funds under a future reserve based lending facility we may not be able to generate sufficient cash to service all our indebtedness and may be forced to take other actions to satisfy our debt obligations that may not be successful.

        Part of our development plan contemplates us entering in a reserve based lending facility following this offering to raise funding for us to drill our first ten planned wells on our currently optioned properties. We have not had discussions with any lenders regarding such facility to date and have not entered into any definitive agreements regarding such a lending facility. Due to recent increases in interest rates, inflation and economic uncertainty, including some in the media declaring the U.S. in a current recession, such planned reserve based lending facility may not ultimately be available or may be available on unfavorable terms. The unavailability of, or unfavorable terms associated with, a future reserve based lending facility may have a material adverse effect on our planned future operations, business plan and ability to drill future wells and generate revenues, any of which may have a material adverse effect on the value of our securities.

        In the event we are able to enter into a reserve based lending facility in the future and if our cash flow and capital resources are insufficient to fund such debt service obligations, we may be forced to reduce or delay our planned drilling activities, investments and capital expenditures, sell assets, seek additional capital or restructure or refinance existing indebtedness. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis may result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations, any of which may have a material adverse effect on the value of our securities.

All of our crude oil, natural gas and NGLs production is anticipated to be located in the Saint Landry Parish located in south central Louisiana, making us vulnerable to risks associated with operating in only two geographic areas.

Our planned future operations are focused solely in the Saint Landry Parish located in south central Louisiana, which means our future properties and drilling opportunities will be geographically concentrated in those areas. Because our operations will not be as diversified geographically as many of our competitors, the success of our operations and our profitability may be disproportionately exposed to the effect of any regional events, including:

●	fluctuations in prices of crude oil, natural gas and NGLs produced from the wells in these areas;

•	natural disasters;

•	the effects of local quarantines;

•	restrictive governmental regulations; and

•

curtailment of production or interruption in the availability of gathering, processing or transportation infrastructure and services, and any resulting delays or interruptions of production from existing or planned new wells.

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For example, bottlenecks in processing and transportation that have occurred in some recent periods in the Saint Landry Parish located in south central Louisiana may negatively affect our future results of operations, and these adverse effects may be disproportionately severe to us compared to our more geographically diverse competitors. Similarly, the concentration of our future assets within a small number of producing formations exposes us to risks, such as changes in field-wide rules that could adversely affect development activities or production relating to those formations. Such an event could have a material adverse effect on our future results of operations and financial condition. In addition, in areas where exploration and production activities are increasing, as has been the case in recent years in the Saint Landry Parish located in south central Louisiana, the demand for, and cost of, drilling rigs, equipment, supplies, personnel and oilfield services increase. Shortages or the high cost of drilling rigs, equipment, supplies, personnel or oilfield services could delay or adversely affect our future development and exploration future operations or cause us to incur significant expenditures that are not provided for in our capital forecast, which could have a material adverse effect on our business, financial condition or results of operations.

Drilling for and producing oil and natural gas are highly speculative and involve a high degree of risk, with many uncertainties that could adversely affect our business. We have not recorded proved reserves, and areas that we decide to drill may not yield oil or natural gas in commercial quantities or at all.

Exploring for and developing hydrocarbon reserves involves a high degree of operational and financial risk, which precludes us from definitively predicting the costs involved and time required to reach certain objectives. Our potential drilling locations are in various stages of evaluation, ranging from locations that we believe could be ready to drill, to the majority of locations where we plan on performing 3-D seismic imaging that will require substantial additional interpretation before they can be drilled. The budgeted costs of planning, drilling, completing, and operating wells are often exceeded, and such costs can increase significantly due to various complications that may arise during the drilling and operating processes. Before a well is spudded, we may incur significant geological and geophysical (seismic) costs, which are incurred whether a well eventually produces commercial quantities of hydrocarbons or is drilled at all. Exploration wells bear a much greater risk of loss than development wells. The analogies we draw from available data from other wells, more fully explored locations or producing fields may not be applicable to our drilling locations. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our operations as proposed and could be forced to modify our drilling plans accordingly.

If we decide to drill a certain location, there is a risk that no commercially productive oil or natural gas reservoirs will be found or produced. We may drill or participate in new wells that are not productive. We may drill wells that are productive, but that do not produce sufficient net revenues to return a profit after drilling, operating and other costs. There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover exploration, drilling or completion costs or to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production and reserves from the well or abandonment of the well. Whether a well is ultimately productive and profitable depends on a number of additional factors, including the following:

•	general economic and industry conditions, including the prices received for oil and natural gas;

•	shortages of, or delays in, obtaining equipment, including hydraulic fracturing equipment, and qualified personnel;

•	potential significant water production which could make a producing well uneconomic;

•	potential drainage by operators on adjacent properties;

•	loss of, or damage to, oilfield development and service tools;

•	problems with title to the underlying properties;

•	increases in severance taxes;

•	adverse weather conditions that delay drilling activities or cause producing wells to be shut down;

•	domestic and foreign governmental regulations; and

•	proximity to and capacity of transportation facilities.

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If we do not drill productive and profitable wells in the future, our business, financial condition, and results of operations could be materially and adversely affected.

Our business and operations are expected to be adversely affected by the COVID-19 outbreak, and may be adversely affected by other similar outbreaks.

As a result of the ongoing COVID-19 outbreak or other adverse public health developments, our operations, and those of our subcontractors, customers, and suppliers, are anticipated to experience, delays or disruptions and temporary suspensions of operations. In addition, our financial condition and results of operations may be adversely affected by the COVID-19 outbreak.

The timeline and potential magnitude of the COVID-19 outbreak are currently unknown. The continuation or amplification of this virus could continue to more broadly affect the United States and global economy, including our business and operations, and the demand for oil and gas. For example, the outbreak of coronavirus has resulted in a widespread health crisis that will adversely affect the economies and financial markets of many countries, and is currently resulting in an economic downturn that will affect our operating results. Other contagious diseases in the human population could have similar adverse effects, including potentially the 2022 outbreak of monkeypox. In addition, the effects of COVID-19 and concerns regarding its global spread have previously negatively impacted the domestic and international demand for crude oil and natural gas, which has contributed to price volatility, and is anticipated to continue to adversely affect the same for the foreseeable future. As the potential impact from COVID-19 is difficult to predict, the extent to which it will negatively affect out operating results, or the duration of any potential business disruption is uncertain. The magnitude and duration of any impact will depend on future developments and new information that may emerge regarding the severity and duration of COVID-19 and the actions taken by authorities to contain it or treat its impact, including the efficiency of recent vaccines, the ability of the government to roll such vaccines out to the general public, and the willingness of individuals to obtain such vaccines, all of which are beyond our control. These potential impacts may have a negative impact on our future operating results.

Our success is dependent on the prices of oil, NGLs and natural gas. Low oil or natural gas prices and the substantial volatility in these prices are expected to adversely affect, our business, financial condition and results of operations and our ability to meet our capital expenditure requirements and financial obligations.

The prices we receive for our future oil, NGLs and natural gas will heavily influence our revenue, profitability, cash flow available for capital expenditures, access to capital and future rate of growth. Oil, NGLs and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities market has been volatile. For example, the price of crude oil has experienced significant volatility over the last six years, with the price per barrel of WTI crude rising from a low of $27 in February 2016 to a high of $76 in October 2018, then dropping below $20 per barrel in April 2020, due in part to reduced global demand stemming from the recent global COVID-19 outbreak, before surging to over $125 a barrel in early March 2022, following Russia’s invasion of the Ukraine, and currently trading between approximately $70 and $80 per barrel. Prices for natural gas and NGLs experienced declines of similar magnitude. An extended period of continued lower oil prices, or additional price declines, will have further adverse effects on us. The prices we receive for our future production, and the levels of our future production, will depend on numerous factors, including the following:

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•	the domestic and foreign supply of oil, NGLs and natural gas;

•	the domestic and foreign demand for oil, NGLs and natural gas;

•	the prices and availability of competitors’ supplies of oil, NGLs and natural gas;

•	the actions of the Organization of Petroleum Exporting Countries, or OPEC, and state-controlled oil companies relating to oil price and production controls;

•	the price and quantity of foreign imports of oil, NGLs and natural gas;

•	the impact of U.S. dollar exchange rates on oil, NGLs and natural gas prices;

•	domestic and foreign governmental regulations and taxes;

•	speculative trading of oil, NGLs and natural gas futures contracts;

•	localized supply and demand fundamentals, including the availability, proximity, and capacity of gathering and transportation systems for natural gas;

•	the availability of refining capacity;

•	the prices and availability of alternative fuel sources;

•	the threat, or perceived threat, or results, of viral pandemics, for example, as experienced with the COVID-19 pandemic in 2020 and 2021;

•	weather conditions and natural disasters;

•

political conditions in or affecting oil, NGLs and natural gas producing regions and/or pipelines, including in Eastern Europe, the Middle East, and South America, for example, as experienced with the Russian invasion of the Ukraine in February 2022, which is still ongoing;

•	the continued threat of terrorism and the impact of military action and civil unrest;

•	public pressure on, and legislative and regulatory interest within, federal, state, and local governments to stop, significantly limit or regulate hydraulic fracturing activities;

•	the level of global oil, NGL and natural gas inventories and exploration and production activity;

•	authorization of exports from the Unites States of liquefied natural gas;

•	the impact of energy conservation efforts;

•	technological advances affecting energy consumption; and

•	overall worldwide economic conditions.

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Declines in oil, NGL or natural gas prices will not only reduce our future revenue, but will reduce the amount of oil, NGL and natural gas that we can produce economically. Should natural gas, NGL or oil prices decline from current levels and remain there for an extended period of time, we may choose to shut-in our future operated wells, delay some or all of our future exploration and development plans for our prospects, or to cease future exploration or development activities on certain prospects due to the anticipated unfavorable economics from such activities, and, as a result, we may have to make substantial downward adjustments to any future estimated proved reserves, each of which would have a material adverse effect on our business, financial condition and results of operations.

We may in the future be forced to write-down material portions of our assets due to low oil prices.

The successful efforts method of accounting is used for oil and gas exploration and production activities. Under this method, all costs for development wells, support equipment and facilities, and proved mineral interests in oil and gas properties are capitalized. We plan to review the carrying value of our long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. We plan to assess the recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value. This impairment does not impact cash flows from operating activities but does reduce earnings and our stockholders’ equity.

A continued period of low prices may force us to incur material write-downs of our oil and natural gas properties, which could have a material effect on the value of our properties and cause the value of our securities to decline in value. Additionally, impairments would occur if we were to experience sufficient downward adjustments to our anticipated estimated proved reserves or the present value of anticipated estimated future net revenues. An impairment recognized in one period may not be reversed in a subsequent period even if higher oil and gas prices increase the cost center ceiling applicable to the subsequent period. We could in the future incur additional impairments of oil and gas properties which may be material.

Our exploration, development and exploitation projects require substantial capital expenditures that may exceed cash on hand, cash flows from operations and potential borrowings, and we may be unable to obtain needed capital on satisfactory terms, which could adversely affect our future growth.

Our exploration and development activities are expected to be capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development, exploitation, production and acquisition of oil and natural gas reserves. Our cash on hand, our future operating cash flows and future potential borrowings may not be adequate to fund our future acquisitions or future capital expenditure requirements. The rate of our future growth may be dependent, at least in part, on our ability to access capital at rates and on terms we determine to be acceptable.

Our future cash flows from operations and access to capital are expected to be subject to a number of variables, including:

•	our future estimated proved oil and natural gas reserves;

•	the amount of oil and natural gas we produce from future wells;

•	the prices at which we sell our future production;

•	the costs of developing and producing our oil and natural gas reserves;

•	our ability to acquire, locate and produce new reserves;

•	the general state of the economy;

•	the ability and willingness of banks to lend to us; and

•	our ability to access the equity and debt capital markets.

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In addition, future events, such as terrorist attacks, wars, threat of wars, or combat peace-keeping missions, financial market disruptions, increases in interest rates and inflation, general economic recessions, oil and natural gas industry recessions, large company bankruptcies, accounting scandals, pandemic diseases, overstated reserves estimates by major public oil companies and disruptions in the financial and capital markets have caused financial institutions, credit rating agencies and the public to more closely review the financial statements, capital structures and earnings of public companies, including energy companies. Such events have constrained the capital available to the energy industry in the past, and such events or similar events could adversely affect our access to funding for our operations in the future.

If our future revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels, further develop and exploit our current properties or invest in additional exploration opportunities. Alternatively, a significant improvement in oil and natural gas prices or other factors could result in an increase in our capital expenditures and we may be required to alter or increase our capitalization substantially through the issuance of debt or equity securities, the sale of production payments, the sale or farm out of interests in our assets, the borrowing of funds or otherwise to meet any increase in capital needs. If we are unable to raise additional capital from available sources at acceptable terms, our business, financial condition, and results of operations could be adversely affected. Further, future debt financings may require that a portion of our cash flows provided by operating activities be used for the payment of principal and interest on our debt, thereby reducing our ability to use cash flows to fund working capital, capital expenditures and acquisitions. Debt financing may involve covenants that restrict our business activities. If we succeed in selling additional equity securities to raise funds, at such time the ownership percentage of our existing stockholders would be diluted, and new investors may demand rights, preferences, or privileges senior to those of existing stockholders. If we choose to farm-out interests in our prospects, we may lose operating control over such prospects.

When and if we have future reserves, our oil and natural gas reserves will be estimated and may not reflect the actual volumes of oil and natural gas we will receive, and significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating accumulations of oil and natural gas is complex and is not exact, due to numerous inherent uncertainties. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions related to, among other things, oil, and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserves estimate is a function of:

•	the quality and quantity of available data;

•	the interpretation of that data;

•	the judgment of the persons preparing the estimate; and

•	the accuracy of the assumptions.

The accuracy of any estimates of proved reserves generally increases with the length of the production history. We have no producing wells and due to the limited production history that has occurred on or near our properties, the estimates of future production associated with these properties may be subject to greater variance to actual production than would be the case with properties having a longer production history. As wells produce over time and more data is available, estimated proved reserves are expected to be re-determined on at least an annual basis and may be adjusted to reflect new information based upon our actual production history, results of exploration and development, prevailing oil and natural gas prices and other factors.

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Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas most likely will vary from our estimates. It is possible that future production declines in our wells may be greater than we have estimated. Any significant variance to our estimates could materially affect the quantities and present value of our reserves.

We may have accidents, equipment failures or mechanical problems while drilling or completing wells or in production activities, which could adversely affect our business.

While we are drilling and completing wells or involved in production activities, we may have accidents or experience equipment failures or mechanical problems in a well that cause us to be unable to drill and complete the well or to continue to produce the well according to our plans. We may also damage a potential geologic formation that has oil and gas reserves during drilling and completion operations. Such incidents may result in a reduction of our production and reserves from the well or in abandonment of the well.

Our operations will be subject to operational hazards and unforeseen interruptions for which we may not be adequately insured.

There are numerous operational hazards inherent in oil and natural gas exploration, development, production and gathering, including:

•	unusual or unexpected geologic formations;

•	natural disasters;

•	adverse weather conditions;

•	unanticipated pressures;

•	loss of drilling fluid circulation;

•	blowouts where oil or natural gas flows uncontrolled at a wellhead;

•	cratering or collapse of the formation;

•	pipe or cement leaks, failures, or casing collapses;

•	fires or explosions;

•	releases of hazardous substances or other waste materials that cause environmental damage;

•	pressures or irregularities in formations; and

•	equipment failures or accidents.

In addition, there is an inherent risk of incurring significant environmental costs and liabilities in the performance of our operations, some of which may be material, due to our handling of petroleum hydrocarbons and wastes, our emissions to air and water, the underground injection or other disposal of our wastes, the use of hydraulic fracturing fluids and historical industry operations and waste disposal practices.

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Any of these or other similar occurrences could result in the disruption or impairment of our operations, substantial repair costs, personal injury or loss of human life, significant damage to property, environmental pollution and substantial revenue losses. The location of our wells, gathering systems, pipelines, and other facilities near populated areas, including residential areas, commercial business centers and industrial sites, could significantly increase the level of damages resulting from these risks. Insurance against all operational risks is not available to us. We are not fully insured against all risks, including development and completion risks that are generally not recoverable from third parties or insurance. In addition, pollution and environmental risks generally are not fully insurable. We anticipate that we will obtain and maintain at least $5 million in general liability coverage and at least $5 million umbrella coverage that covers our and our subsidiaries’ business and operations once operations begin following this offering. With respect to our other non-operated assets, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. Losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Moreover, insurance may not be available in the future at commercially reasonable prices or on commercially reasonable terms. Changes in the insurance markets due to various factors may make it more difficult for us to obtain certain types of coverage in the future. As a result, we may not be able to obtain the levels or types of insurance we would otherwise have obtained prior to these market changes, and the insurance coverage we do obtain may not cover certain hazards or all potential losses that are currently covered and may be subject to large deductibles. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our business, financial condition, and results of operations.

Our strategy as an onshore resource player may result in operations concentrated in certain geographic areas and may increase our exposure to many of the risks described in this prospectus.

Our current operations are expected to be concentrated in Louisiana. This concentration may increase the potential impact of many of the risks described in this prospectus. For example, we may have greater exposure to regulatory actions impacting Louisiana, adverse weather and natural disasters in Louisiana, competition for equipment, services, and materials available in, and access to infrastructure and markets in, these states.

Unless we replace our future oil and natural gas reserves, our reserves and production will decline, which will adversely affect our business, financial condition, and results of operations.

The rate of production from our oil and natural gas properties will decline as our reserves are depleted. Our future oil and natural gas reserves and production and, therefore, our future income and cash flow, will be highly dependent on our success in (a) efficiently developing and exploiting our future reserves on properties owned by us or by other persons or entities; and (b) economically finding or acquiring additional oil and natural gas producing properties. In the future, we may have difficulty acquiring new properties. During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities. If we are unable to replace our future production, our future reserves will decrease, and our business, financial condition and results of operations would be adversely affected.

Our strategy includes acquisitions of oil and natural gas properties, and our failure to identify or complete future acquisitions successfully, or not produce projected revenues associated with the future acquisitions could reduce our earnings and hamper our growth.

We may be unable to identify properties for acquisition or to make acquisitions on terms that we consider economically acceptable. There is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. The completion and pursuit of acquisitions may be dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to grow through acquisitions will require us to continue to invest in operations, financial and management information systems and to attract, retain, motivate, and effectively manage our employees. The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations and could negatively impact our results of operations and growth potential. Our financial position and results of operations may fluctuate significantly from period to period as a result of the completion of significant acquisitions during particular periods. If we are not successful in identifying or acquiring any material property interests, our earnings could be reduced and our growth could be restricted.

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We may engage in bidding and negotiating to complete successful acquisitions. We may be required to alter or increase substantially our capitalization to finance these acquisitions through the use of cash on hand, the issuance of debt or equity securities, the sale of production payments, the sale of non-strategic assets, the borrowing of funds or otherwise. If we were to proceed with one or more acquisitions involving the issuance of our common stock or preferred stock, our stockholders would suffer dilution of their interests. Furthermore, our decision to acquire properties that are substantially different in operating or geologic characteristics or geographic locations from areas with which our staff is familiar may impact our productivity in such areas.

We may not be able to produce the projected revenues related to future acquisitions. There are many assumptions related to the projection of the revenues of future acquisitions including, but not limited to, drilling success, oil and natural gas prices, production decline curves and other data. If revenues from future acquisitions do not meet projections, this could adversely affect our business and financial condition.

If we complete acquisitions or enter into business combinations in the future, they may disrupt or have a negative impact on our business.

If we complete acquisitions or enter into business combinations in the future, funding permitting, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers, or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the board of directors or officers of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired companies, concepts, and operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	change in our business focus and/or management;

•	difficulties in maintaining uniform standards, controls, procedures, and policies;

•	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;

•	the potential inability to manage an increased number of locations and employees;

•	our ability to successfully manage the companies and/or concepts acquired;

•	the failure to realize efficiencies, synergies, and cost savings; or

•	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses, and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing stockholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

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In the future we may incur indebtedness which could reduce our financial flexibility, increase interest expense, and adversely impact our operations and our unit costs.

We currently have no indebtedness, but we may incur significant amounts of indebtedness in the future in order to make acquisitions or to develop our properties. Our level of indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be used to service our indebtedness;

•	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends, and make certain investments;

•

a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition, and results of operations.

We may purchase oil and natural gas properties with liabilities or risks that we did not know about or that we did not assess correctly, and, as a result, we could be subject to liabilities that could adversely affect our results of operations.

Before acquiring oil and natural gas properties, we plan to estimate the reserves, future oil and natural gas prices, operating costs, potential environmental liabilities, and other factors relating to the properties. However, our review will involve many assumptions and estimates, and their accuracy is inherently uncertain. As a result, we may not discover all existing or potential problems associated with the properties we buy. We may not become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We do not generally anticipate performing inspections on every well or property, and we may not be able to observe mechanical and environmental problems even when we conduct an inspection. The seller may not be willing or financially able to give us contractual protection against any identified problems, and we may decide to assume environmental and other liabilities in connection with properties we acquire. If we acquire properties with risks or liabilities we did not know about or that we did not assess correctly, our business, financial condition and results of operations could be adversely affected as we settle claims and incur cleanup costs related to these liabilities.

We may incur losses or costs as a result of title deficiencies in the properties in which we invest.

If an examination of the title history of a property that we purchase reveals an oil and natural gas lease has been purchased in error from a person who is not the owner of the property, our interest would be worthless. In such an instance, the amount paid for such oil and natural gas lease as well as any royalties paid pursuant to the terms of the lease prior to the discovery of the title defect would be lost.

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Prior to the drilling of an oil and natural gas well, it is the normal practice in the oil and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed oil and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. Our failure to cure any title defects may adversely impact our ability in the future to increase production and reserves. In the future, we may suffer a monetary loss from title defects or title failure. Additionally, unproved, and unevaluated acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss which could adversely affect our business, financial condition and results of operations.

Our future drilling locations will be identified and development thereof scheduled over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

Once 3-D seismic has been completed, our management team, will seek to identify highly prospective drilling locations in our operating areas that we will seek to develop over a multi-year period. Our ability to drill and develop these locations depends on a number of factors, including the availability of equipment and capital, approval by regulators, seasonal conditions, oil and natural gas prices, assessment of risks, costs, and drilling results. The final determination on whether to drill any of these locations will be dependent upon numerous factors, as well as, to some degree, the results of our drilling activities with respect to our established drilling locations. Because of these uncertainties, we do not know if the drilling locations we have identified will be drilled within our expected timeframe or at all or if we will be able to economically produce hydrocarbons from these or any other potential drilling locations. Our actual drilling activities may be materially different from our current expectations, which could adversely affect our business, financial condition, and results of operations.

We currently license only a limited amount of seismic and other geological data and may have difficulty obtaining additional data at a reasonable cost, which could adversely affect our future results of operations.

We currently license only a limited amount of seismic and other geological data to assist us in exploration and development activities. We may obtain access to additional data in our areas of interest through licensing arrangements with companies that own or have access to that data or by paying to obtain that data directly. Seismic and geological data can be expensive to license or obtain. We may not be able to license or obtain such data at an acceptable cost. In addition, even when properly interpreted, seismic data and visualization techniques are not conclusive in determining if hydrocarbons are present in economically producible amounts and seismic indications of hydrocarbon saturation are generally not reliable indicators of productive reservoir rock.

The unavailability or high cost of drilling rigs, completion equipment and services, supplies and personnel, including hydraulic fracturing equipment and personnel, could adversely affect our ability to establish and execute exploration and development plans within budget and on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages or the high cost of drilling rigs, completion equipment and services, supplies or personnel could delay or adversely affect our operations. When drilling activity in the United States increases, associated costs typically also increase, including those costs related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. These costs may increase, and necessary equipment and services may become unavailable to us at economical prices. Should this increase in costs occur, we may delay drilling activities, which may limit our ability to establish and replace reserves, or we may incur these higher costs, which may negatively affect our business, financial condition, and results of operations.

In addition, in the past, the demand for hydraulic fracturing services has exceeded the availability of fracturing equipment and crews across the industry and in our operating areas in particular. The accelerated wear and tear of hydraulic fracturing equipment due to its deployment in unconventional oil and natural gas fields characterized by longer lateral lengths and larger numbers of fracturing stages may further amplify this equipment and crew shortage. Although we believe there is currently sufficient supply of hydraulic fracturing services, if demand for fracturing services increases or the supply of fracturing equipment and crews decreases, then higher costs could result and could adversely affect our business, financial condition, and results of operations.

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The marketability of our future production will be dependent upon oil and natural gas gathering and transportation and storage facilities owned and operated by third parties, and the unavailability of satisfactory oil and natural gas transportation arrangements will have a material adverse effect on our revenue.

The availability of a ready market for our planned future oil and natural gas production depends on a number of factors, including the demand for, and supply of, oil and natural gas and the proximity of reserves to pipelines, terminal facilities, and storage facilities. Our ability to market our future planned production will depend in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain these services on acceptable terms could materially harm our business. We do not expect to purchase firm transportation capacity on third-party facilities. Therefore, we expect the transportation of our production to be generally interruptible in nature and lower in priority to those having firm transportation arrangements.

The disruption of third-party facilities due to maintenance and/or weather could negatively impact our ability to market and deliver our future products. The third parties’ control when or if such facilities are restored after disruption, and what prices will be charged for products. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

An increase in differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our future production will adversely affect our business, financial condition, and results of operations.

The prices that we will receive for our oil and natural gas production sometimes may reflect a discount to the relevant benchmark prices, such as the New York Mercantile Exchange (NYMEX), that are used for calculating hedge positions. The difference between the benchmark price and the prices we receive is called a differential. Increases in the differential between the benchmark prices for oil and natural gas and the wellhead price we receive will adversely affect our business, financial condition and results of operations. We do not have, and may not have in the future, any derivative contracts or hedging covering the amount of the basis differentials we experience in respect of our production. As such, we will be exposed to any increase in such differentials.

Financial difficulties encountered by our oil and natural gas purchasers, third-party operators or other third parties could decrease our cash flow from operations and adversely affect the exploration and development of our prospects and assets.

We plan to derive substantially all of our revenues from the sale of our oil and natural gas to unaffiliated third-party purchasers, independent marketing companies and mid-stream companies. Any delays in payments from our purchasers caused by financial problems encountered by them will have an immediate negative effect on our results of operations.

Liquidity and cash flow problems encountered by our working interest co-owners or the third-party operators of our non-operated properties may prevent or delay the drilling of a well or the development of a project. Our working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farmout party, we would have to find a new farmout party or obtain alternative funding in order to complete the exploration and development of the prospects subject to a farmout agreement. In the case of a working interest owner, we could be required to pay the working interest owner’s share of the project costs. We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farmout party.

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Our industry requires us to navigate many uncertainties that could adversely affect our financial condition and results of operations.

Our financial condition and results of operations depend on the success of our development and acquisition activities, which are subject to numerous risks beyond our control, including the risk that development will not result in commercially viable production or uneconomic results or that various characteristics of the drilling process or the well will cause us to abandon the well prior to fully producing commercially viable quantities.

Our decisions to purchase, explore or develop properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. In addition, our actual development cost for a well could significantly exceed planned levels.

Further, many factors may curtail, disrupt, delay, or cancel our future scheduled drilling projects and operations, including the following:

•	reductions or sustained declines in natural gas prices;

•	regulatory compliance, including limitations on wastewater disposal, discharge of greenhouse gases and hydraulic fracturing;

•	geological formation irregularities and pressures;

•	shortages of or delays in obtaining equipment, supplies and qualified personnel;

•	equipment failures, accidents or other unexpected operational events;

•	gathering facilities’ capacity or delays in construction of new gathering facilities;

•	capacity on transmission pipelines or our inability to make our gas meet quality specifications for such pipeline;

•	environmental hazards, such as natural gas leaks, pipeline and tank ruptures and unauthorized discharges of brine and other fluids, toxic gases or other pollutants;

•	stockholder activism or activities by others to restrict exploration, development and production of oil and natural gas;

•	natural disasters including regional flooding and hurricanes;

•	adverse weather conditions;

•	compliance with environmental and other governmental or contractual requirements;

•	availability of financing at acceptable terms; and

•	title issues.

Any of these risks can cause substantial losses, including personal injury or loss of life, damage to property, reserves and equipment, pollution, environmental contamination, and regulatory penalties.

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Competition in the oil and natural gas industry is intense, making it difficult for us to acquire properties, market oil and natural gas and secure trained personnel.

Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, and many of our competitors have more established presences in the United States than we have. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. The cost to attract and retain qualified personnel has increased in recent years due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business, financial condition, and results of operations.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices. Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we choose not to hedge our exposure to reductions in future oil and natural gas prices by purchasing futures and/or by using other hedging strategies, we may be subject to a significant reduction in prices which could have a material negative impact on our profitability. Alternatively, we may elect to use hedging transactions with respect to a portion of our future oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

Uncertainties associated with enhanced recovery methods may result in us not realizing an acceptable return on our investments in such projects.

Production and reserves, if any, attributable to the use of enhanced recovery methods are inherently difficult to predict. If our enhanced recovery methods do not allow for the extraction of crude oil, natural gas, and associated liquids in a manner or to the extent that we anticipate, we may not realize an acceptable return on our investments in such projects. In addition, as proposed legislation and regulatory initiatives relating to hydraulic fracturing become law, the cost of some of these enhanced recovery methods could increase substantially.

Competition for hydraulic fracturing services and water disposal could impede our ability to develop our oil and gas plays.

The unavailability or high cost of high-pressure pumping services (or hydraulic fracturing services), chemicals, proppant, water and water disposal and related services and equipment could limit our ability to execute our exploration and development plans on a timely basis and within our budget. The U.S. oil and natural gas industry is experiencing a growing emphasis on the exploitation and development of shale natural gas and shale oil resource plays, which are dependent on hydraulic fracturing for economically successful development. Hydraulic fracturing in oil and gas plays requires high pressure pumping service crews. A shortage of service crews or proppant, chemical, water, or water disposal options, especially if this shortage occurred in Louisiana, could materially and adversely affect our operations and the timeliness of executing our development plans within our budget.

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Our operations will be substantially dependent on the availability of water. Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

Water is an essential component of shale oil and natural gas production during both the drilling and hydraulic fracturing processes. When drought conditions occur, governmental authorities may restrict the use of water subject to their jurisdiction for hydraulic fracturing to protect local water supplies. If we are unable to obtain water to use in our operations from local sources or dispose of or recycle water used in operations, or if the price of water or water disposal increases significantly, we may be unable to produce oil and natural gas economically, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

A substantial percentage of our properties will be undeveloped; therefore, the risk associated with our success is greater than would be the case if the majority of such properties were categorized as proved developed producing.

Because a substantial percentage of our properties will be undeveloped, we will require significant additional capital to develop such properties before they may become productive. Further, because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be developed to the extent that they result in positive cash flow. Even if we are successful in our development efforts, it could take several years for a significant portion of our undeveloped properties to be converted to positive cash flow.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Most of our prospects will require substantial seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. This risk may be enhanced in our situation, due to the fact that a significant percentage of our prospects are undeveloped. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data obtained by analyzing other wells, more fully explored prospects, or producing fields will be applicable to our drilling prospects.

Negative public perception regarding us and/or our industry could have an adverse effect on our operations.

Negative public perception regarding us and/or our industry resulting from, among other things, concerns raised by advocacy groups about hydraulic fracturing, waste disposal, oil spills, seismic activity, climate change, explosions of natural gas transmission lines and the development and operation of pipelines and other midstream facilities may lead to increased regulatory scrutiny, which may, in turn, lead to new state and federal safety and environmental laws, regulations, guidelines and enforcement interpretations. Additionally, environmental groups, landowners, local groups and other advocates may oppose our operations through organized protests, attempts to block or sabotage our operations or those of our midstream transportation providers, intervene in regulatory or administrative proceedings involving our assets or those of our midstream transportation providers, or file lawsuits or other actions designed to prevent, disrupt or delay the development or operation of our assets and business or those of our midstream transportation providers. These actions may cause operational delays or restrictions, increased operating costs, additional regulatory burdens, and increased risk of litigation. Moreover, governmental authorities exercise considerable discretion in the timing and scope of permit issuance and the public may engage in the permitting process, including through intervention in the courts. Negative public perception could cause the permits we require to conduct our operations to be withheld, delayed, or burdened by requirements that restrict our ability to profitably conduct our business.

Recently, activists concerned about the potential effects of climate change have directed their attention towards sources of funding for fossil-fuel energy companies, which has resulted in certain financial institutions, funds and other sources of capital restricting or eliminating their investment in energy-related activities. Ultimately, this could make it more difficult to secure funding for exploration and production activities.

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Our development and exploratory drilling efforts and our well operations may not be profitable or achieve our targeted returns.

We have acquired options to purchase unproved property in order to further our development efforts and expect to continue to undertake acquisitions in the future. Development and exploratory drilling and production activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. We expect to acquire unproved properties and lease undeveloped acreage that we believe will enhance our growth potential and increase our results of operations over time. However, we cannot assure you that all prospects will be economically viable or that we will not abandon our investments. Additionally, we cannot assure you that unproved property acquired by us or undeveloped acreage leased by us will be profitably developed, that wells drilled by us in prospects that we pursue will be productive or that we will recover all or any portion of our investment in such unproved property or wells.

Risks Relating to Climate Change and Environmental, Social, and Governance Matters

The physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects. An economy-wide transition to lower greenhouse gas (GHG) energy sources could have a variety of adverse effects on our operations and financial results.

Many scientists have shown that increasing concentrations of carbon dioxide, methane and other GHGs in the Earth’s atmosphere are changing global climate patterns. One consequence of climate change could be increased severity of extreme weather, such as increased hurricanes and floods. If such events were to occur, or become more frequent, our operations could be adversely affected in various ways, including through damage to our facilities or from increased costs for insurance.

Another possible consequence of climate change is increased volatility in seasonal temperatures. The market for natural gas is generally improved by periods of colder weather and impaired by periods of warmer weather, so any changes in climate could affect the market for the fuels that we produce. As a result, if there is an overall trend of warmer temperatures, it would be expected to have an adverse effect on our business.

Efforts by governments, international bodies, businesses, and consumers to reduce GHGs and otherwise mitigate the effects of climate change are ongoing. The nature of these efforts and their effects on our business are inherently unpredictable and subject to change. However, actions taken by private parties in anticipation of, or to facilitate, a transition to a lower-GHG economy will affect us as well. For example, our cost of capital may increase if lenders or other market participants decline to invest in fossil fuel-related companies for regulatory or reputational reasons. Similarly, increased demand for low-carbon or renewable energy sources from consumers could reduce the demand for, and the price of, the products we produce. Technological changes, such as developments in renewable energy and low-carbon transportation, could also adversely affect demand for our products.

Increasing attention to environmental, social, and governance (ESG) matters may impact our business.

Increasing attention to ESG matters, including those related to climate change and sustainability, increasing societal, investor and legislative pressure on companies to address ESG matters, may result in increased costs, reduced profits, increased investigations and litigation or threats thereof, negative impacts on our stock price and access to capital markets, and damage to our reputation. Increasing attention to climate change, for example, may result in demand shifts for hydrocarbon and additional governmental investigations and private litigation, or threats thereof, against the Company. In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters, including climate change and climate-related risks. Such ratings are used by some investors to inform their investment and voting decisions. Also, some stakeholders, including but not limited to sovereign wealth, pension, and endowment funds, have been divesting and promoting divestment of or screening out of fossil fuel equities and urging lenders to limit funding to companies engaged in the extraction of fossil fuel reserves. Unfavorable ESG ratings and investment community divestment initiatives, among other actions, may lead to negative investor sentiment toward the Company and to the diversion of investment to other industries, which could have a negative impact on our stock price and our access to and costs of capital. Additionally, evolving expectations on various ESG matters, including biodiversity, waste, and water, may increase costs, require changes in how we operate and lead to negative stakeholder sentiment.

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Risks Related to Management, Employees and Directors

Our officers and directors beneficially own 21.2% of our outstanding voting shares, and will continue to own a significant portion of our voting shares after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Out officers and directors beneficially own 21.2% of the voting power of our capital stock (based on shares of common stock outstanding as of April 26, 2023) and will control a significant portion of the voting power of our capital stock upon completion of this offering. As a result, they will exercise significant influence our management and affairs and over the control of the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. Our officers and directors acquired their shares of common stock for substantially less than the price of the shares of common stock being acquired in this offering, and may have interests, with respect to their common stock, that are different from those of investors in this offering and the concentration of voting power held by our officers and directors may have an adverse effect on the price of our common stock.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our Company; (2) impeding a merger, consolidation, takeover or other business combination involving our Company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company. Because of the ownership of securities of our officers and directors, investors may find it difficult to replace our current directors (and such persons as they may appoint from time to time) as members of our management if they disagree with the way our business is being operated. Additionally, the interests of our officers and directors may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other stockholders.

We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our President and Chief Executive Officer, Michael L. Peterson and our Chief Financial Officer and Secretary, Gregory L. Overholtzer. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Peterson and Mr. Overholtzer. We do not believe that Mr. Peterson and Mr. Overholtzer could be quickly replaced with personnel of equal experience and capabilities, and their successor(s) may not be as effective. If Mr. Peterson and Mr. Overholtzer, or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

We also have an active board of directors that anticipates meeting several times throughout the year and is intimately involved in our business and the determination of our operational strategies. Members of our board of directors work closely with management to identify potential prospects, acquisitions, and areas for further development. If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

We rely on our management and if they were to not devote sufficient time to our company, our business plan could be adversely affected.

As discussed above, we are largely dependent upon the personal efforts and abilities of our existing management, including Mr. Peterson and Mr. Overholtzer, each of whom plays an active role in our operations. Mr. Peterson and Mr. Overholtzer and certain of our other executives do not work for the Company on a full-time basis. If such executive officers do not devote sufficient time towards our business, we may not be able to effectuate our business plan which would have an adverse effect on our financial conditions and results of operations.

Potential conflicts of interest could arise for certain members of our management team that hold management positions with other entities.

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Michael Peterson, our Chief Executive Officer and member of our board of directors, and Gregory L. Overholtzer, our Chief Financial Officer, hold various other directorship and/or management positions with publicly-traded and privately-held companies, some of which are involved in the oil and gas industry, although none are directly competitive with the Company. We believe these positions require only an immaterial amount of each officers’ time and will not conflict with their roles or responsibilities with our company. If any of these companies enter into one or more transactions with our company, or if the officers’ position with any such company requires significantly more time than currently anticipated, potential conflicts of interests could arise from the officers performing services for us and these other entities.

Risks Relating to Alternative Fuel Technologies and Renewable Fuels

Improvements in or new discoveries of alternative energy technologies could have a material adverse effect on our financial condition and results of operations.

Because our future operations will depend on the demand for oil and used oil, any improvement in or new discoveries of alternative energy technologies (such as wind, solar, geothermal, fuel cells and biofuels) that increase the use of alternative forms of energy and reduce the demand for oil, gas and oil and gas related products could have a material adverse impact on our business, financial condition and results of operations. We also face competition from competing energy sources, such as renewable energy sources.

Competition due to advances in renewable fuels may lessen the demand for our products and negatively impact our profitability.

Alternatives to petroleum-based products and production methods are continually under development. For example, a number of automotive, industrial, and power generation manufacturers are developing alternative clean power systems using fuel cells or clean-burning gaseous fuels that may address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns, which if successful could lower the demand for oil and gas. If these non-petroleum-based products and oil alternatives continue to expand and gain broad acceptance such that the overall demand for oil and gas is decreased, it could have an adverse effect on our operations and the value of our assets.

Risks Relating to Government Regulations

Federal and state legislative and regulatory initiatives regarding hydraulic fracturing as well as governmental reviews of such activities could increase our costs of doing business, result in additional operating restrictions or delays, limit the areas in which we can operate and reduce our natural gas production, which could adversely impact our production and business.

Hydraulic fracturing is an important and common practice that is used to stimulate production of natural gas and/or oil from dense subsurface rock formations. Hydraulic fracturing involves the injection of water, sand or alternative proppant and chemicals under pressure into target geological formations to fracture the surrounding rock and stimulate production. We regularly use hydraulic fracturing as part of our operations. Recently, there has been increased public concern regarding an alleged potential for hydraulic fracturing to adversely affect drinking water supplies, and proposals have been made to enact separate federal, state, and local legislation that would increase the regulatory burden imposed on hydraulic fracturing.

At present, hydraulic fracturing is regulated primarily at the state level, typically by state oil and natural gas commissions and similar agencies. Along with several other states, Louisiana (where we conduct operations) has adopted laws and proposed regulations that require oil and natural gas operators to disclose chemical ingredients and water volumes used to hydraulically fracture wells, in addition to more stringent well construction and monitoring requirements. In addition, the EPA has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel fuels. In addition, local governments may also adopt ordinances within their jurisdictions regulating the time, place, and manner of drilling activities in general or hydraulic fracturing activities in particular or prohibit the performance of well drilling in general or hydraulic fracturing in particular. If new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from drilling wells.

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Changes in the legal and regulatory environment governing the oil and natural gas industry, particularly changes in the current Louisiana forced pooling system, and new federal orders restricting operations on federal lands, could have a material adverse effect on our business.

Our business is subject to various forms of government regulation, including laws, regulations and federal orders concerning the location, spacing, and permitting of the oil and natural gas wells we drill, among other matters. In particular, our business in the Saint Landry Parish located in south central Louisiana plans to utilize a methodology available in Louisiana known as “forced pooling,” which refers to the ability of a holder of an oil and natural gas interest in a particular prospective drilling spacing unit to apply to the Louisiana Department of Conservation for an order forcing all other holders of oil and natural gas interests in such area into a common pool for purposes of developing that drilling spacing unit. Changes in the legal and regulatory environment governing our industry, particularly any changes to Louisiana’s forced pooling procedures that make forced pooling more difficult to accomplish, could result in increased compliance costs and operational delays, and adversely affect our business, financial condition and results of operations.

In the event that federal, state or local restrictions or prohibitions are adopted in areas where we conduct operations, that restrict operations or otherwise impose more stringent limitations on the production and development of oil and natural gas, we and similarly situated oil and natural exploration and production operators in the state may incur significant costs to comply with such requirements or may experience delays or curtailment in the pursuit of exploration, development, or production activities, and possibly be limited or precluded in the drilling of wells or in the amounts that we and similarly situated operates are ultimately able to produce from our reserves. Any such increased costs, delays, cessations, restrictions, or prohibitions could have a material adverse effect on our business, prospects, results of operations, financial condition, and liquidity. If new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added cost to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development or production activities, and perhaps even be precluded from drilling wells.

SEC rules could limit our ability to book additional proved undeveloped reserves (“PUDs”) in the future.

SEC rules require that, subject to limited exceptions, PUDs may only be booked if they relate to wells scheduled to be drilled within five years after the date of booking. This requirement has limited and may continue to limit our ability to book additional PUDs as we pursue our drilling program. Moreover, we may be required to write down our PUDs if we do not drill or plan on delaying those wells within the required five-year timeframe. We do not currently have any PUDs as of the date of this prospectus.

New or amended environmental legislation or regulatory initiatives could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us.

The environmental laws and regulations to which we are subject change frequently, often to become more burdensome and/or to increase the risk that we will be subject to significant liabilities. New or amended federal, state, or local laws or implementing regulations or orders imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and more expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of resources (especially from shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products. Any such outcome could have a material and adverse impact on our cash flows and results of operations.

Proposals are made from time to time to adopt new, or amend existing, laws and regulations to address hydraulic fracturing or climate change concerns through further regulation of exploration and development activities. Please read “Business”— “Regulation of the Oil and Gas Industry” and “Regulation of Environmental and Occupational Safety and Health Matters” for a further description of the laws and regulations that affect us. We cannot predict the nature, outcome, or effect on us of future regulatory initiatives, but such initiatives could materially impact our results of operations, production, reserves, and other aspects of our business.

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Proposed changes to U.S. tax laws, if adopted, could have an adverse effect on our business, financial condition, results of operations, and cash flows.

From time to time, legislative proposals are made that would, if enacted, result in the elimination of the immediate deduction for intangible drilling and development costs, the elimination of the deduction from income for domestic production activities relating to oil and gas exploration and development, the repeal of the percentage depletion allowance for oil and gas properties, and an extension of the amortization period for certain geological and geophysical expenditures. Such changes, if adopted, or other similar changes that reduce or eliminate deductions currently available with respect to oil and gas exploration and development, could adversely affect our business, financial condition, results of operations, and cash flows.

We may incur substantial costs to comply with the various federal, state, and local laws and regulations that affect our oil and natural gas operations, including as a result of the actions of third parties.

We are affected significantly by a substantial number of governmental regulations relating to, among other things, the release or disposal of materials into the environment, health and safety, land use, and other matters. A summary of the principal environmental rules and regulations to which we are currently subject is set forth in “Business” — “Regulation of the Oil and Gas Industry” and “Regulation of Environmental and Occupational Safety and Health Matters”. Compliance with such laws and regulations often increases our cost of doing business and thereby decreases our profitability. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the incurrence of investigatory or remedial obligations, or the issuance of cease and desist orders.

The environmental laws and regulations to which we are subject may, among other things:

•	require us to apply for and receive a permit before drilling commences or certain associated facilities are developed;

•	restrict the types, quantities, and concentrations of substances that can be released into the environment in connection with drilling, hydraulic fracturing, and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other “waters of the United States,” threatened and endangered species habitat, and other protected areas;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells;

•	require us to add procedures and/or staff in order to comply with applicable laws and regulations; and

•	impose substantial liabilities for pollution resulting from our operations.

In addition, we could face liability under applicable environmental laws and regulations as a result of the activities of previous owners of our properties or other third parties. For example, over the years, we have owned or leased numerous properties for oil and natural gas activities upon which petroleum hydrocarbons or other materials may have been released by us or by predecessor property owners or lessees who were not under our control. Under applicable environmental laws and regulations, including The Comprehensive Environmental Response, Compensation, and Liability Act – otherwise known as CERCLA or Superfund, and state laws, we could be held liable for the removal or remediation of previously released materials or property contamination at such locations, or at third-party locations to which we have sent waste, regardless of our fault, whether we were responsible for the release or whether the operations at the time of the release were lawful.

Compliance with, or liabilities associated with violations of or remediation obligations under, environmental laws and regulations could have a material adverse effect on our results of operations and financial condition.

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Regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.

Rules adopted by federal regulators establishing federal regulation of the over-the-counter (“OTC”) derivatives market and entities that participate in that market may adversely affect our ability to manage certain of our risks on a cost-effective basis. Such laws and regulations may also adversely affect our ability to execute our strategies with respect to hedging our exposure to variability in expected future cash flows attributable to the future sale of our oil and gas.

We expect that our potential future hedging activities will be subject to significant and developing regulations and regulatory oversight. However, the full impact of the various U.S. regulatory developments in connection with these activities will not be known with certainty until such derivatives market regulations are fully implemented and related market practices and structures are fully developed.

The Federal Government previously instituted a moratorium on new oil and gas leases and permits on federal onshore and offshore lands, which may have a material adverse effect on the Company and its results of operations.

On January 20, 2021, the Acting U.S. Interior Secretary, instituted a 60-day moratorium on new oil and gas leases and permits on federal onshore and offshore lands, which was subsequently extended indefinitely. In June 2021, a federal judge issued an injunction lifting the moratorium, provided that the federal government is appealing the injunction. It is currently unclear whether the moratorium will be reinstated, or whether such moratorium is the start of a change in federal policies regarding the grant of oil and gas permits on federal lands. It is currently unclear whether the moratorium will be reinstated, or whether such moratorium is the start of a change in federal policies regarding the grant of oil and gas permits on federal lands. The moratorium does not affect the Company, as the Company does not anticipate owning or operating any acreage on federal lands; however, if such prior moratorium was to become permanent, or the federal government in the future were to grant less permits on federal lands, make such permitting process more difficult, costly, or to institute more stringent rules relating to such permitting process, and if the Company desires to acquire acreage interests on federal lands in the future, it could have a material adverse effect on the value of such leases and/or our ability to undertake oil and gas operations on such leases on federal lands.

We will incur significant costs to ensure compliance with U.S. and Nasdaq reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and Nasdaq. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

Future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we may be involved in lawsuits, regulatory inquiries and may be involved in governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our results of operations and liquidity.

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We may be subject in the normal course of business to judicial, administrative, or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity.

Governmental agencies may, among other things, impose fines or penalties on us relating to the conduct of our business, attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations or as a result of third-party challenges, require us to install additional pollution control equipment or require us to remediate potential environmental problems relating to any real property that we or our predecessors ever owned, leased or operated or any waste that we or our predecessors ever collected, transported, disposed of or stored. Individuals, citizens groups, trade associations or environmental activists may also bring actions against us in connection with our operations that could interrupt or limit the scope of our business. Any adverse outcome in such proceedings could harm our operations and financial results and create negative publicity, which could damage our reputation, competitive position, and stock price. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against us. These could result in a material adverse effect on our prospects, business, financial condition, and our results of operations.

Risks Associated with Our Governing Documents and Delaware Law

Our Second Amended and Restated Certificate of Incorporation provides for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Second Amended and Restated Certificate of Incorporation provides for us to indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan. These indemnification obligations may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the reasonable opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

Our Second Amended and Restated Certificate of Incorporation contains a specific provision that limits the liability of our directors and officers for monetary damages to the Company and the Company’s stockholders and requires us, under certain circumstances, to indemnify officers, directors and employees.

The limitation of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to them may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Second Amended and Restated Certificate of Incorporation contains a specific provision that limits the liability of our directors and officers for monetary damages to the Company and the Company’s stockholders. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our stockholders.

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Our directors have the right to authorize the issuance of shares of preferred stock.

Our directors, within the limitations and restrictions contained in our Second Amended and Restated Certificate of Incorporation, subject to Nasdaq rules and requirements, and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Such rights and preferences may be superior to our common stock, provide for voting rights, board appointment rights, priority rights to dividends or in liquidation, and/or may negatively affect the rights of common stockholders or the value of our common shares. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Anti-takeover provisions in our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as well as provisions of Delaware law, might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our securities.

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware law contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for our securities. These provisions may also prevent or delay attempts by our stockholders to replace or remove our management. Our corporate governance documents include provisions:

•	a classified board of directors, as a result of which our board of directors is divided into three classes, with each class serving for staggered three-year terms;

•	the removal of directors only for cause;

•	limiting those persons who may call special meetings of stockholders;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

•	limiting the liability of, and providing indemnification to, our directors and officers.

As a Delaware corporation, we would also generally be subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders holding shares representing more than 15% of the voting power of our outstanding voting stock from engaging in certain business combinations with us; provided that our Second Amended and Restated Certificate of Incorporation provides that we are not subject to Section 203 of Delaware General Corporation Law (DGCL). Any provision of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock and warrants. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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Our Second Amended and Restated Certificate of Incorporation contain exclusive forum provisions that may discourage lawsuits against us and our directors and officers.

Our Second Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the certificate of incorporation or the bylaws of the Company, each as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

The choice of forum provision in our Second Amended and Restated Certificate of Incorporation does not waive our compliance with our obligations under the federal securities laws and the rules and regulations thereunder. Moreover, although our Second Amended and Restated Certificate of Incorporation states that unless we provide an Alternative Forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended and that the exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts with respect to suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, while suits brought to enforce a duty or liability under the Exchange Act are subject to exclusive federal jurisdiction, both state and federal courts have jurisdiction to entertain claims under the Securities Act and a federal court may be held to be the exclusive jurisdiction to enforce a duty or liability created by the Exchange Act or by the Securities Act. Additionally, while the Delaware courts have determined that choice of forum provisions of the type included in our Second Amended and Restated Certificate of Incorporation are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our exclusive forum provision. In such instance, to the extent applicable, we would expect to vigorously assert the validity and enforceability of our exclusive forum provision. This may require additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit the ability of the Company’s stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with the Company or the Company’s directors or officers, which may discourage such lawsuits against the Company and the Company’s directors and officers. Alternatively, if a court were to find one or more of these exclusive forum provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions or forums, which could materially and adversely affect our business, financial condition or results of operations.

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Risks Related to Our Common Stock and this Offering

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock.

In addition to the risks addressed below under the heading “— Our common stock prices may be volatile and could decline substantially following this offering,” our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. The trading price of our common stock following this offering is likely to be volatile, and our common stock may be subject to rapid and substantial price volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. There have been recent instances of extreme stock price run-ups followed by rapid price declines following initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. Contributing to this risk of volatility are a number of factors. First, our common stock is likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction, which may cause our stock price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The price of our shares could, for example, decline precipitously in the event that a large number of our shares are sold in the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without an adverse impact on its stock price. Second, we are a speculative investment due to our limited operating history, not being profitable, and not expecting to be profitable in the near term. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a relatively large public float.

Many of these factors are beyond our control and may decrease the market price of our securities. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares.

Furthermore, the stock market in general, and the market for companies in the oil and gas industry in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions, or changes in inflation or interest rates, may seriously affect the market price of our securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our securities shortly following this offering. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common shares will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all. If the market price of our shares after this offering does not exceed the per share offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our common stock price may be volatile and could decline substantially following this offering.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock.

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Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in market valuations of similar companies;

•	adverse market reaction to the level of our indebtedness;

•	additions or departures of key personnel;

•	actions by stockholders;

•	Prices of, and the supply and demand for, oil, gas and NGL;

•	speculation in the press or investment community;

•	general market, economic, and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles; and

•	passage of legislation or other regulatory developments that adversely affect us or the oil and gas industry.

Other factors unrelated to our performance that may affect the price of the Company’s securities include the following: (i) the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow the Company; (ii) lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of the Company’s securities; (iii) the size of our public float may limit the ability of some institutions to invest in the Company’s securities; and (iv) a substantial decline in the price of the Company’s securities that persists for a significant period of time could cause the Company’s securities, if listed on an exchange, to be delisted from such exchange further reducing market liquidity. As a result of any of these factors, the market price of the Company’s securities at any given point in time may not accurately reflect our long-term value. Class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The fact that no market currently exists for the Company’s securities may affect the pricing of the Company’s securities in the secondary market, the transparency and availability of trading prices and the liquidity of the Company’s securities. The market price of the Company’s securities is affected by many other variables which are not directly related to our success and are therefore not within our control. These include other developments that affect the market for all oil and gas sector securities, the breadth of the public market for our Company’s securities and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Company’s securities is expected to make the price of the Company’s securities volatile in the future, which may result in losses to investors.

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The offering price per share of common stock offered under this prospectus may not accurately reflect the value of your investment.

The offering price per common stock share offered by this prospectus was negotiated between us and the underwriter. Factors considered in determining the price of our common stock include:

•	the information set forth in this prospectus and otherwise available to the underwriter;
•	the prospects for our Company and the industry in which we operate;
•	an assessment of our management;
•	our past and present financial and operating performance;
•	our prospects for future earnings;
•	financial and operating information and market valuations of publicly-traded companies engaged in activities similar to ours;
•	the prevailing conditions of United States securities markets at the time of this offering; and
•	other factors deemed relevant.

The offering price may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the common stock.

There is no existing market for our securities and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. We cannot assure you that an active trading market for shares of our common stock will develop following this offering, or if it does develop, it may not be maintained. You may not be able to sell your shares of our common stock quickly or at the market price if trading in our securities is not active. The initial public offering price for the common stock offered hereby will be determined by negotiations between us and the underwriter and may not be indicative of prices that will prevail in the trading market.

Because of the speculative nature of investment risk, you may lose your entire investment.

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends and is highly unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

There is no guarantee that we will be able to comply with Nasdaq’s continued listing standards.

As a condition to consummating this offering, our common stock offered in this prospectus must be listed on Nasdaq. Accordingly, we have applied to list our common stock on The Nasdaq Capital Market under the symbol “LEC”. Assuming our common stock is approved for listing on Nasdaq, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriter is not obligated to make a market in our securities, and even if it does make a market, it can discontinue market making at any time without notice. Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

Furthermore, there is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time. Among the conditions required for continued listing on The Nasdaq Capital Market, Nasdaq requires us to maintain at least $2.5 million in shareholders’ equity; or $500,000 in net income over the prior two years or two of the prior three years; or at least $35 million in market value of listed securities, to have a majority of independent directors, and to maintain a stock price over $1.00 per share. Our stockholders’ equity may not remain above Nasdaq’s $2.5 million minimum, we may not generate over $500,000 of yearly net income moving forward, we may not have at least $35 million in market value of listed securities, we may not be able to maintain independent directors (to the extent required), and we may not be able to maintain a stock price over $1.00 per share. Our failure to meet the continued listing standards of Nasdaq may result in our securities being delisted from Nasdaq.

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The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from Nasdaq in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the value of our common stock to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering to acquire additional options and leasehold acreage, perform 3-D seismic, drill and complete wells, and for working capital, and potentially for future acquisitions. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our stock price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Purchasers in this offering will experience immediate and substantial dilution in net tangible book value.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $6.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, and the pro forma net tangible book value of the common stock of $0.08 per share as of December 31, 2022, if you purchase common stock in this offering, you will suffer dilution of $5.39 per share in the net tangible book value of the common stock, which will be $0.61 per share following the offering (on a pro forma as adjusted basis). See “Dilution“ below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Future sales of our common stock, other securities convertible into our common stock, or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.

Our Board of Directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our Board of Directors in its sole discretion may determine.

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If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. A total of 2, 735 ,553 shares of common stock are being registered in the Resale Prospectus and will be available for immediate resale upon effectiveness of the registration statement of which this prospectus forms a part. Additionally, beginning 90 days after the date of this offering a total of an additional 1,993,179 shares of common stock will be available for immediate resale pursuant to Rule 144 of the Securities Act. If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The underwriter may, at any time, release, or authorize us to release, as the case may be, all or a portion of our common stock subject to the foregoing lock-up provisions. If the restrictions under the lock-up provisions of the lock-up agreements entered into in connection with this offering are waived, shares of our common stock may become available for sale into the market, subject to applicable law, which could reduce the market price for our common stock.

We intend to file a registration statement on Form S-8 under the Securities Act to register an aggregate of 333,334 shares of restricted common stock which we plan to grant under the 2022 Equity Incentive Plan shortly following the effectiveness of the registration statement of which this registration statement forms a part, and an additional 1,666,666 shares of common stock available for future awards under our 2022 Equity Incentive Plan (see “Executive and Director Compensation— 2022 Equity Incentive Plan”, above). Subject to any vesting requirements, these shares registered on Form S-8 will be eligible for resale in the public markets without restriction, subject to Rule 144 limitations applicable to affiliates, upon issuance/award in the future, subject to the lock-up described below.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by large stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock.

The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our Board of Directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

General Risk Factors

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We have a short operating history in a rapidly evolving industry that may not develop in a manner favorable to our business. Our relatively short operating history makes it difficult to assess our future performance. You should consider our business and prospects in light of the risks and difficulties we may encounter.

Our future success will depend in large part upon our ability to, among other things:

•	overcome the impacts of the COVID-19 pandemic;

•	increase our market share;

•	increase consumer awareness of our brand and maintain our reputation;

•	anticipate and respond to macroeconomic changes;

•	successfully and cost effectively drill new wells, work-over existing wells, and obtain new assets;

•	compete effectively;

•	avoid interruptions in our business from information technology downtime, cybersecurity breaches, or labor stoppages;

•	effectively manage our growth; and

•	hire, integrate, and retain talented people at all levels of our organization.

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If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business and our operating results will be adversely affected.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

•	implement additional management information systems;

•	further develop our operating, administrative, legal, financial, and accounting systems and controls;

•	hire additional personnel;

•	develop additional levels of management within our company;

•	locate additional office space; and

•	maintain close coordination among our operations, legal, finance, sales and marketing, and client service and support personnel.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could have an adverse effect on future operating results.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

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•	the difficulty of integrating acquired assets or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and members and customers as a result of any integration of new management personnel;

•	liability associated with acquired assets;

•	the effect of any government regulations which relate to the business acquired;

•

potential unknown liabilities associated with acquired businesses, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

•	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a stockholder’s investment.

Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

We may be subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to our operations or those of third parties, and other matters. Any of these types of proceedings, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered technologies, damaging our reputation, or otherwise having a material effect on our operations.

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We may incur indebtedness in the future which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our costs.

As of the date of this filing we have no indebtedness. However, we may incur significant amounts of indebtedness in the future. Our level of indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows is required to be used to service our indebtedness;

•	a high level of debt increases our vulnerability to general adverse economic and industry conditions;

•

covenants contained in the agreements governing our outstanding indebtedness limit our ability to borrow additional funds and provide additional security interests, dispose of assets, pay dividends and make certain investments;

•

a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the Nasdaq Capital Market, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our board of directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

•

establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	comply with rules and regulations promulgated by Nasdaq;

•	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

•	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

•	involve and retain to a greater degree outside counsel and accountants in the above activities;

•	maintain a comprehensive internal audit function; and

•	maintain an investor relations function.

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In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock or to repurchase any shares of our common stock. Any payment of future dividends will be at the discretion of the board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price paid by you.

Our business could be adversely affected by security threats, including cybersecurity threats.

We face various security threats, including cybersecurity threats to gain unauthorized access to our sensitive information, to seek initiation of unauthorized fund transfers, or to render our information or systems unusable, and threats to the security of our facilities and infrastructure or third-party facilities and infrastructure, such as gathering and processing facilities, refineries, rail facilities and pipelines. The potential for such security threats subjects our operations to increased risks that could have a material adverse effect on our business, financial condition and results of operations. For example, unauthorized access to our seismic data, reserves information or other proprietary information could lead to data corruption, communication interruptions, or other disruptions to our operations.

Our implementation of various procedures and controls to monitor and mitigate such security threats and to increase security for our information, systems, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of, or damage to, sensitive information or facilities, infrastructure and systems essential to our business and operations, as well as data corruption, reputational damage, communication interruptions or other disruptions to our operations, which, in turn, could have a material adverse effect on our business, financial position and results of operations.

The threat and impact of terrorist attacks, cyber-attacks or similar hostilities may adversely impact our operations.

We cannot assess the extent of either the threat or the potential impact of future terrorist attacks on the energy industry in general, and on us in particular, either in the short-term or in the long-term. Uncertainty surrounding such hostilities may affect our operations in unpredictable ways, including the possibility that infrastructure facilities, including pipelines and gathering systems, production facilities, processing plants and refineries, could be targets of, or indirect casualties of, an act of terror, a cyber-attack or electronic security breach, or an act of war.

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We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities, including our planned increase in oil exploration, development and production, and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the inability to recruit and retain experienced managers, geoscientists, petroleum engineers and landmen could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Failure to adequately protect critical data and technology systems could materially affect our operations.

Information technology solution failures, network disruptions and breaches of data security could disrupt our operations by causing delays or cancellation of customer orders, impeding processing of transactions and reporting financial results, resulting in the unintentional disclosure of customer, employee or our information, or damage to our reputation. There can be no assurance that a system failure or data security breach will not have a material adverse effect on our financial condition, results of operations or cash flows.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our board of directors has authority, without action or vote of the stockholders, subject to the requirements of Nasdaq (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions, including sales in a public offering and/or sales which are undertaken at or above the lower of the closing price immediately preceding the signing of the binding agreement or the average closing price for the five trading days immediately preceding the signing of the binding agreement), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

Our board of directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of our company more difficult even if it might benefit our stockholders.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Shares of preferred stock may be issued by our board of directors without stockholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our board of directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our board of directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders including having a preference over our common stock with respect to dividends or distributions on liquidation or dissolution.

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Investors should keep in mind that the board of directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred stockholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our stockholders. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease.

Securities analysts may not cover, or continue to cover, our common stock and this may have a negative impact on the market price of our securities.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We currently only have a few independent analysts that cover our common stock, and these analysts may discontinue coverage of our common stock at any time. Further, we may not be able to obtain additional research coverage by independent securities and industry analysts. If no independent securities or industry analysts continue coverage of us, the trading price for our common stock could be negatively impacted. If one or more of the analysts who cover us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

The Company does not insure against all potential losses, which could result in significant financial exposure.

The Company does not have commercial insurance or third-party indemnities to fully cover all operational risks or potential liability in the event of a significant incident or series of incidents causing catastrophic loss. As a result, the Company is, to a substantial extent, self-insured for such events. The Company relies on existing liquidity, financial resources and borrowing capacity to meet short-term obligations that would arise from such an event or series of events. The occurrence of a significant incident, series of events, or unforeseen liability for which the Company is self-insured, not fully insured or for which insurance recovery is significantly delayed could have a material adverse effect on the Company’s results of operations or financial condition.

Global economic conditions could materially adversely affect our business, results of operations, financial condition and growth.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could materially adversely affect our operations, expenses, access to capital and the market for oil and gas. In addition, uncertainty about, or a decline in, global or regional economic conditions could have a significant impact on our expected funding sources, suppliers and partners. A downturn in the economic environment could also lead to limitations on our ability to issue new debt; reduced liquidity; and declines in the fair value of our financial instruments. These and other economic factors could materially adversely affect our business, results of operations, financial condition and growth.

We may be adversely affected by climate change or by legal, regulatory or market responses to such change.

The long-term effects of climate change are difficult to predict; however, such effects may be widespread. Impacts from climate change may include physical risks (such as rising sea levels or frequency and severity of extreme weather conditions), social and human effects (such as population dislocations or harm to health and well-being), compliance costs and transition risks (such as regulatory or technology changes) and other adverse effects. The effects of climate change could increase the cost of certain products, commodities and energy (including utilities), which in turn may impact our ability to procure goods or services required for the operation of our business. Climate change could also lead to increased costs as a result of physical damage to or destruction of our facilities, equipment and business interruption due to weather events that may be attributable to climate change. These events and impacts could materially adversely affect our business operations, financial position or results of operation.

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We might be adversely impacted by changes in accounting standards.

Our consolidated financial statements are subject to the application of U.S. GAAP, which periodically is revised or reinterpreted. From time to time, we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board (“FASB”) and the SEC. It is possible that future accounting standards may require changes to the accounting treatment in our consolidated financial statements and may require us to make significant changes to our financial systems. Such changes might have a materially adverse impact on our financial position or results of operations.

* * * * *

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Prospectus Summary,“ “Risk Factors,“ “Business,“ “Management’s Discussion and Analysis of Financial Condition and Results of Operations“ and in other sections of this prospectus. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.“

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Except as required by U.S. federal securities law, we are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	business strategy;
•	reserves;
•	technology;
•	cash flows and liquidity;
•	financial strategy, budget, projections and operating results;
•	oil and natural gas realized prices;
•	timing and amount of future production of oil and natural gas;
•	availability of oil field labor;
•	the amount, nature and timing of capital expenditures, including future exploration and development costs;

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•	drilling of wells;
•	government regulation and taxation of the oil and natural gas industry;
•	changes in, and interpretations and enforcement of, environmental and other laws and other political and regulatory developments, including in particular additional permit scrutiny in Louisiana;
•	exploitation projects or property acquisitions;
•	costs of exploiting and developing our properties and conducting other operations;
•

general economic conditions in the United States and around the world, including rising interest rates and inflation, and the effect of regional or global health pandemics (such as, for example COVID-19);

•	the continued effects of the COVID-19 pandemic, including its effects on commodity prices, downstream capacity, employee health and safety, business continuity and regulatory matters;
•	political conditions in or affecting other oil-producing and natural gas-producing countries, including the current conflicts in the Middle East and involving Russia and Ukraine;
•	competition in the oil and natural gas industry;
•	effectiveness of our risk management activities;
•	environmental liabilities;
•	counterparty credit risk;
•	developments in oil-producing and natural gas-producing countries;
•	future operating results;
•	future acquisition transactions; and
•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares of common stock in this offering will be approximately $6.4 million, assuming an initial public offering price of $6.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus after deducting estimated underwriting discounts and commissions and offering expenses. Our net proceeds will increase by approximately $1.1 million if the underwriter’s over-allotment option to purchase additional shares of common stock is exercised in full (based on the same assumed offering price as described in the preceding sentence).

A $0.50 increase (decrease) in the assumed initial public offering price of $6.00 per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $0.6 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 0.25 million shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $1.5 million, assuming the assumed initial public offering price of $6.00 per share of common stock remains the same, and after deducting estimated underwriting discounts and commissions.

The principal purposes of this offering are to increase our capitalization and financial flexibility, to create a public market for our common stock and to facilitate our future access to the capital markets. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we receive from this offering. However, we currently intend to use the net proceeds we receive from this offering as follows:

Use of Proceeds	Amount	Percentage

Invest in Initial Development Opportunities that are planned to be drilled within one quarter following the close of this offering (1)	$3,700,000	57.4%
Acquire an additional 21,000 of optioned acreage in the Imperial Parish Fields	$650,000	10.1%
Conduct 3-D seismic / pre-development activities on our optioned properties	$1,500,000	23.3%
Payment of Amounts due to Officers and Directors (2)	$170,000	2.6%
Working Capital	$423,000	6.6%
Total	$6,443,000	100%

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(1) The Company plans to use up to approximately $3.7 million of the offering proceeds at closing to exercise and develop the Napoleonville JV Option and/or purchase Initial Development Opportunities in three to five wells that the Company anticipates will be drilled and completed by third party operators within the first quarter following the closing of this offering, noting that the Company has not yet analyzed the Napoleonville 3-D seismic survey nor currently have any arrangements or understandings to acquire any specific wells or working interests therein.  The objective is to generate revenue and cash flow as quickly as able to help offset the Company’s general and administrative costs, although there can be no guarantees that the Company will exercise the Napoleonville JV Option or be successful in acquiring such interests on terms and conditions acceptable to the Company.

(2) The Company plans to use a sum total of $120,000 of the offering proceeds at closing to pay Mr. Ingriselli, our Chairman, and Mr. Peterson, our Chief Executive Officer, each a $60,000 bonus for completing a successful IPO in accordance with the terms of their employment/consulting agreements, as discussed in greater detail below under “Executive and Director Compensation — Employment Agreements; and —Consulting Agreements”. The Company also plans to use $50,000 of the offering proceeds at closing to repay Mr. Peterson a $50,000 non-interest bearing cash advance provided to the Company by Mr. Peterson which was used for general corporate purposes, including working capital and operating expenses and expenses related to this offering, as discussed in greater detail below under “ Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Party Loans and Advances.”

In the event that the underwriter exercises its over-allotment option to purchase up to an additional 180,000 shares of common stock to cover over-allotments, we may raise up to an additional $1.1 million through this offering, net of expenses, which funds we plan to use for acquisitions of additional working interests and general working capital.

We will have broad discretion over how to use the net proceeds we receive from this offering. We intend to invest the net proceeds we receive from this offering that are not used as described above in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to acquire or invest in other areas of the energy industry.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements for the next 12 months following the closing of this offering, except that we expect to have to raise up to $8.6 million, depending on the performance of our Initial Development Opportunities, through an RBL in order to drill our first four planned wells in the Imperial Parish Fields, which RBL may not be available on favorable terms, if at all. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. To complete exploration and development of resources we may find, if any, we will be required to raise additional capital. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, interest income earned on invested cash balances or a combination of one or more of these sources.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2022, on:

•	an actual basis;

•

a pro forma basis, giving effect to the sale of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate in January 2023 (the “ January 2023 Private Placement ”); and

•

A pro forma as adjusted basis, after giving effect to the sale of 1,200,000 shares of our common stock in this offering at an assumed public offering price of $6.00 per share (the midpoint of the range set forth on the cover page of this prospectus), and our receipt of the estimated $6.4 million in net proceeds from this offering, after deducting underwriting commissions and estimated offering expenses payable by us and the application of the net proceeds of this offering as set forth under “Use of Proceeds.”

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2022 (In thousands, except share and per share amounts)
	Actual	Pro Forma	As Adjusted
Cash	$64	$184	$6,627

Stockholders’ equity:
Common stock (par value $0.0001 per share), 10,721,711, 10,753,712 and 11,953,712 shares issued and outstanding at December 31, 2022, on a an actual, pro forma and pro forma as adjusted basis, respectively	1	1	1
Additional paid-in capital	1,184	1,304	7,747
Accumulated deficit	(431)	(431)	(431)
Total stockholders’ equity	754	874	7,317
Total capitalization	$754	874	7,317

A $0.50 increase (decrease) in the assumed initial public offering price of $6.00 per share of common stock, the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase (decrease) each of our pro forma as adjusted cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $0.6 million, and after deducting estimated underwriting discounts and commissions and estimated expenses of the offering. Similarly, each increase (decrease) of 0.25 million shares in the number of shares of common stock offered by us would increase (decrease) each of our pro forma as adjusted cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.4 million, after deducting estimated underwriting discounts and commissions.

The number of shares of common stock to be outstanding after this offering is based on 10,721,711 shares outstanding as of December 31, 2022, and does not give effect to:

•	600,000 shares of common stock issuable to the underwriter upon the exercise of its option to purchase up additional shares to cover over-allotments, if any; and

•	any future awards under the Company’s 2022 Equity Incentive plan.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of December 31, 2022, our net tangible book value was $0.8 million, or $0.07 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

The pro forma net tangible book value of our common stock as of December 31, 2022, giving effect to the sale of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate in January 2023 Private Placement, was approximately $0.9 million, or $0.08 per common stock share.

Dilution in pro forma net tangible book value per share of common stock represents the difference between the public offering price per share of our common stock in this offering and the as adjusted pro forma net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of shares of common stock in this offering at an assumed offering price of $6.00 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting underwriting commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value would have been $0.61 per share. This represents an immediate increase in net tangible book value of $0.53 per share to our existing stockholders, compared to pro forma net tangible book value per share and immediate dilution of $5.39 per share to new investors purchasing shares at the proposed public offering price. The following table illustrates the dilution in net tangible book value per share to new investors as of December 31, 2022:

Assumed initial public offering price per share of common stock		$6.00
Net tangible book value per common stock share as of December 31, 2022	$0.07
Increase in net tangible book value per common stock attributable to the January 2023 Private Placement	0.01
Pro forma net tangible book value per common stock share as of December 31, 2022	0.08
Increase in net tangible book value per share of common stock attributable to this offering	$0.53
Pro forma, as adjusted net tangible book per common stock share as of December 31, 2022, after this offering		$0.61
Dilution per common stock share to investors participating in this offering		$(5.39)

                The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering. A $0.50 increase (decrease) in the assumed initial public offering price of $6.00 per share of common stock, the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma adjusted net tangible book value per share after this offering by approximately $0.45 per share and increase (decrease) the dilution to new investors by $0.05 per share, and after deducting estimated underwriting discounts and commissions. Similarly, each increase or decrease of 0.25 million shares in the number of shares of common stock offered by us would increase (decrease) our as pro forma adjusted net tangible book value by approximately $0.11 per share and decrease (increase) the dilution to new investors by approximately $0.11 per share, in each case assuming the assumed initial public offering price of $6.00 per share of common stock remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

If the underwriter exercises its option to purchase additional shares of common stock in full, the pro forma net tangible book value per share, as adjusted to give effect to this offering, would be $0.69 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be $5.31 per share.

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The number of shares of common stock to be outstanding after this offering is based on 10,721,711 shares outstanding as of December 31, 2022, and does not give effect to:

•	600,000 shares of common stock issuable to the underwriter upon the exercise of its option to purchase up additional shares to cover over-allotments, if any; and

•	any future awards under the Company’s 2022 Equity Incentive plan.

The following table sets forth, as of the date of this prospectus, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors in this offering at an assumed initial public offering price of $6.00 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing investors before this offering	10,753,712	90.0%	$1,305,569	15.3%	$0.12
Investors purchasing shares in this offering	1,200,000	10.0%	$7,200,000	84.7%	$6.00
Total	11,953,712	100.0%	$8,505,569	100.00%	$0.71

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,“ and in other reports we file with the SEC. See also “Cautionary Note Regarding Forward-Looking Statements.” The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as required by law. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

The following discussion is based upon our financial statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies.

Introduction

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

•	Going Concern and Plan of Operations.

•	Results of Operations.

•	Liquidity and Capital Resources.

•	Critical Accounting Policies and Estimates.

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This information should be read in conjunction with the financial statements and related notes included in the audited financial statements beginning under “Index to Financial Statements” in this prospectus.

See also “Glossary of Oil and Gas Industry Terms” above for information on certain of the terms used below.

Going Concern and Plan of Operations

As of December 31, 2022, the Company had $64,162 in cash and working capital of $41,308. To date the Company has been funding operations through proceeds from the issuance of common stock and loans from related and other parties.

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern over the next twelve months from the date of issuance of these consolidated financial statements, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2022 (unaudited), the Company has an accumulated deficit of $431,102 and has experienced losses from operations. Based on the Company’s cash balance as of December 31, 2022, and projected cash needs for the next twelve months, management estimates that it will need to generate sufficient sales revenue and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through this offering or through the sale of other equity securities or obtaining debt financing. Although management has been successful to date in raising necessary funding, there can be no assurance that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these consolidated financial statements.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

                We have not produced any hydrocarbons or generated any oil and gas revenues to date.

From February 7, 2022 (Inception) to December 31, 2022, we had a gain on foreign exchange of $7,975, in connection with funds raised in our private offering in GBP denominated currency, and total operating expenses of $439,040, which consisted of consulting fees of $157,767, in connection with finance, legal accounting and operations consulting fees, consulting fees, related party of $52,000, in connection with land acquisitions, professional fees of $215,011, in connection with legal and audit expenses, and other general and administrative expenses of $14,262.

We also had $37 of interest expense, related party, in connection with interest which has accrued on the $50,000 note payable to Michael L. Peterson, our Chief Executive Officer and director, which has been repaid in full.

We had a net loss of $431,102 for the period from February 7, 2022 (Inception) through December 31, 2022.

Liquidity and Capital Resources

On December 31, 2022, we had $64,162 of cash on-hand, $77,323 of total assets, including $713,161 of net oil and gas properties, and $22,854 of liabilities, consisting solely of accounts payable.

As of December 31, 2022, we had working capital of $41,308 and a total accumulated deficit of $431,102.

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We have mainly relied on related party loans, as well as funds raised through the sale of securities, mainly through the private placement offering discussed below, to support our operations since inception. We have primarily used our available cash to pay operating expenses and acquire oil and gas properties.

We have experienced recurring net losses since inception. We believe that we will continue to incur substantial operating expenses in the foreseeable future until such time as we can successfully drill our planned wells and assuming we are able to extract commercial quantities of oil and gas from such drilled wells, all of which require us raising additional funding, which funding we plan to acquire through this offering (see “Use of Proceeds”). However, these efforts may prove more expensive than we anticipate, and we may not succeed in generating revenues or net income to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the period ended, December 31, 2022, describing the existence of substantial doubt about our ability to continue as a going concern.

Cash Flows

From February 7, 2022 (Inception) to December 31, 2022
Cash provided by (used in):
Operating activities	(408,248)
Investing activities	(713,161)
Financing activities	1,185,571
Net increase (decrease) in cash	64,162

We had $408,248 of net cash used in operating activities for the period from February 7, 2022 (Inception) to December 31, 2022, consisting of $431,102 of net loss offset by $22,854 of accounts payable.

We had $713,161 of net cash used in investing activities for the period from February 7, 2022 (Inception) to December 31, 2022, consisting of the costs of acquiring our oil and gas interests.

We had $1,185,571 of net cash provided by financing activities for the period from February 7, 2022 (Inception) to December 31, 2022, consisting of $1,185,571 of sale of common stock.

Related Party Loans and Advances

During March 2022, we borrowed an aggregate of $110,000 from certain then affiliates of the Company to further fund our strategy and to secure the procurement of property, pursuant to promissory notes bearing no stated interest rate and maturing upon the earlier of (i) five business days after the Company has raised an aggregate of $500,000 through third party debt and/or equity financing or (ii) May 18, 2022.  We have repaid these loans in full.

On August 22, 2022, we borrowed $50,000 from Michael L. Peterson, our President, Chief Executive Officer and Director. In connection therewith we entered into a promissory note with Mr. Peterson, evidencing up to $100,000 which may be loaned to us by Mr. Peterson from time to time pursuant to the terms of the note. Interest on the amounts borrowed accrued interest at the rate of (i) 3.0% per annum. The note could be prepaid at any time without penalty. As of December 31, 2022, all of the amounts borrowed from Mr. Peterson under the note have been repaid and the note has been cancelled.

In April 2023, Michael L. Peterson, our President, Chief Executive Officer, and Director, advanced the Company an aggregate of $50,000 to fund operations and expenses related to this offering.  This cash advance is non-interest bearing and will be repaid to Mr. Peterson by the Company upon consummation of this offering, with funds raised in such offering.

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Private Placements

From March to May 2022, we sold an aggregate of 9,562,660 shares of restricted common stock in private transactions to 11 accredited investors, including to Frank C. Ingriselli (880,000 shares)(our Chairman); Graham Patterson (our then Chief Financial Officer)(500,000 shares, of which 100,000 shares were subsequently transferred to Gregory L. Overholtzer, our current Chief Financial Officer and Secretary for no consideration); Louis E. Bernard, Jr. (the Managing Member of Project Operations of Saur Minerals)(1,360,000 shares, of which 680,000 were subsequently transferred to Saur Minerals, LLC and an aggregate of 633,333 shares were subsequently sold to four other unaffiliated investors); Michael L. Peterson (1,000,000 shares)(our Chief Executive Officer and Secretary); Michael Schilling (1,360,000 shares)(the President of Land/Legal of Saur Minerals); Adrian Beeston (1,483,334 shares, of which 133,334 shares were subsequently sold to Michael L. Peterson, our Chief Executive Officer and President, 66,667 shares were subsequently sold to an entity minority owned by Mr. Beeston, and 100,000 shares were subsequently sold to an unaffiliated investor); and Naia Ventures, LLC (1,200,000 shares), for $0.00015 per share or $1,439 in aggregate.

From May to September 2022, we sold an aggregate of 789,386 shares of restricted common stock to 44 accredited investors for $1.50 per share, or $1,184,079 in aggregate. All but eight of those investors (36 in total), were also offered the right, at the same time, to subscribe for additional shares of common stock at $0.00015 per share, and an additional 12 investors were also offered the right to subscribe for shares of common stock at $0.0015 per share, and in total we sold 337,990 shares of restricted common stock to 51 accredited investors for an aggregate of $50.70.

In January 2023, we sold an aggregate of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate. At or around the same time as the sales were completed, one of our founders and one of our affiliates, Louis E. Bernard, Jr. and Saur Minerals, LLC, respectively, sold the purchasers and three other accredited investors, in a separate private transaction, an aggregate of 683,336 shares of our restricted common stock (Louis E. Bernard, Jr. (133,334 shares) and Saur Minerals, LLC (550,002 shares)), for $0.30 per share.

In total, from all of the private offerings described above, we raised an aggregate of $1,305,569.

Need for Future Funding

As discussed above, our current capital resources, combined with the net proceeds from the offering, are expected to be sufficient for us to fund operations for the next 12 months, except that we expect to have to raise up to $8.6 million, depending on the performance of our Initial Development Opportunities, through an RBL in order to drill our first four planned wells in the Imperial Parish Fields, which RBL may not be available on favorable terms, if at all. Moving forward, after this offering, we also plan to enter into another reserve-based lending facility to fund future operations.  However, that said, we may need funding in addition to the funding raised in this offering, to support our operations in the future. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. We currently anticipate such funding, if required, being raised through the offering of debt or equity. Such additional financing, if required, may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our stockholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. See “Note 2 – Summary of Significant Accounting Policies” to the audited financial statements included under “Index to Financial Statements,” below.

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JOBS Act and Recent Accounting Pronouncements

The JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

We have implemented all new accounting pronouncements that are in effect and may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

BUSINESS

Corporate History

We were formed as a Delaware corporation on February 7, 2022. Effective on November 18, 2022, we amended and restated our Certificate of Incorporation to authorize shares of preferred stock, provide various other customary rights to our Board of Directors, provided for a classified Board of Directors, limited the liability of our directors and officers to the fullest extent allowed pursuant to Delaware law, allowed for consents to action without a meeting to be approved by the stockholders of the Company, provided for certain mandatory forum selection provisions, allowed for our Board of Directors (as well as our stockholders) to amend, alter, change, adopt and repeal the Bylaws of the Company, opt out of Section 203 of Delaware General Corporate Law, which provides for certain rules and requirements associated with Delaware business combinations, and requiring the approval of stockholders holding no less than 66-2/3% of our outstanding voting shares to amend certain provisions of our Certificate of Incorporation relating to our classified Board of Directors.

Effective on January 24, 2023, our Board of Directors, and on January 26, 2023, stockholders holding a majority of our outstanding voting shares, approved resolutions approving and authorizing the filing of a Second Amended and Restated Certificate of Incorporation of the Company, which affected a two-for-three reverse stock split of the outstanding shares of our common stock, without any corresponding change in the number of authorized shares of common stock of the Company, and reduced our authorized shares of common stock from 490,000,000 to 90,000,000. On January 31, 2023, the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of Delaware, and at the same time, the Reverse Stock Split became effective. Except as otherwise indicated and except in our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information retroactively depict and reflect the Reverse Stock Split. The Reverse Stock Split combined each three shares of our outstanding common stock into two shares of common stock, without any change in the par value per share, and the Reverse Stock Split correspondingly adjusted, among other things, the number of shares of common stock available for awards under our equity compensation plans. No fractional shares were issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share on a per stockholder basis.

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Overview

We are an oil and gas exploration and production company headquartered in Denver, Colorado, formed to acquire and develop up to 64,000 acres of oil and gas fields in Saint Landry Parish, Opelousas field located in south central Louisiana as depicted by the star in the map below, in an area we identify as the Imperial Parish and fields we identify as the Imperial Parish Fields (the “Imperial Parish Fields”). The Company plans to use the proceeds of this offering toward the development of Phase 1 which comprises the northern 32,000 acres of the Imperial Parish Field.  The Company was incorporated on February 7, 2022, under the laws of Delaware, with the goal of acquiring, funding and developing, primarily natural gas exploration and development in south central Louisiana. We hold options to purchase leases covering approximately 11,000 gross mineral acres in Imperial Parish and have no revenue-generating operations as of the date of this prospectus.

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Plan of Operations

On March 8, 2022, we entered into an agreement to acquire options to lease approximately 4,200 acres for hydrocarbon development in southern Louisiana. These options were originally secured by Saur Minerals LLC which is based in Lafayette, Louisiana. Saur Minerals is owned and controlled by Louis E. Bernard, Jr. and Michael L. Schilling, Jr., beneficial owners of an aggregate of less than 1% and 12.7% of the Company’s outstanding common stock as of the date of this prospectus, respectively. Following this initial acquisition, we, through subsequent arrangements with Saur Minerals, added options on approximately an additional 6,700 acres. The original acquisition and subsequent acreage addition was funded by equity investment into the Company by private investors. As part of our diligence into the Imperial Parish Fields, the Company evaluated potential target zones and offset well results, and identified potential well locations and produced an estimate of the resource opportunity of the Imperial Parish Fields, noting that “resource” estimates are not consistent with “proved reserves” as defined by the SEC, and that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all. Based on our Resource Estimate, we believe single well economics in the area on which we hold our options would be robust in today’s commodity price environment. Thus, our management decided to proceed with an initial public offering to acquire the funding necessary to prepare 3-D seismic surveys, acquire additional acreage and invest in the Initial Development Opportunities (see “Use of Proceeds”). While we believe the options on 11,000 acres are sufficient to execute our near-term drilling plans, we plan to continue to add acreage following the closing of the offering contemplated by this prospectus. We project that seismic and lease options on the additional 21,000 targeted acres in Phase 1 will cost approximately $650,000, which is anticipated to be funded by a portion of funds raised in this offering (see “Use of Proceeds”). Additionally, we plan to use $1.5 million of the proceeds from this offering to shoot a 3-D seismic survey on the optioned acreage in Phase 1 to analyze three targeted zones – the Frio, Cockfield and Sparta zones. These zones have been proven in offset acreage not held by the Company by companies such as Exxon Mobil, Texaco (Chevron USA Inc.), Halbouty Reserve and Hunt Oil Company, and several smaller independents such as Lynal, Inc., Lyons Petroleum, Inc., and others. All national US Army Corp of Engineer permits are in place to shoot 3-D seismic data for our optioned property. The timeline for shooting and analyzing the 3-D data is anticipated to be four months (the “3-D Seismic Phase”), which we anticipate beginning immediately after acquiring the Phase 1 acreage. In tandem during the 3-D Seismic Phase, we plan to put out a request for proposal (a “RFP”) for drilling contracts with locally identified drilling contractors.

In December 2022, the Company paid $15,000 and entered into a four (4) month option (expiring, if unexercised on April 16, 2023) with Cruciform Properties LLC, to acquire proprietary 3-D seismic data and analysis on an approximately 52 square mile area of the Napoleonville Field located near Assumption Parish, Louisiana and for an option, after paying an additional $135,000, to enter into a joint venture development agreement that would give the Company a 50% operating interest in a joint venture seeking to develop such properties (the “Napoleonville JV Option”).  On March 23, 2023, we entered into a First Amendment to the option, which provided us the right to extend the option to May 16, 2023, for $5,000, which extension option we exercised on April 16, 2023 upon payment of $5,000, thereby extending the option to May 16, 2023. In the event the option has not been exercised by May 16, 2023, we plan to seek a further extension. During the option period the Company will have access to all 3-D seismic data and plans to analyze if there are potential prospective areas where the Company could quickly exercise its option, acquire acreage and drill wells. In addition, from time to time the Company has had opportunities to participate in third-party oil and gas drilling opportunities and therefore, in order to generate revenue during the time necessary to complete the 3-D seismic survey, the Company plans to seek to acquire working interests in existing producing wells with shares of the Company’s stock where it can be done in an accretive manner, and to use up to approximately $3.7 million of the offering proceeds to exercise and begin development of the Napoleonville JV Option and/or purchase interests in three to five wells that the Company believes will be prospective. This includes an opportunity to drill a step-out well up-dip to a previously drilled well with current cumulative production of over 141,538 bbls oil.  The Company anticipates these wells will be drilled and completed by third party operators within the first quarter following closing of this offering (the “Initial Development Opportunities”), noting that the Company has not yet analyzed the Napoleonville 3-D seismic survey nor currently have any arrangements or understandings to acquire any specific wells or working interests therein.  The objective of acquiring working interests with shares of the Company’s stock and investment in these Initial Development Opportunities is to begin generating revenue and cash flow as quickly as able, although there can be no guarantees that the Company will exercise the Napoleonville JV Option or be successful in acquiring such interests on terms and conditions acceptable to the Company. In the event we do not exercise the option, we will be prohibited from acquiring any new oil and gas leases in the Napoleonville field for five years.

Concurrently with investing in the Initial Development Opportunities, our immediate plans include first securing rights to perform 3-D seismic imaging and develop up to approximately 32,000 acres in the Imperial Parish Fields, second to perform 3-D seismic imaging on the acreage we successfully option, and then to drill and complete wells in the most prospective areas we have optioned. Through our agreement with Saur Minerals, we plan to acquire acreage within the Imperial Parish Fields through options that include 1) the right to perform a 3-D seismic shoot on the property; and 2) an option to purchase a mineral lease with rights to drill oil and gas wells on the property.  For most options the Company has paid $12.50 to $25.00 per acre for the seismic right and has entered into an option to pay $75.00 per acre for the mineral and drilling rights for those acres the Company chooses to develop.

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We currently anticipate the following three stages of development using the anticipated proceeds of this offering:

Stage	Description	Estimated Timing	Estimated Cost*
1	Invest in Initial Development Opportunities Initial Development Opportunities that are planned to be drilled within one quarter following the close of this offering	May 2023	$3,700,000
2	Acquire an additional 21,000 of optioned acreage in the Imperial Parish Fields	May 2023 to July 2023 (during the approximately three months following the closing of this offering)	$650,000
3	Conduct 3-D seismic / pre-development activities on our optioned properties	July 2023 to December 2023	$1,500,000

* We anticipate funding these stages through cash raised in this offering (See “Use of Proceeds”) and future projected cash flow from operations.

Following the interpretation of the 3-D seismic data, and assuming that such 3-D seismic data provides us with reasonable validation of the prospectivity of the acreage, we plan to exercise options we hold to acquire leaseholds we deem most prospective, sign a drilling contract, and then diligently work with our contracted drilling contractor to identify optimal locations for four initial wells (the “Drilling Evaluation Process”). We anticipate each well will require approximately 500 acres to form a drilling unit.  Our current options include an option that allows us to lease the acreage for $75 per acre.  For acreage not under option, we anticipate a total cost of $115 per acre to source and lease.  Therefore, each well would incur acreage leasing costs estimated at between $37,500 to $57,500, with the total estimated acreage leasing cost for the first four wells being between $150,000 and $230,000, which funds for such drilling we anticipate raising through a reserve based lending facility subsequent to this offering, which may not be available on favorable terms, if at all.  We will also need to evaluate and source offtake contracts through the Drilling Evaluation Process. We expect the drilling evaluation process to take up to an additional two months following the 3-D Seismic Phase. The goal of these wells will be to prove up all three zones (Frio, Cockfield, and Sparta). Subject to changes in the discretion of management during the Drilling Evaluation Process, we intend to drill our first four wells in the Imperial Parish Fields in the Sparta zone with each well testing the Cockfield and Frio zones.  We anticipate that the drilling and completion of the first two wells will take approximately two months to complete with hydrocarbons expected to begin flowing from the initial wells after 10 weeks. The second set of wells is anticipated to take a similar time frame. We intend to use the cash flow generated from the Initial Development Opportunities, if any, and a reserve based lending facility (an “RBL”) which we plan to seek to put into place following this offering, to drill the four wells and subsequent wells in our three year drilling plan, noting that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all.   Thus, we expect to have sufficient liquidity to drill further wells out of cash flow and future borrowings. Based on the well results of the first four wells, we plan to drill two additional wells each quarter with the next six wells being called the 2nd Drilling Phase (the “2nd Drilling Phase”).  We expect these wells in the 2nd Drilling Phase to be able to be completed with more efficiency and the intention of establishing a type curve that can be replicated throughout the acreage position. We anticipate funds for our 2nd Drilling Phase to be raised through a reserve based lending facility subsequent to this offering, which may not be available on favorable terms, if at all. We would expect to complete the 2nd Drilling Phase within 18 months following the closing of the offering contemplated by this prospectus. Following the completion of the 2nd Drilling Phase, we anticipate being in a position to establish a drill out scenario for the remainder of our acreage. Additionally, with the cash flow generated and anticipated borrowing capacity from the first and 2nd Drilling Phase, we may look at further exploration options on our acreage, including the deep and highly prospective Cretaceous formation which has been proved to produce commercial quantities of oil and gas by Freeport-McMoran Oil and Gas LLC, BP plc, and Pennington Oil Co.

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Description of Properties

The Imperial Parish Fields have five proven reservoirs, or zones, including the Frio, Cockfield, Sparta, upper and lower Wilcox zones. All five zones have historically produced significant oil and gas by other operators through legacy traditional wells. We also believe, based on the results of a 3-D shoot that was made of an adjacent area that there is a highly prospective target in the deeper Tertiary and Cretaceous zones.

The Imperial Parish Fields are on trend with numerous oil and gas fields that produce from these prospective zones. These fields from 1988 to 2010, had wildcat discoveries that have discovered over 3,891 billion cubic feet of gas that came from the 3-D seismic boom that peaked between 1995 and 1998 and covered most of South Louisiana.   Our plans to perform 3-D seismic on the Imperial Parish Fields represents one of the last non-3-D seismic acquired areas in south Louisiana. Our technical team has deep roots and broad relationships in Louisiana. We believe that these relationships provide an opportunity to acquire the necessary acreage options and successfully perform the collection of 3-D seismic data in the Imperial Parish Fields. Prior to joining the Company, members of our technical team have performed 3-D seismic shoots throughout Louisiana and specifically in fields that are adjacent to, and appear to be on strike with, the Imperial Parish Fields.

On July 25, 2022, we received the critical 3-D seismic permit from the US Army Corp of Engineers to conduct our planned 3-D seismic program on the Imperial Parish Fields, and we are now seeking to obtain the necessary local permits prior to performing the 3-D seismic program, funding permitting, which funds we plan to raise through this offering (see “Use of Proceeds”).

Imperial Parish Fields Rights

Description of Oil and Gas Property and Current Operations

Agreement with Saur Minerals

As described above, on March 8, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Saur Minerals. Pursuant to the Letter Agreement, Saur Minerals caused its affiliated entity, Two Pearl Energy LLC (“Two Pearl”), to assign approximately 4,200 net acres of oil and gas leasehold interests (the “Subject Leases”) and related assets located within St. Landry Parish, Louisiana to the Company in exchange for (a) $300,000 of cash consideration paid by the Company to Saur Minerals on March 8, 2022, (b) $100,000 cash consideration payable by the Company to Saur Minerals within five days after the closing of the acquisition, which amount has been paid in full, and (c) $200,000 of cash consideration payable by the Company to Saur Minerals within thirty days after the closing of the acquisition, which amount has been paid in full. In addition, the parties agreed that Two Pearl would reserve and retain an overriding royalty interest (“ORRI”) with respect to each Subject Lease in a percentage equal to the positive difference between the royalty interest of the lessor under each Subject Lease and 25%, if the lessor reserves a royalty less than 25%, and 2% if the lessor reserves a royalty interest equal to or greater than 25%. Further, the Company agreed that, for a period of six months after the closing of the acquisition, that it would use commercially reasonable efforts to seek and obtain third party equity and/or debt financing on terms and conditions reasonably satisfactory to the Company of an amount up to $1,620,000 (the “Post-Closing Financing”), which would be used to acquire up to 59,400 additional net mineral acres of leasehold interests within the Development Area (defined below); which reasonable efforts were used, provided that management has since determined to move forward with this initial public offering instead of raising third party equity or debt. Through the date of this prospectus, the Company has raised an aggregate of $1,149,000 through the sale of equity securities of the Company and has acquired options giving rights to acquire an additional 6,699 net mineral acres of leasehold interests within the Development Area, bringing the Company’s total options to acquire leasehold interests to an aggregate of 10,948 acres within the Development Area (exclusive of the acreage covered by the Napoleonville JV Option).

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In connection with the closing of the transactions contemplated by the Letter Agreement, the Company and Saur Minerals entered into an Acquisition and Development Agreement, dated March 8, 2022, as amended June 16, 2022 (the “Development Agreement”), pursuant to which Saur Minerals agreed to seek and pursue opportunities to acquire certain interests for the benefit of the Company and subsequently reconveyed to the Company, or directly acquire on behalf of the Company such interests, within St. Landry Parish, Louisiana (the “Development Area”), on an exclusive basis for a term of five years expiring March 8, 2027, subject to extension by the Company for three additional periods of one year each, and subject to satisfaction of certain pre-authorized economic terms, prices and conditions as set forth therein, the acquisition of which interests are to be reimbursed to Saur Minerals, or paid directly, by the Company. Through the date of this prospectus, the Company has acquired and/or extended options on leases covering an aggregate of 10,948 net mineral acres for an aggregate price of approximately $12.50 per acre to $25.00 per year with 2 one year extensions. Most options include an option to purchase mineral leases at $75.00 per acre once exercised.

In addition, in connection with the closing of the transactions contemplated by the Letter Agreement, on March 8, 2022, the Company and Saur Minerals entered into a Seismic License Agreement, pursuant to which, Saur Minerals, as licensor of certain seismic data covering the Subject Leases and other mineral interests or leasehold interests within the Development Area, agreed to license such seismic data, on a perpetual, irrevocable, non-exclusive, transferable, sublicensable, royalty-free and fully-paid up basis. The seismic license was granted in connection was the closing of the transactions contemplated under the Letter Agreement, Development Agreement and related transactions, with no additional consideration, royalty or license fee due or owing by the Company to Saur Minerals.

Options on Acreage

The Company plans to develop the Imperial Parish Fields in two phases, “Phase 1” in the northern part of the Imperial Parish Fields and “Phase 2” in the southern part, with each comprising approximately 32,000 acres. Company representatives have been meeting with the major landowners that they know and, as of the date on this prospectus, the Company has acquired seismic and development options (“Acreage Options”) on approximately 11,000 acres, primarily in Phase 1.

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The majority of the Acreage Options are structured to give the Company the right to shoot the 3-D seismic and also provide the Company with a 1-year renewable option to shoot seismic and subsequently, if desired, lease the mineral rights and drill within a 4 to 5-year period, subject to the payment of certain pre-agreed cash payments and the obligation to be responsible for any damages caused by our operations. This structure allows the Company to proceed with the 3-D seismic program and then only pay the more expensive lease costs at the time desired and on the leases the Company believes the 3-D seismic shows to be most prospective.

Joint Venture Option Agreement

In December 2022, the Company paid $15,000 and entered into a four month option (expiring, if unexercised on April 16, 2023), with Cruciform Properties LLC, to acquire proprietary 3-D seismic data and analysis on an approximately 52 square miles area of the Napoleonville Field located near Assumption Parish, Louisiana and for an option, after paying an additional $135,000, to enter into a joint venture development agreement that would give the Company a 50% operating interest in a joint venture seeking to develop such properties (the “Napoleonville JV Option”).  On March 23, 2023, we entered into a First Amendment to the option, which provided us the right to extend the option to May 16, 2023, for $5,000, which extension option we exercised on April 16, 2023 upon payment of $5,000, thereby extending the option to May 16, 2023.  In the event the option has not been exercised by May 16, 2023, we plan to seek a further extension. During the option period the Company will have access to all 3-D seismic data and plans to analyze if there are potential prospective areas where the Company could quickly exercise its option, acquire acreage and drill wells.

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Resource Estimate

The Imperial Parish Fields have been in production for many decades by other operators, and currently have producing oil and gas wells in our targeted areas. The Company currently has no wells or production and therefore has no proven SEC reserves to report. Our initial wells will be classified as exploratory and, assuming we successfully drill, complete and begin production from our initial wells, we will then be able to release an official reserve report prepared by a leading independent petroleum engineering firm. As part of our diligence into the Imperial Parish Fields, the Company evaluated the target zones and locations we identified and offset well results, and produced an estimate (the “Resource Estimate”) of the resource opportunity of the Imperial Parish Fields, noting that “resource” estimates are not consistent with “proved reserves” as defined by the SEC, and that we do not currently have, and may not have in the future, either proved reserves or production of oil or natural gas in commercial quantities or at all.

Drilling Plan

The Company plans to use the proceeds of this offering to fund the shooting of a 3-D seismic survey in Phase 1 and then raise funds through an RBL to drill the first four wells which we plan to drill in the northern section of the Imperial Parish Fields, which may not be available on favorable terms, if at all.

We expect the production from these wells will help us to secure an additional reserve base lending facility that to allow us to continue to drill an additional five wells in 2023, and an average of 10 wells each year thereafter using funds expected to be generated from our operations.

Management is very conscious of dilution but also understands the need to grow the Company and the importance of having institutional investment and sponsorship and research covering the Company. Accordingly, the Company will seek to use the capital markets in a prudent manner to accomplish growth and returns for its equity holders.

The Company’s currently planned three-year drilling program, of which the costs are expected to be paid from cash flow and an anticipated reserve based credit facility or facilities, is set forth below:

Time Period	New Wells Drilled	Projected Cost Per Well	Projected Total Cost
Q4 2023	2	$2.15 million	$4.3 million
Q1 2024	2	$2.15 million	$4.3 million
Q2 2024	2	$2.15 million	$4.3 million
Q3 2024	2	$2.15 million	$4.3 million
Q4 2024	2	$2.15 million	$4.3 million
Q1 2025	2	$2.15 million	$4.3 million
	12		$25.8 million

Field Geology Description

Initial Targeted Zones (Frio, Cockfield, Sparta, upper and lower Wilcox)

The targeted Imperial Parish Fields are located in the updip Frio of South Louisiana, and along the oil rich Sparta-Wilcox trend of South Louisiana. We believe these formations along with the Cockfield (Yegua) have excellent reserve potential. The surrounding fields are some of the last large, major producing fields which have not been subject to 3-D seismic surveys. The Company has identified numerous leads and prospects in the Imperial Parish Fields through analysis of subsurface and 2-D seismic lines.

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The Imperial Parish Fields include the Opelousas Field which has produced from several Frio sands, four different Cockfield sands, two Sparta sands, and one well from the Upper Wilcox sand. The Imperial Parish Fields are on trend with numerous oil and gas fields that produce from these prospective zones. We have estimated by reviewing logs of older wells that the Opelousas Field has produced several million barrels of oil from the Frio, most notably the Thompson sand at 9200 feet. It has produced from several stratigraphic shallow Frio sands and the Cockfield sands which have produced significant amounts of gas and condensate. The Middle-Upper Eocene Claiborne Group, which includes the Wilcox, Sparta Sand, and Cockfield formations was assessed for undiscovered, technically recoverable conventional hydrocarbon resources as part of the 2007 U.S. Geological Survey (USGS) assessment of Tertiary strata of the U.S. Gulf of Mexico onshore and State waters. The total estimated mean undiscovered conventional resources at that time were estimated to be 52 million barrels of oil, 19.1 trillion cubic feet of natural gas, and 1.2 billion barrels of natural gas liquids.

The Sparta-Wilcox trend which occurs between 11,000’ and 13,000’ within the Imperial Parish Fields has produced major reserves from the Reddell-Pine Prairie, Mamou, Beacon’s Gully, and Andrepont Fields to the west and Fordoche, Lottie, and Frisco Fields to the east. Subsurface control and 2-D seismic across the northern portion of the area indicate down to the north faulting that sets up untested structures and fault blocks.

Detailed subsurface on the Cockfield sands shows the stratigraphy of this zone, which with good 3-D seismic and amplitude versus offset (“AVO”) analysis, the Company believes will prove extremely valuable in defining untapped reserves from these high potential reservoirs. Most of these objectives require no protection pipe in order to test, which substantially increases the economic return on exploration and development drilling costs.

The Wilcox and deep Wilcox has been largely unexplored because of the lack of 3-D seismic data, but are a potentially significant source of hydrocarbons through the application of new exploration and extraction technologies that have been developed and improved over the past decades such as 3-dimensional seismic data to lower risks of hydrocarbon traps, fault placement, size of reservoir and the like. Also, to maximize recovery, water flooding, gas injection, and fracking are available today and offer much more favorable results than years ago.  There are areas within the proposed 3-D seismic area that we believe will show potential in the Upper thru Lower Wilcox as well as deeper Cretaceous potential with sizeable undrilled acreage. We believe that there could be significant oil and gas reserves in our optioned properties and the possibility exists in the future to drill for the deep Cretaceous section that is capable of significant reserves. We call this the “Deep Event,” discussed further below.

In summary, we believe that the majority of our targeted zone objectives are no pipe tests, which are considered non-pressured tests and do not require additional protective casing to reach our objective sands: except for the Sparta and Wilcox in the southern part of the shoot, and the mid to Deep Wilcox section, as well as the Cretaceous formations. Casing is anticipated to be used on all wells that are completed and put into production. We believe the introduction of 3-D seismic data across the area should be invaluable in defining structures and amplitudes (gas indicators) for all objectives and will define subtle and low relief features which could lead to field extensions or new fields.

Tertiary and Cretaceous Formation Targets – Opportunity of a “Potential Deep Event”

Within a proprietary 3-D seismic program adjacent to our targeted Imperial Parish Fields that was developed by the members of our technical team prior to joining the Company, lies a very large, deep structure which we refer to as the “Potential Deep Event”. The top of this structure is at approximately 19,500 feet and a well to 22,500 feet is expected to be sufficient to test the objective section considered to be between two thousand five hundred and three thousand (2,500 – 3,000) feet thick. It is an upthrown 3-way closure with north dip as seen on the in-line (north/south 3-D line) and well-defined east-west dip as seen on the cross-line (east/west 3-D line). The leading fault has been well established from shallower mapping, and other faults are clearly seen in the section of interest.

This section is either deep expanded Wilcox or deeper, which would be Midway equivalent, Austin Chalk or possibly the Tuscaloosa. There are no wells that penetrate this structure, and the Humble Casimere, (total depth of 17,548 feet in Section 109-T5S-R3E) is still in the Wilcox structure on the downthrown side of the leading fault, not in the defined trap, therefore failing to reach the objective target. The Exxon Fontenot well (Section 60-T4S-R3E, total depth of 17,000 feet) is also short of the intended target away from the intended structural trap.  However, approximately 35 miles southeast of our proposed 3-D survey, there has been a new discovery in the Tuscaloosa Sand. The Freeport– McMoran Oil & Gas Highlander well, which was completed in December 2014, is currently producing over 33 million cubic feet of gas per day with average monthly cumulative production of approximately 1 billion cubic feet of gas during 2022, according to www.SONRIS.com, and this well has produced 115.9 BCF as of December 1, 2022, with Wilcox Sand Pay behind pipe.

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We are excited about the potential we believe this Potential Deep Event might have and the Company plans to further evaluate the structure after receiving our 3-D seismic data. No assurance can be provided that this Potential Deep Event represents recoverable oil or gas, or that even if recoverable, we will be successful in recovering such oil and/or gas.

Reserves and Production

                As the Company only holds options to acquire mineral and drilling rights, the Company does not currently have any reserves, production or drilling activities to date.

Market Opportunity

We believe that our targeted areas within the Imperial Parish Fields offer an attractive market opportunity for the reasons discussed below. According to the official Louisiana State Strategic Online Natural Resource Information System which includes data on every well historically drilled in Louisiana located at www.SONRIS.com  (“SONRIS”), there have been 57 dry and plugged wells and 130 producing wells drilled in the Imperial Parish Fields, including six currently producing wells as shown on SONRIS as of January 31, 2023.

We believe that our targeted areas within the Imperial Parish Fields offer an attractive market opportunity for the reasons discussed below. According to the official Louisiana State Strategic Online Natural Resource Information System which includes data on every well historically drilled in Louisiana located at www.SONRIS.com  (“SONRIS”), there have been 57 dry and plugged wells and 130 producing wells drilled in the Imperial Parish Fields, including six currently producing wells as shown on SONRIS as of January 31, 2023.  Most of the wells historically drilled in the Imperial Parish Fields have been drilled in the Frio and Cockfield Zones. We believe these two zones will continue to provide an opportunity to identify new prospective development areas through the application of 3-D technology. We also believe the Sparta A Zone offers an attractive opportunity through the application of 3-D technology as historically, according to SONRIS, there have only been five wells drilled in the Sparta A Zone in the Imperial Parish Fields.  Even though all five of these wells were drilled prior to 1970, well before 3-D seismic was developed, two wells proved productive. Accordingly, we believe that there is a significant opportunity through the application of 3-D seismic technology that is now available, to better identify faults and formation structures in the Sparta A Zone that may help us better determine which areas are expected to be the most prospective to develop.  The table that follows provides production data for the five wells that have been drilled in the Sparta A Zone in the Imperial Parish Fields to date.

SPARTA A Wells | Imperial Parish Field Production History (5 Wells Drilled Historically in the SPARTA A Zone in the Imperial Parish Field - 2 Productive and 3 Unproductive)*

Well Name	Serial#	Spud Date Month and Year	End Date Month and Year	Total Gas Reported Recovered (MCF)	Total Oil Reported Recovered (BBLS)	Total BOE Reported Recovered
SU A Lalonde 1	127440	Feb-69	May-85	2,466,082	507,656	918,670
SUB Guilory 1	129510	Aug-69	Mar-78	1,558,576	422,416	682,179
Sue E Lewis 1	130360	Oct-69	Dec-76	301,203	45,069	95,270
SU C Herbert 1	131260	Nov-69	Dec-76	2,341	4,721	5,111
SPTA A SUD White 2	131596	Dec-69	Dec-76	0	741	741
TOTAL				4,328,202	980,603	1,701,971

Average Production

Classification		Gas (MCF)	Oil (BBLS)	BOE
All Wells	5	865,640	196,121	340,394

Unproductive Wells	3	101,181	16,844	33,707
Productive Wells	2	2,012,329	465,036	800,425

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The map below shows all the wells that have been drilled in the Imperial Parish Fields as published on SONRIS, indicating the status of such wells:

* Source: www.sonris.com, which lists the production of, all wells historically drilled in the Saint Landry Parish, Opelousas Field with any pre-1977 production data available in "Petroleum Institute Gas, Condensate, and Oil production data journals from 1958-1985. The information included in the table above is included for informational purposes only. Historical well production history is no indication of future production and including, but not limited to the nature of production from oil and gas wells, which typically decline over time.

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Because of the average production of historical wells drilled in the Imperial Parish Fields, especially the Sparta A Zone as shown in the table above, all of which were drilled without using 3-D seismic data, we believe that there are commercial quantities of oil and gas located in the Imperial Parish Fields and we believe we can establish a profitable niche in oil and gas production in the Imperial Parish Fields, by using 3-D seismic technology and data which was not previously available to operators in the area to find prospective drilling locations. Specifically, we plan to obtain 3-D seismic data and undertake targeted drilling in areas we believe will be prospective zones based on the outcome of such 3-D seismic data and believe that we will be more successful drilling successful wells than the prior operators described in the table above who undertook exploration activities without the use of 3-D seismic data. This is because the use of 3-D technology didn’t become common until the 1990s and the only 3-D seismic data that has been shot in our field, the Leonville 3-D (which forms a subset of the Imperial Parish Fields) was shot in 2008, long after most of the past development of the field had occurred.  The Leonville 3-D data is relatively small and only covers a small portion of the southern acreage of our targeted area. Therefore, by using 3-D seismic technology, and new 3-D seismic surveys, we believe we can narrow down the number of prospective drilling locations and increase the likelihood that we are able to successfully locate and drill productive wells.

2-D seismic is recorded using straight lines of receivers crossing the surface of the earth. Acoustic energy is typically provided by the detonation of explosive charges or by large trucks which carry seismic vibrators which are capable of injecting low-frequency vibrations into the earth. The sound spreads out through the subsurface as a spherical wave front. Interfaces between different types of rocks will both reflect and transmit this wave front. The reflected signals return to the surface where they are observed by sensitive microphones known as geophones. The signals detected by these devices are recorded and “stacked” into a two-dimensional graphic. 3-D seismic surveys record many lines of receivers across the earth’s surface, which result in signals being received at an angle. By sequentially recording a group of shots lying between two receiver lines (referred to as a “salvo”) and centered in the subject area, it is possible to accumulate overlapping subsurface imaging which can be used to create a 3-D model of the captured information.

3-D seismic is an off-shoot of 2-D seismic and started to become more widely used in the 1990’s. As discussed above, it is a set of numerous closely-spaced seismic lines, that when combined, provide a high spatially sampled measure of subsurface reflectivity. Unlike 2-D seismic, which provides results in only one horizontal plane, 3-D seismic returns both horizontal and vertical data. The resulting 3-D seismic data set can then be “cut” in any direction but still display a well sampled seismic section.

3-D imaging typically provides more traces and more diverse statistics to the seismic process.  For example, the pictures below are of the same geological structure. The 2-D picture on the right shows three different recorded traces using three different source points and three different receiver points. All traces image the same mid-point (where deep reflections are assumed to occur). Each trace represents a different source-receiver offset. Also, each trace represents a different source-receiver azimuth. Azimuth is a statistic unique to 3-D recording and not a contributor to 2-D processes. As is evident in the 3-D picture on the left, Azimuth adds a dimension of statistical diversity that we believe is helpful to the imaging procedure, and to better locating prospective drilling locations.

The steps and equipment of 3-D seismic surveys are considerably more elaborate than 2-D and the daily cost of crew is substantially increased. However, we believe the rewards include fewer dry holes, more optimized well locations and guidance for horizontal drilling projects, more complete evaluation of mineral rights and better understanding of the nature of prospects. For example, in the Ordos Basin in northern China, 3-D seismic exploration with a low-frequency vibrator and broad coverage technologies has been shown to have a reservoir prediction success rate of 72.1%, which is 44% higher than previous 2-D seismic prediction (Fu Suotang, Wang Daxing, and Yao Zonghui, Progress of 3D seismic exploration technologies and oil and gas exploration and development performance in the loess tableland area of the Ordos Basin, China Petroleum Exploration, 2020, 25(1): 67-77).

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We also believe that the robustness of Louisiana’s energy market will also benefit our proposed operations and sales of oil and gas. According to the U.S. Energy Information Administration, Louisiana ranks third in natural gas production and proved reserves among the United States. Louisiana accounts for about 9% of U.S. total marketed natural gas production and holds about 8% of the nation's natural gas reserves. Louisiana’s 14 oil refineries account for nearly one-fifth of the nation's refining capacity and can process about 3.2 million barrels of crude oil per day. Louisiana is the third-largest natural gas-consuming state, after Texas and California, and the second-largest natural gas consumer on a per capita basis, after Alaska. Louisiana is also the home to the Henry Hub, which provides access to more than a dozen interstate and intrastate pipeline interconnects. According to ShaleXP, an online oil & gas research and visualization tool, Louisiana ranks #7 in the nation in oil and gas production (#9 for oil production and #3 for gas production).

We believe the Imperial Parish Fields offer an opportunity to profitably contribute to Louisiana’s robust oil and gas industry, while supporting the country’s goal of energy independence, the local and state economies with tax revenue and jobs, and helping to reduce the negative Environmental-Social-Governance costs and burdens that are associated with imported foreign oil and gas.

Business Strategies

Our primary objective is to acquire and develop our optioned average in the Imperial Parish Fields and potentially to acquire and develop other opportunities for oil and gas production in south central Louisiana. Our focus is principally on Louisiana, but we may also consider appropriately priced out-of-state oil and gas opportunities in the future.

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Our immediate plans include first securing rights to perform 3-D seismic imaging on the first phase of 32,000 acres in the Imperial Parish Fields and then to drill and complete wells in what we believe are the most prospective areas, and second to acquire options and perform 3-D seismic imaging on up to a total of 64,000 acres.

 The primary goal of our collective efforts is to grow the Company into a highly profitable, independent oil and gas company.

Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Some of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. According to ShaleXP, an online oil & gas research and visualization tool, over 258 thousand wells have been drilled in Louisiana, of which over 25,000 are currently active, run by over 500 operators.  Our efforts to acquire additional oil and gas properties in Louisiana and elsewhere may be met with competition from the aforementioned competitors. In the Imperial Parish Fields themselves, which currently is our primary focus, we anticipate intense competition from other operators, especially if our 3-D seismic project identifies highly-prospective resources and we obtain and publicly disclose (as is our intention) an independent petroleum engineer reserves report detailing reserves in the area. Obtaining mineral leases in order to control development is an integral part of our strategy.

Our larger competitors may be able to absorb the existing and evolved laws and regulations more easily than we can, which would adversely affect our competitiveness. Our ability to acquire properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in eventually bidding or consummating transactions.

There is also competition between natural gas producers and other related and unrelated industries. Furthermore, competitive conditions may be substantially affected by energy legislation or regulation enacted by governments of the United States and other jurisdictions. It is not possible to predict the nature of any such legislation or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of capitalizing on oil and gas opportunities. Our larger competitors may be able to absorb the burden of existing, and any changes to governmental regulations more easily than we can, which would adversely affect our competitive position.

Management Team and Experience

The Company intends to register in Louisiana as an oil and gas operator through the electronic submission of an Organization Report (OR1) to the Louisiana Department of Natural Resources through its online registration system, approval of which registration the Company anticipates will be promptly received as it is largely perfunctory. Members of the Company’s technical team have significant prior experience in oil and gas operations, exploration and production in Louisiana, and members of the Company’s management team have extensive experience working with publicly traded oil and gas operators in the U.S. With adequate funding, the Company intends to employ this team-model strategy to help attract and retain experienced oil industry personnel to identify, acquire and efficiently exploit oil and gas opportunities in Louisiana.

Our Growth Strategy

The Company plans to build and grow a substantial independent oil and gas company by developing and exploiting the Imperial Parish Fields, and potentially by acquiring and developing other oil and gas opportunities. We believe that the anticipated reserves at the Imperial Parish Fields alone may be sufficient to grow the Company into a substantial and highly profitable, independent oil and gas company.

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Regulation of the Oil and Gas Industry

All of our oil and gas operations will be substantially affected by federal, state and local laws and regulations. Failure to comply with applicable laws and regulations can result in substantial penalties. The regulatory burden on the industry increases the cost of doing business and affects profitability. We do not anticipate our compliance costs having a material adverse effect on our results of operations; however, we are unable to predict the future costs or impact of compliance.

Additional proposals and proceedings that affect the oil and natural gas industry are regularly considered by Congress, the states, the Federal Energy Regulatory Commission (the “FERC”) and the courts, and, in Louisiana, the Louisiana Department of Natural Resources Office of Conservation. We cannot predict when or whether any such proposals may become effective. We do not believe that we would be affected by any such action materially differently than similarly situated competitors.

At the state level, our operations in Louisiana are regulated by the Louisiana Department of Natural Resources Office of Conservation.

We anticipate that the Louisiana Department of Natural Resources Office of Conservation, and other federal, state and local authorities, may adopt new rules and regulations moving forward which might affect our future oil and gas operations and could make it more costly for our operations or limit our activities. We plan to monitor our operations and any new rules and regulations which may affect our operations, to ensure that we remain compliance.

Regulation Affecting Production

The production of oil and natural gas is subject to United States federal and state laws and regulations, and orders of regulatory bodies under those laws and regulations, governing a wide variety of matters. For the foreseeable future, Louisiana will be the only state jurisdiction in which we plan to own and operate oil and natural gas properties, and we will be subject to various statutory provisions regulating the exploration for and production of oil and natural gas, including provisions related to permits for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process, and the abandonment of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, and the unitization or pooling of oil or natural gas wells, as well as regulations that generally prohibit the venting or flaring of natural gas, and impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells. These laws and regulations may limit the amount of oil and gas wells we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, NGL and gas within its jurisdiction.

There is no direct federal or state regulation of wellhead prices, but there can be no assurance that they will not do so in the future. The effect of such future regulations may be to limit the amounts of oil and gas that may be produced from our wells, negatively affect the economics of production from these wells or limit the number of locations we can drill.

The failure to comply with the rules and regulations of oil and natural gas production and related operations can result in substantial penalties. State laws also may prohibit the venting or flaring of natural gas, which may impact rates of production of crude oil and natural gas from our leases. Leases covering state or federal lands often include additional laws, regulations and conditions which can limit the location, timing and number of wells we can drill and impose other requirements on our operations, all of which can increase our costs. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

Regulation Affecting Sales and Transportation of Commodities

Sales prices of gas, oil, condensate and NGL are not currently regulated and are made at market prices. Although prices of these energy commodities are currently unregulated, the United States Congress historically has been active in their regulation. We cannot predict whether new legislation to regulate oil and gas, or the prices charged for these commodities might be proposed, what proposals, if any, might actually be enacted by the United States Congress or the various state legislatures and what effect, if any, the proposals might have on our operations. Sales of oil and natural gas may be subject to certain state and federal reporting requirements.

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The price and terms of service of transportation of the commodities, including access to pipeline transportation capacity, are subject to extensive federal and state regulation. Such regulation may affect the marketing of oil and natural gas produced by the Company, as well as the revenues received for sales of such production. Gathering systems may be subject to state ratable take and common purchaser statutes. Ratable take statutes generally require gatherers to take, without undue discrimination, oil and natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase, or accept for gathering, without undue discrimination as to source of supply or producer. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply. These statutes may affect whether and to what extent gathering capacity is available for oil and natural gas production, if any, of the drilling program and the cost of such capacity. Further state laws and regulations govern rates and terms of access to intrastate pipeline systems, which may similarly affect market access and cost.

The FERC regulates interstate natural gas pipeline transportation rates and service conditions. The FERC is continually proposing and implementing new rules and regulations affecting interstate transportation. The stated purpose of many of these regulatory changes is to ensure terms and conditions of interstate transportation service are not unduly discriminatory or unduly preferential, to promote competition among the various sectors of the natural gas industry and to promote market transparency. We do not believe that our planned drilling program will be affected by any such FERC action in a manner materially differently than other similarly situated natural gas producers.

In addition to the regulation of natural gas pipeline transportation, the FERC has additional, jurisdiction over the purchase or sale of gas or the purchase or sale of transportation services subject to the FERC’s jurisdiction pursuant to the Energy Policy Act of 2005 (“EPAct 2005”). Under the EPAct 2005, it is unlawful for “any entity,” including producers such as us, that are otherwise not subject to FERC’s jurisdiction under the Natural Gas Act of 1938 (“NGA”) to use any deceptive or manipulative device or contrivance in connection with the purchase or sale of gas or the purchase or sale of transportation services subject to regulation by FERC, in contravention of rules prescribed by the FERC. The FERC’s rules implementing this provision make it unlawful, in connection with the purchase or sale of gas subject to the jurisdiction of the FERC, or the purchase or sale of transportation services subject to the jurisdiction of the FERC, for any entity, directly or indirectly, to use or employ any device, scheme or artifice to defraud; to make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading; or to engage in any act or practice that operates as a fraud or deceit upon any person. EPAct 2005 also gives the FERC authority to impose civil penalties for violations of the NGA and the Natural Gas Policy Act of 1978 up to $1.2 million per day, per violation. The anti-manipulation rule applies to activities of otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction, which includes the annual reporting requirements under FERC Order No. 704 (defined below).

In December 2007, the FERC issued a final rule on the annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing (“Order No. 704”). Under Order No. 704, any market participant, including a producer that engages in certain wholesale sales or purchases of gas that equal or exceed 2.2 trillion BTUs of physical natural gas in the previous calendar year, must annually report such sales and purchases to the FERC on Form No. 552 on May 1 of each year. Form No. 552 contains aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to the formation of price indices. Not all types of natural gas sales are required to be reported on Form No. 552. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order No. 704. Order No. 704 is intended to increase the transparency of the wholesale gas markets and to assist the FERC in monitoring those markets and in detecting market manipulation. We do not currently anticipate being subject to the requirement to report on Form No. 552, as our sales of oil and natural gas are not initially expected to rise to the minimum level required for reporting by Order No. 704.

The FERC also regulates rates and terms and conditions of service on interstate transportation of liquids, including oil and NGL, under the Interstate Commerce Act, as it existed on October 1, 1977 (“ICA”). Prices received from the sale of liquids may be affected by the cost of transporting those products to market. The ICA requires that certain interstate liquids pipelines maintain a tariff on file with the FERC. The tariff sets forth the established rates as well as the rules and regulations governing the service. The ICA requires, among other things, that rates and terms and conditions of service on interstate common carrier pipelines be “just and reasonable.” Increases in liquids transportation rates may result in lower revenue and cash flows for the Company. Such pipelines must also provide jurisdictional service in a manner that is not unduly discriminatory or unduly preferential. Shippers have the power to challenge new and existing rates and terms and conditions of service before the FERC.

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In addition, due to common carrier regulatory obligations of liquids pipelines, capacity must be prorated among shippers in an equitable manner in the event there are nominations in excess of capacity or new shippers. Therefore, new shippers or increased volume by existing shippers may reduce the capacity available to us. Any prolonged interruption in the operation or curtailment of available capacity of the pipelines that we rely upon for liquids transportation could have a material adverse effect on our business, financial condition, results of operations and cash flows. However, we believe that access to liquids pipeline transportation services generally will be available to us to the same extent as to our similarly situated competitors.

Rates for intrastate pipeline transportation of liquids are subject to regulation by state regulatory commissions. The basis for intrastate liquids pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate liquids pipeline rates, varies from state to state. We believe that the regulation of liquids pipeline transportation rates will not affect our operations in any way that is materially different from the effects on our similarly situated competitors.

In addition to the FERC’s regulations, we are required to observe anti-market manipulation laws with regard to our physical sales of energy commodities. In November 2009, the Federal Trade Commission (“FTC”) issued regulations pursuant to the Energy Independence and Security Act of 2007, intended to prohibit market manipulation in the petroleum industry. Violators of the regulations face civil penalties of up to $1 million per violation per day. In July 2010, Congress passed the Dodd-Frank Act, which incorporated an expansion of the authority of the Commodity Futures Trading Commission (“CFTC”) to prohibit market manipulation in the markets regulated by the CFTC. This authority, with respect to oil swaps and futures contracts, is similar to the anti-manipulation authority granted to the FTC with respect to oil purchases and sales. In July 2011, the CFTC issued final rules to implement their new anti-manipulation authority. The rules subject violators to a civil penalty of up to the greater of $1.1 million or triple the monetary gain to the person for each violation.

Regulation of Environmental and Occupational Safety and Health Matters

Our operations will also be subject to stringent federal, state and local laws and regulations governing occupational safety and health aspects of our operations, the discharge of materials into the environment and environmental protection. Numerous governmental entities, including the U.S. Environmental Protection Agency (“EPA”) and analogous state agencies have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly actions. These laws and regulations may, among other things (i) require the acquisition of permits to conduct drilling and other regulated activities; (ii) restrict the types, quantities and concentration of various substances that can be released into the environment or injected into formations in connection with oil and natural gas drilling and production activities; (iii) limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; (iv) require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells; (v) apply specific health and safety criteria addressing worker protection; and (vi) impose substantial liabilities for pollution resulting from drilling and production operations. Any failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of corrective or remedial obligations, the occurrence of delays or restrictions in permitting or performance of projects, and the issuance of orders enjoining performance of some or all of our operations.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly well drilling, construction, completion or water management activities, or waste handling, storage transport, disposal, or remediation requirements could have a material adverse effect on our financial position and results of operations. We may be unable to pass on such increased compliance costs to our customers. Moreover, accidental releases or spills may occur in the course of our operations, and we cannot assure you that we will not incur significant costs and liabilities as a result of such releases or spills, including any third-party claims for damage to property, natural resources or persons. Continued compliance with existing requirements is not expected to materially affect us. However, there is no assurance that we will be able to remain in compliance in the future with such existing or any new laws and regulations or that such future compliance will not have a material adverse effect on our business and operating results.

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The following is a summary of the more significant existing and proposed environmental and occupational safety and health laws, as amended from time to time, to which our business operations are or may be subject and for which compliance may have a material adverse impact on our capital expenditures, results of operations or financial position.

Hazardous Substances and Wastes

The Federal Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Pursuant to rules issued by the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of oil or natural gas, if properly handled, are currently exempt from regulation as hazardous waste under RCRA and, instead, are regulated under RCRA’s less stringent non-hazardous waste provisions, state laws or other federal laws. However, it is possible that certain oil and natural gas drilling and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Stricter regulation of wastes generated during our operations could result in an increase in our, as well as the oil and natural gas exploration and production industry’s costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

In December 2016, the U.S. District Court for the District of Columbia approved a consent decree between the EPA and a coalition of environmental groups. The consent decree requires the EPA to review and determine whether it will revise the RCRA regulations for exploration and production waste to treat such waste as hazardous waste. In April 2019, the EPA, pursuant to the consent decree, determined that revision of the regulations is not necessary. Information comprising the EPA’s review and decision is contained in a document entitled “Management of Exploration, Development and Production Wastes: Factors Informing a Decision on the Need for Regulatory Action”. The EPA indicated that it will continue to work with states and other organizations to identify areas for continued improvement and to address emerging issues to ensure that exploration, development and production wastes continue to be managed in a manner that is protective of human health and the environment. Environmental groups, however, expressed dissatisfaction with the EPA’s decision and will likely continue to press the issue at the federal and state levels.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the Superfund law, and comparable state laws impose joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current and former owners and operators of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. We expect to generate materials in the course of our operations that may be regulated as hazardous substances.

We currently lease and plan to operate properties that have been used for oil and natural gas exploration, production and processing for many years. Although we believe that the prior owners of our properties have utilized operating and waste disposal practices that were standard in the industry at the time, hazardous substances, wastes, or petroleum hydrocarbons may have been released on, under or from the properties owned or leased by us, or on, under or from other locations, including off-site locations, where such substances have been taken for treatment or disposal. In addition, many of our properties have been operated by third parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes, or petroleum hydrocarbons was not under our control. These properties and the substances disposed or released on, under or from them may be subject to CERCLA, RCRA and analogous state laws. Under such laws, we could be required to undertake response or corrective measures, which could include removal of previously disposed substances and wastes, cleanup of contaminated property or performance of remedial plugging or pit closure operations to prevent future contamination, the costs of which could be substantial.

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Water Discharges

The federal Clean Water Act (“CWA”) and analogous state laws impose strict controls concerning the discharge of pollutants and fill material, including spills and leaks of crude oil and other substances. The CWA also requires approval and/or permits prior to construction, where construction will disturb certain wetlands or other waters of the U.S. (“WOTUS”).  In 2019 and 2020, the EPA and the United States Army Corps of Engineers (“USACE”) issued a final rule to repeal previous regulations and promulgated a new replacement rule (the “Navigable Waters Protection Rule”). The Navigable Waters Protection Rule was vacated by two separate federal district courts in late 2021. On November 18, 2021, EPA and USACE issued a pre-publication version of another rule largely reinstating the previous 1986 WOTUS rule and guidance “with certain amendments” to reflect “consideration of the agencies’ statutory authority under the CWA and relevant Supreme Court decisions” (the “2021 Proposed Rule”). The 2021 Proposed Rule was published in the Federal Register on December 7, 2021. In addition to the 2021 Proposed Rule, EPA and USACE plan to develop yet another amendment to the WOTUS regulations, which is expected to build upon the regulatory foundation in the 2021 Proposed Rule with the benefit of additional stakeholder engagement and public input. It is unknown at this time when the 2021 Proposed Rule will take effect; when the next forthcoming proposed amendments are expected; and/or whether either new rule will be challenged and withstand any challenges in federal court. Finally, in January 2022, the United States Supreme Court granted review of Sackett vs. EPA, which involves issues related to CWA scope and jurisdiction and could impact the current rulemaking process. Although the outcome of the 2021 Proposed Rule and additional forthcoming amendments to the WOTUS regulations is unknown, the regulations under the Biden Administration have already shown to be more stringent in terms of the scope of WOTUS, which could ultimately change the scope of the CWA’s jurisdiction and result in increased costs and delays with respect to obtaining permits for discharges of pollutants or dredge and fill activities in waters of the U.S., including regulated wetland areas. However, things are constantly in flux and the fate of the definition of “WOTUS” under the CWA and how that ultimately will be applied by the related governmental agencies is yet to be seen.

The CWA also regulates storm water run-off from crude oil and natural gas facilities and requires storm water discharge permits for certain activities. Spill Prevention, Control and Countermeasure (“SPCC”) requirements of the CWA require appropriate secondary containment, load out controls, piping controls, berms and other measures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon spill, rupture or leak.

Subsurface Injections

In the course of our operations, we expect to produce water in addition to oil and natural gas. Water that is not recycled may be disposed of in disposal wells, which inject the produced water into non-producing subsurface formations. Underground injection operations are regulated pursuant to the Underground Injection Control (“UIC”) program established under the federal Safe Drinking Water Act (“SDWA”) and analogous state laws. The UIC program requires permits from the EPA or an analogous state agency for the construction and operation of disposal wells, establishes minimum standards for disposal well operations, and restricts the types and quantities of fluids that may be disposed. A change in UIC disposal well regulations or the inability to obtain permits for new disposal wells in the future may affect our ability to dispose of produced water and ultimately increase the cost of our operations. For example, in response to recent seismic events near belowground disposal wells used for the injection of oil and natural gas-related wastewaters, regulators in some states have imposed more stringent permitting and operating requirements for produced water disposal wells. Additionally, legal disputes may arise based on allegations that disposal well operations have caused damage to neighboring properties or otherwise violated state or federal rules regulating waste disposal. These developments could result in additional regulation, restriction on the use of injection wells by us or by commercial disposal well vendors whom we may use from time to time to dispose of wastewater, and increased costs of compliance, which could have a material adverse effect on our capital expenditures and operating costs, financial condition, and results of operations.

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Air Emissions

Our operations are subject to the Clean Air Act (the “CAA”) and comparable state and local requirements. The CAA contains provisions that may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations. The EPA and state governments continue to develop regulations to implement these requirements. We may be required to make certain capital investments in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission-related issues.

In June 2016, the EPA implemented new requirements focused on achieving additional methane and volatile organic compound reductions from the oil and natural gas industry. The rules imposed, among other things, new requirements for leak detection and repair, control requirements for oil well completions, replacement of certain pneumatic pumps and controllers and additional control requirements for gathering, boosting and compressor stations. In September 2018, the EPA proposed revisions to the 2016 rules. The proposed amendments address certain technical issues raised in administrative petitions and include proposed changes to, among other things, the frequency of monitoring for fugitive emissions at well sites and compressor stations. In September 2020, the EPA issued a new rule which amended the 2016 requirements. In this rule, the EPA removed all sources in the transmission and storage segment of the oil and natural gas industry from regulation. The rule also rescinded the methane requirements in the 2016 regulations and loosened monitoring and repair regulations aimed at preventing methane leaks. On June 30, 2021, however, President Biden signed into law a joint Congressional resolution disapproving and invalidating much of the 2020 rule amendments under the prior Presidential Administration, including the 2020 rule’s rescission of the methane requirements. On November 15, 2021, the EPA published a proposed rule that would update and expand existing requirements for the oil and gas industry, as well as creating significant new requirements and standards for new, modified, and existing oil and gas facilities. The proposed new requirements would include, for example, new standards and emission limitations applicable to storage vessels, well liquids unloading, pneumatic controllers, and flaring of natural gas at both new and existing facilities. The proposed rules for new and modified facilities are expected to be finalized by the end of 2022, while any standards finalized for existing facilities will require further state rulemaking actions over the next several years before they become applicable and effective.

In November 2016, the Bureau of Land Management (“BLM”) finalized rules to further regulate venting, flaring and leaks during oil and natural gas production activities on onshore federal and Indian leases (the “2016 Rule”). The 2016 Rule required additional controls and impose new emissions and other standards on certain operations on applicable leases, including committed state or private tracts in a federally approved unit or communitized agreement that drains federal minerals. In September 2018, the BLM published a final rule that revised the 2016 Rule (the “2018 Revised Rule”). The 2018 Revised Rule, among other things, rescinded the 2016 Rule requirements related to waste-minimization plans, gas-capture percentages, well drilling, well completion and related operations, pneumatic controllers, pneumatic diaphragm pumps, storage vessels and leak detection and repair. The 2018 Revised Rule also revised provisions related to venting and flaring. Environmental groups and the States of California and New Mexico filed challenges to the 2018 rule in the United States District Court for the Northern District of California, and in July 2020, the United States District Court for the Northern District of California vacated the BLM’s 2018 Revised Rule. However, in October 2020, the United States District Court for the District of Wyoming issued a ruling vacating the 2016 Rule, holding that the BLM exceeded its statutory authorities and acted arbitrarily. Both rulings have been appealed. The Spring 2021 Unified Agenda of Regulatory and Deregulatory Actions, published by the Office of Management and Budget’s Office of Information and Regulatory Affairs, identified a potential proposal by the BLM to update its existing rules governing the venting and flaring of natural gas (methane) from onshore Federal and Indian oil and gas leases. The BLM has not yet published such a proposed rule, however.

Regulation of GHG Emissions

The EPA has published findings that emissions of carbon dioxide, methane and other greenhouse gases (“GHGs”) present an endangerment to public health and the environment because such emissions are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. These findings provide the basis for the EPA to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the CAA. In June 2010, the EPA began regulating GHG emissions from stationary sources.

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In the past, Congress has considered proposed legislation to reduce emissions of GHGs. To date, Congress has not adopted any such significant legislation, but may do so in the future. In November 2021, the U.S. House of Representatives passed H.R.5376, section 30114 which would amend the Clean Air Act to impose a fee of $1,500 per ton of methane emitted above specified thresholds from onshore petroleum and natural gas production facilities, natural gas processing facilities, natural gas transmission and compression facilities, and onshore petroleum and natural gas gathering and boosting facilities, among other facilities. The U.S. Senate is currently considering H.R. 5376 and may adopt, modify, or eliminate the methane fee.

The Obama administration reached an agreement during the December 2015 United Nations climate change conference in Paris pursuant to which the U.S. initially pledged to make a 26 percent to 28 percent reduction in its GHG emissions by 2025, against a 2005 baseline, and committed to periodically update this pledge every five years starting in 2020 (the “Paris Agreement”). In April 2021, President Biden announced that the United States would aim to cut its greenhouse gas emissions 50 percent to 52 percent below 2005 levels by 2030.

Regulation of methane and other GHG emissions associated with oil and natural gas production could impose significant requirements and costs on our operations.

Hydraulic Fracturing Activities

 Hydraulic fracturing is an important and common practice that is used to stimulate production of natural gas and/or oil from dense subsurface rock formations. We plan to regularly use hydraulic fracturing as part of our operations. Hydraulic fracturing involves the injection of water, sand or alternative proppant and chemicals under pressure into targeted geological formations to fracture the surrounding rock and stimulate production. Hydraulic fracturing is typically regulated by state oil and natural gas commissions. However, several federal agencies have asserted regulatory authority over certain aspects of the process. For example, in December 2016, the EPA released its final report on the potential impacts of hydraulic fracturing on drinking water resources, concluding that “water cycle” activities associated with hydraulic fracturing may impact drinking water resources under certain circumstances. Additionally, the EPA published in June 2016 an effluent limitations guideline final rule pursuant to its authority under the SDWA prohibiting the discharge of wastewater from onshore unconventional oil and natural gas extraction facilities to publicly owned wastewater treatment plants; asserted regulatory authority in 2014 under the SDWA over hydraulic fracturing activities involving the use of diesel and issued guidance covering such activities; and issued in 2014 a prepublication of its Advance Notice of Proposed Rulemaking regarding Toxic Substances Control Act reporting of the chemical substances and mixtures used in hydraulic fracturing. Also, the BLM published a final rule in March 2015 establishing new or more stringent standards for performing hydraulic fracturing on federal and American Indian lands including well casing and wastewater storage requirements and an obligation for exploration and production operators to disclose what chemicals they are using in fracturing activities. However, following years of litigation, the BLM rescinded the rule in December 2017. Additionally, from time to time, legislation has been introduced, but not enacted, in Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. In the event that a new, federal level of legal restrictions relating to the hydraulic fracturing process is adopted in areas where we operate, we may incur additional costs to comply with such federal requirements that may be significant in nature, and also could become subject to additional permitting requirements and experience added delays or curtailment in the pursuit of exploration, development, or production activities.

If new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, including, for example, on federal and American Indian lands, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development or production activities, and perhaps even be precluded from drilling wells.

In the event that local or state restrictions or prohibitions are adopted in areas where we conduct operations, that impose more stringent limitations on the production and development of oil and natural gas, including, among other things, the development of increased setback distances, we and similarly situated oil and natural exploration and production operators in the state may incur significant costs to comply with such requirements or may experience delays or curtailment in the pursuit of exploration, development, or production activities, and possibly be limited or precluded in the drilling of wells or in the amounts that we and similarly situated operates are ultimately able to produce from our reserves. Any such increased costs, delays, cessations, restrictions or prohibitions could have a material adverse effect on our business, prospects, results of operations, financial condition, and liquidity. If new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, including, for example, on federal and American Indian lands, we could incur potentially significant added cost to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development or production activities, and perhaps even be precluded from drilling wells.

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Moreover, because most of our operations are planned to be conducted in the Saint Landry Parish located in south central Louisiana, legal restrictions imposed in that area will have a significantly greater adverse effect than if we had our operations spread out amongst several diverse geographic areas. Consequently, in the event that local or state restrictions or prohibitions are adopted in the Saint Landry Parish located in south central Louisiana, that impose more stringent limitations on the production and development of oil and natural gas, we may incur significant costs to comply with such requirements or may experience delays or curtailment in the pursuit of exploration, development, or production activities, and possibly be limited or precluded in the drilling of wells or in the amounts that we are ultimately able to produce from our reserves. Any such increased costs, delays, cessations, restrictions or prohibitions could have a material adverse effect on our business, prospects, results of operations, financial condition, and liquidity.

Activities on Federal Lands

 Although we do not currently plan to conduct operations on federal lands, oil and natural gas exploration, development and production activities on federal lands, including American Indian lands and lands administered by the BLM, are subject to the National Environmental Policy Act (“NEPA”). NEPA requires federal agencies, including the BLM, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. We anticipate having limited or no exploration, development and production activities on federal lands, however, our future exploration, development and production activities may include leasing and development of federal mineral interests, which will require the acquisition of governmental permits or authorizations that are subject to the requirements of NEPA. This process has the potential to delay or limit, or increase the cost of, the development of oil and natural gas projects. Authorizations under NEPA are also subject to protest, appeal or litigation, any or all of which may delay or halt projects. Moreover, depending on the mitigation strategies recommended in Environmental Assessments or Environmental Impact Statements, we could incur added costs, which may be substantial.

On January 20, 2021, the Acting U.S. Interior Secretary, instituted a 60-day moratorium on new oil and gas leases and permits on federal onshore and offshore lands, which was subsequently extended indefinitely. In June 2021, a federal judge issued an injunction lifting the moratorium, provided that the federal government is appealing the injunction. It is currently unclear whether the moratorium will be reinstated, or whether such moratorium is the start of a change in federal policies regarding the grant of oil and gas permits on federal lands. While in November 2021, the Biden administration recommended an overhaul of the nation’s oil and gas leasing program to limit areas available for energy development, the administration did not recommend a continued moratorium on new oil and gas leasing at that time. However, it is currently unclear whether future moratoriums will be imposed, what the recommended overhaul will be, and whether such actions herald the start of a change in federal policies regarding the grant of oil and gas permits on federal lands.

Endangered Species and Migratory Birds Considerations

The federal Endangered Species Act (“ESA”), and comparable state laws were established to protect endangered and threatened species. Pursuant to the ESA, if a species is listed as threatened or endangered, restrictions may be imposed on activities adversely affecting that species or that species’ habitat. Similar protections are offered to migrating birds under the Migratory Bird Treaty Act. We may conduct operations on oil and natural gas leases in areas where certain species that are listed as threatened or endangered are known to exist and where other species, such as the lesser prairie chicken, that potentially could be listed as threatened or endangered under the ESA may exist. Moreover, as a result of one or more agreements entered into by the U.S. Fish and Wildlife Service, the agency is required to make a determination on listing of numerous species as endangered or threatened under the ESA pursuant to specific timelines. The identification or designation of previously unprotected species as threatened or endangered in areas where underlying property operations are conducted could cause us to incur increased costs arising from species protection measures, time delays or limitations on our exploration and production activities that could have an adverse impact on our ability to develop and produce reserves. If we were to have a portion of our leases designated as critical or suitable habitat, it could adversely impact the value of our leases.

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Other

In October 2015, the U.S. Pipeline and Hazardous Materials Safety Administration (“PHMSA”), proposed to expand its regulations in a number of ways, including increased regulation of gathering lines, even in rural areas, and proposed additional standards to revise safety regulations applicable to onshore gas transmission and gathering pipelines in 2016. In November 2021, the PHMSA issued its final rule extending reporting requirements to all onshore gas gathering operators and applying a set of minimum safety requirements to certain onshore gas gathering pipelines with large diameters and high operating pressures.

Crude oil production is subject to many of the same operating hazards and environmental concerns as natural gas production, but is also subject to the risk of crude oil spills. In addition to Spill Prevention, Control, and Countermeasure Regulation (SPCC) requirements, the Oil Pollution Act of 1990 (“OPA”) establishes requirements for preparation and EPA approval of Facility Response Plans and subjects owners of facilities to strict joint and several liability for all containment and cleanup costs and certain other damages arising from crude oil spills. Noncompliance with OPA may result in varying civil and criminal penalties and liabilities.

We are also subject to rules regarding worker safety and similar matters promulgated by the U.S. Occupational Safety and Health Administration (“OSHA”) and other governmental authorities. OSHA has established workplace safety standards that provide guidelines for maintaining a safe workplace in light of potential hazards, such as employee exposure to hazardous substances. To this end, OSHA adopted a new rule governing employee exposure to silica, including during hydraulic fracturing activities, in March 2016.

Democratic control of the House, Senate and White House could lead to increased regulatory oversight and increased regulation and legislation, particularly around oil and gas development on federal lands, climate impacts and taxes.

Private Lawsuits

Lawsuits have been filed against other operators in several states, including Colorado, alleging contamination of drinking water as a result of hydraulic fracturing activities. Should private litigation be initiated against us, it could result in injunctions halting our development and production operations, thereby reducing our cashflow from operations, and incurrence of costs and expenses to defend any such litigation.

Related Permits and Authorizations

Many environmental laws require us to obtain permits or other authorizations from state and/or federal agencies before initiating certain drilling, construction, production, operation, or other oil and natural gas activities, and to maintain these permits and compliance with their requirements for on-going operations. These permits are generally subject to protest, appeal, or litigation, which can in certain cases delay or halt projects and cease production or operation of wells, pipelines, and other operations.

We are not able to predict the timing, scope and effect of any currently proposed or future laws or regulations regarding hydraulic fracturing, but the direct and indirect costs of such laws and regulations (if enacted) could materially and adversely affect our business, financial conditions and results of operations. See further discussion in “Risk Factors”.

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Insurance

Our oil and gas properties are subject to hazards inherent in the oil and gas industry, such as accidents, blowouts, explosions, implosions, fires and oil spills. These conditions can cause:

•	damage to or destruction of property, equipment and the environment;

•	personal injury or loss of life; and

•	suspension of operations.

Upon commencement of our exploration activities following the offering, we plan to obtain and maintain insurance coverage customary in the industry against these types of hazards. However, we may not be able to obtain or maintain adequate insurance in the future at rates we consider reasonable. In addition, our insurance may be subject to coverage limits and some policies may exclude coverage for damages resulting from environmental contamination. The occurrence of a significant event or adverse claim in excess of the insurance coverage that we maintain or that is not covered by insurance could have a material adverse effect on our financial condition and results of operations.

Title to Property

We believe that we have satisfactory title to our oil and natural gas assets in accordance with standards generally accepted in the international oil and gas industry. Our licenses are subject to customary royalty and other interests, restrictions and encumbrances customary in the oil and gas industry that we believe do not materially interfere with the use of, or affect the carrying value of, our interests.

Intellectual Property

We believe that our ability to preserve the confidentiality of our trade secrets, seismic data and interpretations thereof, and operate without violating the intellectual property rights of others will be important to our success. We plan to rely on a combination of patent (where applicable, provided we do not currently have any patents or pending patents), trademark, copyright, trade secret, including federal, state and common law rights in the United States and other countries, nondisclosure agreements, and other measures to protect our intellectual property. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Our business is affected by our ability to protect against misappropriation and infringement of our intellectual property and other proprietary rights.

Our intellectual property includes the content of our websites, our registered domain names, our unregistered trademarks, and certain trade secrets.

Legal Proceedings

Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding. In addition, we are not aware of any material legal or governmental proceedings against us or contemplated to be brought against us.

Employees

We currently utilize independent contractors for all of our human resource needs.  Following the offering, we plan to commence hiring employees, and converting a number of our current independent contractors to employees, including Michael Peterson, our Chief Executive Officer and President, and Gregory L. Overholtzer, our Chief Financial Officer and Secretary.

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Properties

Oil and Gas Properties

Currently, the Company owns options to acquire oil and gas leases covering an aggregate of 10,948 acres with expirations ranging from 1 year to 5 years, with the right to extend most options for two years upon the payment of $12.50 to $25.00 per acre, per year.  Most options can be exercised by the Company, and the leaseholds acquired, upon payment by the Company of $75.00 per acre underlying the option.  To the extent these options are scheduled to expire prior to our performance of 3-D seismic with respect to the acreage underlying the options, we plan to renew such options until we perform our 3-D seismic shoot.  The following table details the options we currently hold and their expiration dates:

Total Optioned Acres	Year Option Expires
1,694.63	2025
7,405.15	2026
1,848.04	2027
10,947.82

Office Space

Effective June 9, 2022, the Company opened its corporate headquarters at 383 N. Corona Street, Suite 635, Denver, Colorado 80209, entering into workspace use agreement for use of a “hot desk” space and related office services that continues on a month-to-month basis until terminated, at a base monthly rate of approximately $69.

We believe our facilities are sufficient to meet our current needs and that suitable space will be available as and when needed.

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MANAGEMENT

Set forth below is certain information regarding our directors, executive officers and director nominees as of April 26, 2023:

Name	Position	Age	Director Since
Michael L. Peterson	President, Chief Executive Officer and Director	61	May 2022
Gregory L. Overholtzer	Chief Financial Officer and Secretary	66	—
Frank C. Ingriselli	Chairman	68	May 2022
Cynthia L. Welch	Director Nominee*	50	—
Andrew J. Secrist	Director Nominee*	39	—
Thomas J. Pernice	Director Nominee*	60	—

* This individual has indicated his/her assent to occupy such position on the effective date of the registration statement of which this prospectus is a part.

Business Experience

The following is a brief description of the education and business experience of our directors and executive officers.

Michael L. Peterson – President, Chief Executive Officer and Director

Mr. Peterson commenced serving as President, Chief Executive Officer and as a member of the Board of Directors of the Company in April 2022, and his appointments were confirmed by the Board of Directors in May 2022. Mr. Peterson currently spends approximately 35 hours per week on Company matters and operations, which number of weekly hours varies based on the Company’s operations, which the Company believes is adequate to provide for his management of the Company. Mr. Peterson also expects to be able to make himself more available if, or when, the Company’s operations demand more of his time. Since September 2021 Mr. Peterson has served as a member of the Board of Directors of Ocean Biomedical, Inc., formerly Aesther Healthcare Acquisition Corp. (Nasdaq:OCEA), a former special purpose acquisition company which recently acquired a biopharmaceutical company. From September 2021 to February 2023, Mr. Peterson served on the Audit Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee of Ocean Biomedical, Inc. Mr. Peterson served as the president of Nevo Motors, Inc. since December 2020, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Since May 2022, Mr. Peterson has served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp. (NYSE American: TPET), an oil and gas company with assets in the State of California. Since February 2021, Mr. Peterson has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as an independent member of the Board of Directors of TRxADE HEALTH, Inc. (formerly Trxade Group, Inc.) from August 2016 to May 2021 (Nasdaq:MEDS), and has served as an independent member of the Board of Directors, and as Chairman of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee of TRxADE HEALTH, Inc. since January 2023. Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ:AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

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We believe that Mr. Peterson’s skills in managing businesses in public corporations, financial planning and strategic management are a great asset to the Company, and as such, believe that Mr. Peterson is well qualified to serve on the Board of Directors of the Company.

Gregory L. Overholtzer – Chief Financial Officer and Secretary

Mr. Overholtzer commenced serving as the Chief Financial Officer and Secretary of the Company in February 2023. Mr. Overholtzer expects to spend approximately twenty hours per week in this position, but his hours will vary based on the Company’s needs, and may expand if/when the Company’s operations require more of his time. The Company believes he will be able to adequately provide for the management of duties as Chief Financial Officer of the Company. Since February 2022, Mr. Overholtzer has served as part-time Chief Financial Officer of Trio Petroleum Corp. (NYSE American: TPET), an oil and gas company with assets in the State of California. Since January 2019, Mr. Overholtzer has worked as a part-time Chief Financial Officer of Indonesia Energy Corporation Limited (NYSE American: INDO), an oil and gas company engaged in the exploration, development and production of strategic, high-growth energy projects in Indonesia. In addition, since November 2019, Mr. Overholtzer has served as a Consulting Director of Ravix Consulting Group, which provides senior level accounting and finance consulting services. From December 2018 until November 2019, Mr. Overholtzer served as a Field Consultant at Resources Global Professionals. From January 2012 until December 2018, Mr. Overholtzer served as the Chief Financial Officer, Chief Accounting Officer and Controller of PEDEVCO Corp. (NYSE AMERICAN: PED). Mr. Overholtzer holds a Bachelors of Arts degree in Zoology and an MBA in Finance from the University of California, Berkeley.

Frank C. Ingriselli – Chairman

Mr. Ingriselli has served as the Chairman of the board of directors since April 2022, which appointment was confirmed by the Board of Directors in May 2022. Since February 2022, Mr. Ingriselli has served as the Chief Executive Officer and Director of Trio Petroleum Corp. (NYSE American: TPET), an oil and gas company with assets in the State of California.  Since February 2019, Mr. Ingriselli has served as the President of Indonesia Energy Corporation Limited (NYSE American: INDO), an oil and gas company engaged in the exploration, development and production of strategic, high-growth energy projects in Indonesia.  Since September 2019, Mr. Ingriselli served as an independent member of the Board of Directors of NXT Energy Solutions Inc. (TSX:SFD; OTC QB:NSFDF) from 2019 until January 2023, which entity offers geophysical services to the upstream oil and gas industry. Additionally, since February 2022, he has served on the Board of Directors of Elephant Oil Corp, an oil and gas company with assets in Africa. From July 2012 to May 2016, Mr. Ingriselli served as Chief Executive Officer of PEDEVCO Corp. (NYSE American: PED), and from July 2012 to May 2016, he served as the President of PEDEVCO Corp. Mr. Ingriselli also served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011 through September 2018. Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. From February 2016 until December 2018, Mr. Ingriselli founded and served as President and Chief Executive Officer of Blackhawk Energy Ventures Inc., which we refer to as BEV, an energy consulting firm wholly-owned by him. In 2005, Mr. Ingriselli founded Pacific Asia Petroleum Inc (NYSE American: PAP) where he served as its President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010 and returned as Chairman of its renamed entity, Erin Energy Corporation, from May 2017 to July 2018.

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Mr. Ingriselli currently sits on the Advisory Board of Directors of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in Central Asia. Mr. Ingriselli is the founder and CEO of Brightening Lives Foundation Inc., a private charitable foundation.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Mr. Ingriselli brings to the board of directors over 40 years of experience in the energy industry. The Board of Directors believes that Mr. Ingriselli’s experience with, and the insights he has gained from, his energy industry experience will benefit our future plans to evaluate and acquire additional oil producing properties and that they qualify him to serve as our director.

Cynthia L. Welch – Director Nominee

Cynthia L. Welch will join our Board of Directors upon effectiveness of the registration statement of which this prospectus forms a part.  Ms. Welch is a Texas licensed Professional Geoscientist with over 20 years of experience in a wide variety of depositional environments and basins.  Over her career, she has been involved in drilling over 100 horizontal and vertical wells in multiple basins as well as developing expertise in multiple areas, including reservoir characterization, petrophysics, sequence stratigraphy, and project management.  Since August 2022, Ms. Welch has served as the co-founder of Cirrus Oil & Gas, a technically driven company focused on acquiring non-operated oil and gas interests in proven resource plays. Since October 2021, Ms. Welch has served as the co-founder of Tier 1 Resource Partners III, LLC, an oil and gas company. Since November 2019, Mrs. Welch has served as the co-founder of Tier 1 Resource Partners II, LLC, an oil and gas company. Tier 1 Resource Partners is a Houston, Texas-based investment firm focusing primarily on non-operated, asset-level investments in the oil and gas sector. Since November 2016, she has served as co-Founder of Resonance Resources LLC, an oil and gas sector company which is currently inactive. From March 2012 to November 2016, Ms. Welch served as Geoscience Manager at South Texas Reservoir Alliance. From July 2006 to November 2011, Ms. Welch worked with Citation Oil & Gas, as Senior Geologist. From June 2001 to July 2006, Ms. Welch served as a Geologist with Chevron USA.

Ms. Welch received her Bachelor of Science and Master’s Degrees in Geophysics from Texas Tech University. Ms. Welch is licensed as a Professional Geologist in the State of Texas. Ms. Welch was honored in 2019 as one of Oil & Gas Investor Magazine’s 25 Influential Women in Energy. She is a member of American Association of Petroleum Geologists.

We believe Ms. Welch’s over 20 years of oil and gas experience, including being involved in the drilling of over 100 horizontal and vertical wells, as well as her background as a geologist, will be of substantial benefit to the Board of Directors.

Andrew J. Secrist – Director Nominee

Andrew J. Secrist will join our Board of Directors upon effectiveness of the registration statement of which this prospectus forms a part. Since June 2022, Mr. Secrist has served as Managing Partner/Portfolio Manager with Firstlight Management, LP, a fundamental long/short equity hedge fund. Mr. Secrist also currently serves as an adjunct professor of finance at the University of Utah, Eccles School of Business. From April 2021 to January 2022, Mr. Secrist was engaged as a Senior Analyst with Hawk Ridge Capital Management, a hedge fund, and was a member of the investment team actively investing $2 billion of capital in a long/short equity strategy. From April 2016 to October 2018, Mr. Secrist served as Managing Partner/Portfolio Manager of Sparrow Fund Management, a fundamental long/short equity hedge fund. From December 2013 to March 2016, Mr. Secrist served as an Analyst and Portfolio Manager at Tiger Management, a hedge fund where he ran a multimillion dollar long/short equity portfolio. From July 2008 to July 2010, Mr. Secrist served as an Associate with Leonard Green & Partners, a private equity firm. From July 2006 to July 2008, Mr. Secrist was an Analyst with Goldman Sachs & Co.

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Mr. Secrist received a Bachelor of Arts in Business Economics from the University of California, Los Angeles, a Master of Science degree in Financial Economics from Oxford University in Oxford, England, and a Masters of Business Administration from Stanford University’s Stanford Graduate School of Business in Stanford, California.

                The Board of Directors believes that Mr. Secrist’s significant business, economic and investment management experience will make him a well-qualified member of the Board of Directors.

Thomas J. Pernice – Director Nominee

Thomas J. Pernice will join our Board of Directors upon effectiveness of the registration statement of which this prospectus forms a part. Mr. Pernice has served as a member of the Board of Directors of Trio Petroleum Corp., an oil and gas exploration and development company which is in the process of going public, since November 2021. Mr. Pernice has served as the President of Modena Holding Corporation, a company providing corporate and executive advisory services, since 2000. In addition, he has served as a partner with The Abraham Group, an international strategic consulting firm and with Green Partners USA, LLC, a private equity real estate fund dedicated to green building since 2007. Mr. Pernice served as a co-founder and co-Manager of Gibraltar Associates, LLC, a private company, from 2007 until 2013. In 2004, he was appointed Senior Policy Advisor and Executive Director of the Secretary of Energy Advisory Board at the U.S. Department of Energy where he served until 2006. He was a partner and Managing Director of Cappello Group, a boutique investment and merchant bank in Los Angeles from 2000 to 2004. Mr. Pernice also served in the Family Offices of billionaire industrialist David H. Murdock where he was a member of the Chairman’s Global Leadership Team and Executive Officer of Dole Food Company, Inc. (NYSE: DOL) from 1992 to 2000. Mr. Pernice was a Presidential Appointee and member of the senior White House staff serving from 1984 to 1992 where he traveled as a diplomatic representative of the United States to more than 92 countries. Further, Mr. Pernice has served as a member of the board of directors of D3 Energy Corporation since 2022, and Panvaxal, LLC, a private biotechnology company since 2019. Mr. Pernice holds a Batchelor of Arts in Broadcast Journalism from the University of Southern California.

                The Board of Directors believes that Mr. Pernice is well qualified to serve as a member of the Board of Directors due to his significant business consulting and management experience.

Terms of Office of Officers and Directors

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq and as such, we do not currently anticipate holding an annual meeting until fiscal 2024. The term of office of our directors will expire at the end of their class term, as discussed below, subject to re-nomination and reappointment to the board by our stockholders.

Our officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our Amended and Restated Bylaws as it deems appropriate. Our Amended and Restated Bylaws provide that our officers shall include a Chief Executive Officer, a President and a Secretary and may also include a Chairperson of the Board, a Vice Chairperson of the Board, a Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of the Amended and Restated Bylaws.

Corporate Governance

Family Relationships amongst Directors and Officers

There are no family relationships among our directors and executive officers.

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Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person, including directors, pursuant to which the officer was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

Except for Thomas J. Pernice who served as a co-founder and co-Manager of Gibraltar Associates, LLC, a private company, from 2007 until 2013 which entity filed for voluntary Chapter 7 Bankruptcy protection in July 2013 and exited Bankruptcy in October 2014, none of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is composed of a separate Chairman of the Board of Directors and Chief Executive Officer (“CEO”). Mr. Frank C. Ingriselli, an independent member of the Board of Directors, serves as Chairman and Mr. Michael L. Peterson serves as CEO. The Board of Directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our Board of Directors believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s CEO, Mr. Peterson) and the members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its CEO, while enabling our Chairman to facilitate our Board of Directors’ oversight of management, promote communication between management and our Board of Directors, and support our Board of Directors’ consideration of key governance matters. The Board of Directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

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Other Directorships

No director of the Company is also a director of an issuer with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except for our Chief Executive Officer and Director, Mr. Michael L. Peterson, who also serves as a member of the Board of Directors of Ocean Biomedical, Inc., formerly Aesther Healthcare Acquisition Corp. (Nasdaq:OCEA), as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp. (NYSE American: TPET), and as a member of the Board of Directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO), and our Chairman, Frank C. Ingriselli, who serves as a member of the Board of Directors of Trio Petroleum Corp. (NYSE American: TPET), and Thomas J. Pernice, who serves as a member of the Board of Directors of Trio Petroleum Corp . (NYSE American: TPET).

Classified board of directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class One director is Frank C. Ingriselli and his term will expire at the first annual meeting of stockholders to be held after the date of this offering;

•	the Class Two director is Michael L. Peterson and his term will expire at the second annual meeting of stockholders to be held after the date of this offering; and

•	the Company does not currently have any Class Three directors whose term will expire at the third annual meeting of stockholders to be held after the date of the offering.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq and as such, we do not currently anticipate holding an annual meeting until fiscal 2024.

Our director nominees, Cynthia L. Welch, Andrew Secrist and Thomas J. Pernice will be appointed to each of the three classes of directors above in the discretion of the Board of Directors in connection with their appointment to the Board of Directors upon effectiveness of the registration statement of which this prospectus forms a part. We currently anticipate such persons being appointed to the following director classes Cynthia L. Welch (Class Three), Andrew Secrist (Class Two), and Thomas J. Pernice (Class One).

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company. See the section titled “Description of Capital Stock—Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws— Classified Board of Directors.”

Committees of the Board

Upon effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors will have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the Audit Committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the Compensation Committee of a listed company be comprised solely of independent directors.

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Board Committee Membership

Committee membership of the Board of Directors is expected to be as follows upon the effective date of the registration statement of which this prospectus forms a part:

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael L. Peterson
Frank C. Ingriselli (1)	x
Cynthia L. Welch	x	M	M	C
Andrew J. Secrist	x	C	M	M
Thomas J. Pernice	x	M	C	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Audit Committee

Prior to the consummation of this offering, we will establish an Audit Committee of the Board of Directors. Mr. Pernice and Ms. Welch will serve as members of our Audit Committee, and Mr. Secrist will chair the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Each of Messrs. Secrist and Pernice, and Ms. Welch meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

As discussed above, the Board has determined that Mr. Secrist, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of Audit Committee functions. Mr. Secrist has acquired these attributes as a result of his accounting study in his college education, financial business experience, MBA degree and his experience and training as an adjunct professor of Finance at an accredited university.

We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee also has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

Compensation Committee and Nominating and Corporate Governance Committee

Prior to the consummation of this offering, we will establish a Compensation Committee of the Board of Directors. Mr. Secrist, Mr. Pernice and Ms. Welch will serve as members of our Compensation Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the Compensation Committee, all of whom must be independent. Each of Messrs. Secrist and Pernice, and Ms. Welch are independent, and Mr. Pernice will chair the Compensation Committee.

We have adopted a Compensation Committee Charter, which will detail the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominations for Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a Nominating and Corporate Governance Committee. The members of our nominating and corporate governance will be Messrs. Secrist and Pernice, and Ms. Welch. Ms. Welch will serve as chair of the Nominating and Corporate Governance Committee.

The primary purposes of our Nominating and Corporate Governance Committee is to assist the board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board of Directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board of Directors;

•	developing, recommending to the Board of Directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The Nominating and Corporate Governance Committee is governed by a charter which we have adopted that complies with the rules of the Nasdaq.

Our Nominating and Corporate Governance Committee will recommend to the Board of Directors candidates for nomination for election at the annual meeting of the stockholders. The Board of Directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Director Independence

Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our Board of Directors will determine that Frank C. Ingriselli, Cynthia L. Welch, Andrew J. Secrist, and Thomas J. Pernice are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

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In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

Stockholder Communications with the Board

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Secretary, 383 Corona St. #635, Denver, Colorado 80218, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build; however, while ‘short sales’ are discouraged by the Company, the Company does not currently have a policy prohibiting such transactions. We plan to implement a policy prohibiting such transactions in the future.

Compensation Recovery

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer (if any). The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results. We plan to implement a clawback policy in the future, once required, although we have not yet implemented such policy.

Code of Ethics

We have adopted a Code of Ethical Business Conduct (“Code of Ethics”) that applies to all of our directors, officers and employees. We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions in a Current Report on Form 8-K.

There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board.

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Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our Board of Directors believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders.

On August 6, 2021, the Securities and Exchange Commission approved a proposed rule from Nasdaq on diversity of boards of directors of companies listed on Nasdaq. Pursuant to the rule as approved (the “Diversity Rule”), any company newly listing on The Nasdaq Capital Market that was not previously subject to a substantially similar requirement of another national securities exchange, is required to have, explain why it does not have, at least two Diverse (as defined below) directors by the later of: (a) two years from the date of listing; or (b) the date the company files its proxy statement or its information statement (or, if the company does not file a proxy, in its Form 10-K) for the company’s second annual meeting of stockholders subsequent to the company’s listing; provided that if the company has a board of five or fewer members it need only have, or explain why it does not have, one Diverse director. Unless exempt from the rules as discussed below, at least one Diverse director must self-identify as female and at least one Diverse director must self-identify as an underrepresented minority or as LGBTQ+ (unless we remain as a smaller reporting company, in which case both Diverse directors may self-identify as female). “Diverse” means an individual who self-identifies as one or more of the following: female, LGBTQ+, or an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic identity in the country of the Company’s principal executive offices.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation for services paid in all capacities for the period from inception (February 7, 2022) to December 31, 2022 to Michael L. Peterson, our President, Chief Executive Officer and Director and Graham Patterson, our former Chief Financial Officer and Secretary (collectively, the “Named Executive Officers”). We had no other executive officers from February 7, 2022 to December 31, 2022.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Michael L. Peterson	2022	—	(1)	—	—	(2)	—	—	—	(1)
CEO and President
							-
Graham Patterson	2022	45,000	(3)	—	—		—	—	45,000	(3)
Former CFO and Secretary*

*Former CFO and Secretary from April 1, 2022, through February 21, 2023. Effective February 21, 2023, Gregory L. Overholtzer was appointed as CFO and Secretary replacing Mr. Patterson.

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

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(1)

 Mr. Peterson is not due any compensation for services rendered to the Company until the closing of this offering, at which time he is due a $60,000 bonus pursuant to the terms of Mr. Peterson’s employment agreement discussed below under “Employment Agreements”.

(2)

 Does not include the value of 333,334 restricted shares of common stock which the Company has agreed to grant to Mr. Peterson upon effectiveness of the registration statement of which this prospectus forms a part, as discussed in greater detail below under “Employment Agreements”.

(3)	Represents $5,000 per month agreed to paid from April 2002 to December 2022 pursuant to the terms of Mr. Patterson’s employment agreement discussed below under “Employment Agreements”.

Outstanding Equity Awards at Fiscal Year-End

The Company: (i) did not grant any stock options to its executive officers or directors during the period from February 7, 2022 (Inception) to December 31, 2022; (ii) did not have any outstanding equity awards as of December 31, 2022; and (iii) had no options exercised by its Named Executive Officers during the period from February 7, 2022 (Inception) to December 31, 2022.

Employment Agreements

Michael L. Peterson

Effective as of April 1, 2022, we entered into an employment agreement with our Chief Executive Officer, Michael L. Peterson, which was amended and restated on January 20, 2023, to be effective as of April 1, 2022. Mr. Peterson is initially engaged as a consultant, effective April 1, 2022, through the first date the Company’s shares are publicly traded on any public exchange (the “IPO Date”). Upon the IPO Date, Mr. Peterson’s consultancy shall end and he shall become an employee of the Company, for a term ending on December 31, 2024, subject to automatic one-year renewals thereafter unless either party provides the other at least 90 days’ notice of non-renewal before the applicable renewal date. Mr. Peterson will report directly the Board and shall perform his services from Utah.

We have agreed to pay Mr. Peterson a one-time $60,000 bonus within five business days of the IPO Date, and that effective as of IPO Date, when his employment with the Company commences, the Company shall pay Mr. Peterson an annual base salary of $350,000. Mr. Peterson’s base salary may be increased from time to time in the discretion of the Board, which increases in salary need not be evidenced by amendments to the agreement. He is eligible for an annual discretionary bonus, beginning in 2022, targeted at 50% of his base salary, as determined by the Compensation Committee of the Board, based on his performance and achievement by the Company of certain financial, operating and other objectives set by the Board. Mr. Peterson is also eligible for other bonuses in the discretion of the Board or the Compensation Committee, in cash or equity.

Mr. Peterson is further eligible for a grant of 333,334 restricted shares of common stock (“RS”) which will be granted within five business days of the IPO Date, and subject to his continued employment, vest over two year vesting schedule, pursuant to which 25% of the RS will vest upon the earlier of 3 months after the IPO Date or 6 months after the grant date, and the remainder shall vest in equal tranches every 6 months thereafter until either the RS is fully vested or Mr. Peterson’s Continuous Service (as defined in the 2022 Plan) terminates, whichever occurs first. Mr. Peterson also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per year. Although Mr. Peterson is employed pursuant to a term, either Mr. Peterson or the Company may terminate his Agreement earlier. We may terminate Mr. Peterson’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Mr. Peterson involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Mr. Peterson to perform any material duties under the agreement or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Mr. Peterson’s duties; (f) willful misconduct, or other willful material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; or (g) material uncured breach of any written agreement with the Company. We anticipate granting these RSs shortly after the effectiveness of the registration statement of which this registration statement forms a part, and after filing a Form S-8 Registration Statement, which will become effective immediately upon filing, to register the 2,537,685 shares of common stock available for awards under our 2022 Equity Incentive Plan.

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Mr. Peterson may resign at any time with 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Peterson signs a release in a form provided by the Company, to pay Mr. Peterson, as severance, the equivalent of twelve months of Base Salary. Delaware law governs Mr. Peterson’s agreement, provided that any disputes are resolved via arbitration in Salt Lake City, Utah.

Mr. Peterson has also entered into a standard form of Non-Disclosure and Assignment Agreement as a condition of execution of the Agreement.

Graham Patterson (former agreement, now terminated)

Effective as of April 1, 2022, we entered into an employment agreement with our then Chief Financial Officer and Secretary, Graham Patterson. Mr. Patterson was initially engaged as a consultant, effective April 1, 2022, through the first date the Company’s shares are publicly traded on any public exchange (the “IPO Date”). Upon the IPO Date, Mr. Patterson’s consultancy was to end and he was to become an employee of the Company, for a term ending on December 31, 2024, subject to automatic one-year renewals thereafter unless either party provided the other at least 90 days’ notice of non-renewal before the applicable renewal date. Mr. Patterson’s agreement was terminated effective February 21, 2023, in connection with his resignation as Chief Financial Officer of the Company.

We agreed to pay Mr. Patterson a consulting fee of $5,000 per month pursuant to the agreement.

Mr. Patterson has also entered into a standard form of Non-Disclosure and Assignment Agreement as a condition of execution of the Agreement.

Gregory L. Overholtzer

Effective as of February 14, 2023, we entered into an employment agreement with Gregory L. Overholtzer, who was appointed as our Chief Financial Officer and Secretary effective February 21, 2023. Mr. Overholtzer is initially engaged as a consultant, effective February 14, 2023, through the first date the Company’s shares are publicly traded on any public exchange (the “IPO Date”). Upon the IPO Date, Mr. Overholtzer’s consultancy shall end and he shall become an employee of the Company, on a month-to-month basis thereafter unless either party provides the other at least 30 days’ notice of termination. Mr. Overholtzer will report directly the Chief Executive Officer and shall perform his services from California.

We have agreed to pay Mr. Overholtzer a consulting fee of $5,000 per month, provided, however, effective as of IPO Date, when his employment with the Company commences, the Company shall pay Mr. Overholtzer at a rate of $10,000 per month. Mr. Overholtzer’s base salary may be increased from time to time in the discretion of the Board, which increases in salary need not be evidenced by amendments to the agreement. Mr. Overholtzer is also eligible for other bonuses in the discretion of the Board or the Compensation Committee, in cash or equity.

Mr. Overholtzer may resign at any time with 30 days’ written notice.

Delaware law governs Mr. Overholtzer’s agreement, provided that any disputes are resolved via arbitration in Salt Lake City, Utah.

Mr. Overholtzer has also entered into a standard form of Non-Disclosure and Assignment Agreement as a condition of execution of the Agreement.

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Compensation of Directors

Summary Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company during the period from inception (February 7, 2022) to December 31, 2022. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in cash		Stock Awards	Option Awards	All Other Compensation	Total

Frank C. Ingriselli	$—	(1)	—	—	—	$—

The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Mr. Ingriselli is not due any compensation from the Company until the closing of this offering, at which time he is due a bonus of $60,000 pursuant to the terms of Mr. Ingriselli’s employment agreement discussed below under “Consulting Agreement”.

We have not yet established a compensation policy for our non-executive members of our Board of Directors (other than our Chairman, Mr. Ingriselli, whose consulting agreement is discussed below). We anticipate paying compensation to our non-executive director(s) in the future, which may be in the form of cash or equity, or a combination of both. No specific board compensation policy has been adopted to date; however, the material terms of the non-employee director compensation program, as it is currently contemplated, are summarized below.

The non-employee director compensation program is expected to provide for annual retainer fees and/or long-term equity awards to our non-employee directors. We expect each non-employee director will receive an annual retainer of $40,000, plus an additional $10,000 for each board committee Chairman position that he or she serves on. The non-employee directors are also expected to be issued 100,000 shares of restricted common stock that will vest over 3 years.

Compensation under our non-employee director compensation policy will be subject to the annual limits on non-employee director compensation set forth in the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), as described below, with increased limits in the first year such non-employee director is appointed to the Board, or in the case of any non-employee chairperson of the Board, as discussed below. Our Board of Directors or an authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2022 Plan.

Consulting Agreements

Frank C. Ingriselli Consulting Agreement

                On April 1, 2022, we entered into a Consulting Agreement with Frank C. Ingriselli, our Chairman, which was amended and restated on January 20, 2023, effective as of April 1, 2022. Pursuant to the Consulting Agreement, Mr. Ingriselli agreed to provide services to the Company commensurate with such title as Chairman of the Board of Directors, as determined by the Company’s Board of Directors. Mr. Ingriselli is not due any monthly consideration during the term of the agreement, except that he is due $60,000 as a bonus within five business days of the IPO Date. The agreement remains in effect until terminated by either party with at least 10 days prior notice to the other and expires on the IPO Date.

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Mr. Ingriselli also agreed to not, at any time during the term of the agreement, undertake any activities, directly or indirectly, on his or her own behalf or on behalf of any third party, which are competitive with those provided by the Company and to indemnify the Company and hold it harmless, from and against any and all claims, liabilities, and/or expenses (including, without limitation, attorneys’ fees and expenses) resulting from, arising out of, or relating to any of any breach of the representations or warranties or provisions of the agreement. The Consulting Agreement also includes customary confidentiality, work for hire and non-disclosure obligations of Mr. Ingriselli. The agreement provides that Mr. Ingriselli is prohibited from participating in any retirement, pension, disability, or other benefit plan of the Company, including any bonus, incentive or other equity compensation plan of the Company.

Key Man Insurance

We have no key man insurance on any of our executive officers, nor does the Company plan to obtain any keyman insurance on any of its executive officers.

2022 Equity Incentive Plan

On November 16, 2022, the Board of Directors and on November 18, 2022, our majority stockholders adopted the Company’s 2022 Equity Incentive Plan (the “2022 Plan”).

The 2022 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) shares in performance of services; (vii) other awards of equity or equity based compensation; or (viii) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

Shares Available Under the 2022 Plan; Evergreen Provision

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2022 Plan is the sum of (i) 2,000,000 shares, and (ii) an automatic increase on April 1st of each year for a period of nine years commencing on April 1, 2023 (on which date the number of shares available for issuance under the 2022 Plan increased by 537,685 shares, to 2,537,685) and ending on (and including) April 1, 2032, in an amount equal to the lesser of (A) five percent (5%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year (the “Evergreen Measurement Date”); and (B) 666,667 shares of common stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. This is also known as an “evergreen” provision. Notwithstanding the foregoing, no more than a total of 8,000,000 shares of common stock (or awards) may be issued or granted under the 2022 Plan in aggregate, and no more than 8,000,000 shares of common stock may be issued pursuant to the exercise of Incentive Stock Options.

If an award granted under the 2022 Plan entitles a holder to receive or purchase shares of our common stock, then on the date of grant of the award, the number of shares covered by the award (or to which the award relates) will be counted against the total number of shares available for granting awards under the 2022 Plan. As a result, the shares available for granting future awards under the 2022 Plan will be reduced as of the date of grant. However, certain shares that have been counted against the total number of shares authorized under the 2022 Plan in connection with awards previously granted under such 2022 Plan will again be available for awards under the 2022 Plan as follows: shares of our common stock covered by an award or to which an award relates which were not issued because the award terminated or was paid in cash or any portion thereof that was forfeited or cancelled without the delivery of shares will again be available for awards, including, but not limited to shares forfeited to pay any exercise price or tax obligation.

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In addition, shares of common stock related to awards that expire, are forfeited, or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the 2022 Plan.

The shares available for awards under the 2022 Plan will be authorized but unissued shares of our common stock or shares acquired in the open market or otherwise.

Administration

The Company is the issuer (manager) of the 2022 Plan. The 2022 Plan is administered by either (a) the entire Board of Directors of the Company, or (b) the Compensation Committee; or (b) as determined from time to time by the Board of Directors (the “Administrator”). Subject to the terms of the 2022 Plan, the Administrator may determine the recipients, the types of awards to be granted, the number of shares of our Common Stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2022 Plan, including the period of their exercisability and vesting. The Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2022 Plan.

The Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

On or after the date of grant of an award under the 2022 Plan, the Administrator may (i) accelerate the date on which any such award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a participant’s employment during which any such award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such award; provided, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Internal Revenue Code (the “Code”).

Eligibility

All of our employees (including our affiliates), non-employee directors and consultants are eligible to participate in the 2022 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2022 Plan only to our employees (including our affiliates).

No awards are issuable by the Company under the 2022 Plan (a) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (b) where the services directly or indirectly promote or maintain a market for the Company’s securities.

Limit on Non-Employee Director Compensation

The maximum number of shares subject to awards granted during a single calendar year to any non-employee director, taken together with any cash fees paid during the compensation year to the non-employee director, in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $250,000, or $500,000 in the first year such non-employee director is appointed to the Board, or in the case of any non-employee chairperson of the Board, in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). Compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

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Option Terms

Stock options may be granted by the Administrator and may be either non-qualified (non-statutory) stock options or incentive stock options. The Administrator, in its sole discretion, determines the exercise price of any options granted under the Plan which exercise price is set forth in the agreement evidencing the option, provided however that at no time can the exercise price be less than the $0.0001 par value per share of the Company’s common stock. Stock options are subject to the terms and conditions, including vesting conditions, set by the Administrator (and incentive stock options are subject to further statutory restrictions that will be set forth in the grant agreement for those options). The exercise price for all stock options granted under the 2022 Plan will be determined by the Administrator, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant. Further, stockholders who own greater than 10% of the Company’s voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of the Company’s common stock on the date of grant.

The term of all stock options granted under the 2022 Plan will be determined by the Administrator, but the term of an incentive stock option may not exceed 10 years (five years for incentive stock options granted to stockholders who own greater than 10% of the Company’s voting stock). Each stock option gives the grantee the right to receive a number of shares of the Company’s common stock upon exercise of the stock option and payment of the exercise price. The exercise price may be paid in cash or if approved by the Administrator, shares of the Company’s common stock. The Administrator may also permit other ways for a grantee to pay the exercise price.

Options granted under the 2022 Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

Incentive stock options granted under the 2022 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Nonqualified (non-statutory stock options) granted under the 2022 Plan are not intended to qualify as incentive stock options under the Code.

The Administrator may impose limitations on the transferability of stock options granted under the 2022 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2022 Plan other than by will or the laws of descent and distribution or, subject to approval by the Administrator, pursuant to a domestic relations order. However, the Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third party financial institution for value.

Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or the immediate sale of shares acquired upon exercise of the option is prohibited by our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option (to the extent allowed); or (v) other legal consideration approved by the administrator.

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Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term “cause” is defined in the 2022 Plan to mean any event which would qualify as cause for termination under the participant’s employment agreement with the Company, or, if there is no such employment agreement, any of the following (i) the recipient’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the recipient’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the recipient’s failure to perform the recipient’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the recipient by the Company; (iv) the recipient’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the recipient’s material violation of any provision of any agreement(s) between the recipient and the Company relating to noncompetition, non-solicitation, nondisclosure and/or assignment of inventions.

Restricted Stock Unit Awards

Restricted stock unit (RSU) awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2022 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our Board of Directors and specified in the stock appreciation right agreement.

The administrator determines the term of stock appreciation rights granted under our 2022 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

Our 2022 Plan permits the grant of performance awards that may be settled in stock, cash, or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

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The performance goals may be based on any measure of performance selected by our Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board of Directors at the time the performance award is granted, our Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Stock Awards

The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Tax Withholding Adjustments

To the extent provided by the terms of an option or other award, or otherwise agreed to by the Administrator, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2022 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2022 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2022 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

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In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.

Change in Control

Stock awards granted under our 2022 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2022 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

The Administrator has the right, to effect, at any time and from time to time, subject to the consent of any participant whose award is materially impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding option or SAR; (2) the cancellation of any outstanding option or SAR and the grant in substitution therefor of (A) a new option, SAR, restricted stock award, RSU award or other award, under the 2022 Plan or another equity plan of the Company, covering the same or a different number of shares of common stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Duration; Termination of the 2022 Plan

Our Board of Directors has the authority to amend, suspend, or terminate our 2022 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date our Board of Directors adopted our 2022 Plan. No stock awards may be granted under our 2022 Plan while it is suspended or after it is terminated.

Current Available Shares

As of the date of this prospectus an aggregate of 2,537,685 shares are available for awards under the 2022 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since February 7, 2022 (Inception), or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at December 31, 2022, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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Related Party Transactions

Related Party Loans

During March 2022, the Company borrowed an aggregate of $110,000 from two then greater than 5% stockholders of the Company, Adrian Beeston ($55,000); and Ron Bauer ($55,000) to further fund the Company’s strategy and to secure the procurement of property, pursuant to promissory notes bearing no stated interest rate and maturing upon the earlier of (i) five business days after the Company has raised an aggregate of $500,000 through third party debt and/or equity financing or (ii) May 18, 2022.  The Company repaid these loans in full in April 2022.

On August 22, 2022, we borrowed $50,000 (the “Initial Draw”) from Michael L. Peterson, our President, Chief Executive Officer, and Director. In connection therewith we entered into a promissory note with Mr. Peterson, evidencing up to $100,000 which may be loaned to us by Mr. Peterson from time to time pursuant to the terms of the note. Interest on the amounts borrowed accrue at the rate of (i) 3.0% per annum on the Initial Draw, and (ii) at the then applicable federal rate for short-term loans with respect to each Subsequent Draw (as defined below). Upon written request by the Company to Mr. Peterson, the Company may request additional draw-downs of principal under the note (each, a “Subsequent Draw”), up to $100,000 in aggregate. Mr. Peterson may fund any or all Subsequent Draws in his sole discretion, and is not required to fund any such Subsequent Draw. The note may be prepaid at any time without penalty. At December 31, 2022, the note had been repaid in full and cancelled.

All unpaid principal and accrued interest under the note is payable upon the earlier of (a) upon written demand from Mr. Peterson, at any time after November 22, 2022; (b) the initial closing of a Qualified Event (defined below); (c) the insolvency of the Company; (d) the commission of any act of bankruptcy by the Company; (e) the execution by the Company of a general assignment for the benefit of creditors; (f) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (g) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

In April 2023, Michael L. Peterson, our President, Chief Executive Officer, and Director, advanced the Company an aggregate of $50,000 to fund operations and expenses related to this offering.  This cash advance is non-interest bearing and will be repaid to Mr. Peterson by the Company upon consummation of this offering, with funds raised in such offering.

Effective June 9, 2022, the Company opened its corporate headquarters at 383 N. Corona Street, Suite 635, Denver, Colorado 80209, entering into workspace use agreement for use of a “hot desk” space and related office services that continues on a month-to-month basis until terminated, at a base monthly rate of approximately $69.

Agreements with Saur Minerals

On March 8, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Saur Minerals. Pursuant to the Letter Agreement, Saur Minerals caused its affiliated entity, Two Pearl Energy LLC (“Two Pearl”), to assign approximately 4,200 net acres of oil and gas leasehold interests (the “Subject Leases”) and related assets located within St. Landry Parish, Louisiana to the Company in exchange for (a) $300,000 of cash consideration paid by the Company to Saur Minerals on March 8, 2022, (b) $100,000 cash consideration payable by the Company to Saur Minerals within five days after the closing of the acquisition, which amount has been paid in full, and (c) $200,000 of cash consideration payable by the Company to Saur Minerals within thirty days after the closing of the acquisition, which amount has been paid in full. In addition, the parties agreed that Two Pearl would reserve and retain an overriding royalty interest (“ORRI”) with respect to each Subject Lease in a percentage equal to the positive difference between the royalty interest of the lessor under each Subject Lease and 25%, if the lessor reserves a royalty less than 25%, and 2% if the lessor reserves a royalty interest equal to or greater than 25%. Further, the Company agreed that, for a period of six months after the closing of the acquisition, that it would use commercially reasonable efforts to seek and obtain third party equity and/or debt financing on terms and conditions reasonably satisfactory to the Company of an amount up to $1,620,000 (the “Post-Closing Financing”), which would be used to acquire up to 59,400 additional net mineral acres of leasehold interests within the Development Area (defined below); which reasonable efforts were used, provided that management has since determined to move forward with this initial public offering instead of raising third party equity or debt. Through the date of this prospectus, the Company has raised an aggregate of $1,149,000 through the sale of equity securities of the Company and has acquired options giving rights to acquire an additional 6,699 net mineral acres of leasehold interests within the Development Area, bringing the Company’s total options to acquire leasehold interests to an aggregate of 10,948 acres (exclusive of the acreage covered by the Napoleonville JV Option).

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In connection with the closing of the transactions contemplated by the Letter Agreement, the Company and Saur Minerals entered into an Acquisition and Development Agreement, dated March 8, 2022, as amended June 16, 2022 (the “Development Agreement”), pursuant to which Saur Minerals agreed to seek and pursue opportunities to acquire certain interests for the benefit of the Company and subsequently reconveyed to the Company, or directly acquire on behalf of the Company such interests, within St. Landry Parish, Louisiana (the “Development Area”), on an exclusive basis for a term of five years expiring March 8, 2027, subject to extension by the Company for three additional periods of one year each, and subject to satisfaction of certain pre-authorized economic terms, prices and conditions as set forth therein, the acquisition of which interests are to be reimbursed to Saur Minerals, or paid directly, by the Company. Through the date of this prospectus, the Company has acquired and/or extended options on leases covering an aggregate of 10,948 net mineral acres for an aggregate price of approximately $12.50 per acre to $25.00 per year with 2 one year extensions. Most options include an option to purchase mineral leases at $75.00 per acre once exercised.

Employment Agreement

 As discussed above under “Executive and Director Compensation—Employment Agreement”, we have entered into employment agreements with Michael L. Peterson, our Chief Executive Officer and Director and Gregory L. Overholtzer, our Chief Financial Officer and Secretary.

Consulting Agreements

                As discussed above under “Executive and Director Compensation—Consulting Agreements”, we have entered into consulting agreements with Frank C. Ingriselli, our Chairman.

Acquisition of Shares and Transfers

From March to May 2022, we sold an aggregate of 9,562,660 shares of restricted common stock in private transactions to 11 accredited investors, including to Frank C. Ingriselli (880,000 shares)(our Chairman); Graham Patterson (our then Chief Financial Officer)(500,000 shares, of which 100,000 shares were subsequently transferred to Gregory L. Overholtzer, our current Chief Financial Officer and Secretary for no consideration); Louis E. Bernard, Jr. (the Managing Member of Project Operations of Saur Minerals)(1,360,000 shares, of which 680,000 were subsequently transferred to Saur Minerals, LLC, and an aggregate of 633,333 shares were subsequently sold to four other unaffiliated investors); Michael L. Peterson (1,000,000 shares)(our Chief Executive Officer and Secretary); Michael Schilling (1,360,000 shares)(the President of Land/Legal of Saur Minerals); Adrian Beeston (1,483,334 shares, of which 133,334 shares were subsequently sold to Michael L. Peterson, our Chief Executive Officer and President, and 66,667 shares were subsequently sold to an entity minority owned by Mr. Beeston, and 100,000 shares were subsequently sold to an unaffiliated investor); and Naia Ventures, LLC (1,200,000 shares), for $0.00015 per share or $1,439 in aggregate.

In January 2023, we sold an aggregate of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate. At or around the same time as the sales were completed, one of our founders and one of our affiliates, Louis E. Bernard, Jr. and Saur Minerals, LLC, respectively, sold the purchasers and three other accredited investors, in a separate private transaction, an aggregate of 683,336 shares of our restricted common stock (Louis E. Bernard, Jr. (133,334 shares) and Saur Minerals, LLC (550,002 shares)), for $0.30 per share.

On February 13, 2023, our then Chief Financial Officer, Graham Patterson gifted 100,000 shares of common stock to our current Chief Financial Officer, Gregory L. Overholtzer, for no consideration.

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Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval, or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by our directors. In connection with the approval of the transactions described above, our directors took into account various factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

Moving forward, and prior to the effectiveness of the registration statement of which this prospectus forms a part, we intend to form an Audit Committee which will review related party transactions to determine whether such transactions are fair to the Company and its stockholders. The Audit Committee of the Board of Directors of the Company will be tasked with reviewing and approving any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”). The Audit Committee, in undertaking such review and will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The Audit Committee will only approve a Related Party Transaction if the Audit Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Audit Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the Board of Directors in place of the Committee.

In addition, our Code of Business Conduct and Ethics (described above under “Management—Code of Ethics“), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 26, 2023 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

The column titled “Beneficial Ownership- Percent Prior to Offering” is based on a total of 10,753,712 shares of our common stock outstanding as of the Date of Determination. The column titled “Beneficial Ownership- Percent After Offering” is based on 11,953,712 shares of our common stock to be outstanding after this offering, which gives further effect to the issuance of 1,200,000  shares of common stock in this offering and assumes no exercise of the underwriter’s option to purchase additional shares to cover overallotments.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

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To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 383 Corona St. #635, Denver, Colorado 80218.

			Beneficial Ownership
Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent Prior to Offering	Percent After Offering
Directors, Executive Officers, and Director Nominees
Michael L. Peterson	1,301,646	(1)	12.1%	10.9%
Gregory L. Overholtzer	100,000		*%	*%
Frank C. Ingriselli	880,000		8.2%	7.4%
Cynthia L. Welch	—		—	—
Andrew J. Secrist	—		—	—
Thomas J. Pernice	—		—	—
All executive officers, directors and director nominees, as a group (six persons)	2,281,646		21.2%	19.1%

5% Stockholders
Michael Schilling (2)	1,360,000		12.7%	11.4%
Adrian Beeston (3)	1,183,334		11.0%	9.9%
Naia Ventures, LLC (4)	1,200,000		11.2%	10.0%
Henry Chamberlain (5)	800,000		7.5%	6.7%

* Less than 1%.

(1) Does not include 333,334 restricted stock shares which we plan to grant to Mr. Peterson, promptly following, the effectiveness of the registration statement of which this registration statement forms a part, as discussed in greater detail under “Executive and Director Compensation—Employment Agreements—Michael L. Peterson”.

(2) Address: 110 Linda Lee, Lafayette, Louisiana 70506. Mr. Schilling is the President of Land/Legal of Saur Minerals, our affiliate, provided that Mr. Bernard, as discussed below in Footnote (5) and not Mr. Schilling is deemed to beneficially own the shares of common stock held by Saur Minerals.

(3) Address: Calle Major, Palma, Calvia, Spain 07196.

(4) Shares held by Naia Ventures, LLC are beneficially owned by Arlene Mosshart, its 100% managing member. Address: 6435 Zumirez Drive #13, Malibu, California 90265.

(5) Address: 66 New Road Great Tew Chipping Norton Oxfordshire OX7 4AG United Kingdom.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

On November 16, 2022, the Board of Directors and on November 18, 2022, our majority stockholders approved the Company’s 2022 Equity Incentive Plan, which is discussed under “Executive and Director Compensation— 2022 Equity Incentive Plan”. There are not currently any awards outstanding under the 2022 Equity Compensation Plan.

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Promptly following the effectiveness of the registration statement of which this registration statement forms a part, we plan to file a Form S-8 Registration Statement, which will become effective immediately upon filing, to register the 2,537,685 shares of common stock available for awards under our 2022 Equity Incentive Plan, and thereafter we plan to award Mr. Michael L. Peterson, the Chief Executive Officer, President and Director of the Company, an aggregate of 333,334 restricted stock shares, as discussed in greater detail above under “Executive and Director Compensation—Employment Agreements” and each of our non-executive directors a total of 100,000 shares of restricted common stock (400,000 in aggregate), which will vest over three years.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the Lafayette Energy Corp Certificate of Incorporation, as amended and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Delaware General Corporation Law.

Authorized Capitalization

The total number of authorized shares of our common stock is 90,000,000 shares, $0.0001 par value per share. The total number of “blank check” authorized shares of our preferred stock is 10,000,000 shares, $0.0001 par value per share. There are no shares of preferred stock currently outstanding.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

No Preemptive, Conversion, or Redemption Rights. Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. Shares of our common stock are not assessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

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Listing. We have applied to list our common stock on The Nasdaq Capital Market under the symbol “LEC.” No assurance can be given that our listing application will be approved.

Preferred Stock

Our Board of Directors has the authority to issue undesignated shares of “blank check” preferred stock in one or more series and to fix the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of each such series, including, without limitation, dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and could, among other things, have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. We have no present plans to issue any shares of preferred stock.

Transfer Agent, Registrar and Warrant Agent

Our transfer agent, registrar and warrant agent is Issuer Direct Corporation. Their phone number is (919) 481-4000.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

The provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Common Stock. Shares of our authorized and unissued common stock are available for future issuances without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board of Directors in opposing a hostile takeover bid.

Authorized but Unissued Shares of Preferred Stock. Under our Second Amended and Restated Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Classified Board of Directors. In accordance with the terms of our Second Amended Certificate of Incorporation, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our Second Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than one or more than fifteen. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Second Amended and Restated Certificate of Incorporation provides that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

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Removal of Directors. Our Amended and Restated Bylaws provide that directors may be removed only for cause and upon the affirmative vote of holders of at least a majority of the outstanding shares of common stock then entitled to vote at an election of directors.

Special Meetings of Stockholders. Our Amended and Restated Bylaws provide that a special meeting of stockholders may be called only by (i) the Chief Executive Officer or President of the Company; (ii) an officer of the Company other than the Chief Executive Officer or President pursuant to a resolution adopted by a majority of the directors then in office, or (iii) the Chairperson of the Board (if any).

Stockholder Advance Notice Procedure. Our Amended and Restated Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Amended and Restated Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary (x) not less than 90 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

Action by Written Consent. Any action required or permitted to be taken by our common stockholders may be affected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Vacancies on the Board of Directors. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment to Amended and Restated Bylaws by Stockholders. Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our Bylaws, our Second Amended and Restated Certificate of Incorporation and Bylaws provide that any amendment to such Amended and Restated Bylaws undertaken solely by our stockholders requires the affirmative vote of at least  sixty-six and two-third percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon.

Supermajority Approval Required For Certain Amendments to the Second Amended and Restated Certificate of Incorporation. Our Second Amended and Restated Certificate of Incorporation provides that in addition to any vote of the holders of any class or series of the stock of the Company required by law or by the Certificate of Incorporation, as amended, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of the Second Amended and Restated Certificate of Incorporation (a) dealing with the supermajority amendment requirement; or (b) relating to the number of the directors of the Company, the Classes of directors, the terms of office of directors, vacancies on the Board of Directors and the removal of directors.

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Forum selection clause. Our Second Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the certificate of incorporation or the bylaws of the Company, each as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

The preceding provisions would not however apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Notwithstanding the above, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Second Amended and Restated Certificate of Incorporation provides that unless the Company gives an Alternative Forum Consent, the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act and that the exclusive forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce such a provision. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Second Amended and Restated Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find either exclusive-forum provision in our vigorously assert the validity and enforceability to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm our business. See “Risk Factors— Risks Associated with Our Governing Documents and Delaware Law—Our Second Amended and Restated Certificate of Incorporation contain exclusive forum provisions that may discourage lawsuits against us and our directors and officers.”

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law

We are subject to Section 203 of Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

■	before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

■

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

■

on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines “business combination” to include the following:

■

any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

■	any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder;

■	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

■

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

■	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us will not be limited by Section 203 of Delaware law.

Warrants and Options

As of the date of this prospectus we have no outstanding warrants or options.

Limitations on Liability and Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

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(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other — subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or the bylaws (as amended and restated) after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director (or such other person or persons, if any, who exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors) or officer (including the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, if any, and each person other than the above which is or was identified in the Company’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful) shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of his or her fiduciary duty as a director or officer, as applicable, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or unless he or she violated his or her duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends (as to directors only), unlawful stock purchases or unlawful redemptions (as to directors only), or derived improper personal benefit from his or her action as a director or officer. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, as applicable, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care. This also does not limit the liability of an officer in any action by or in the right of the corporation. Additionally, this provision in our Certificate of Incorporation does not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors and officers to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our bylaws (as amended and restated), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Incorporation.

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Our Bylaws as amended and restated (“Bylaws”) include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Listing

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “LEC”.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Prior to this offering, there has been no active market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices prevailing from time to time.

Upon completion of this offering, assuming an offering size of shares of common stock and an initial public offering price equal to $6.00 (the midpoint of the estimated price range set forth on the cover of this prospectus), we will have outstanding an aggregate of 11,953,712 shares of common stock. Of these outstanding shares of common stock, the 1,200,000 shares of common stock sold in this offering and the 2,735,553 shares being registered pursuant to the Resale Prospectus will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 8,018,159 shares of common stock are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act, as described below. As a result of the contractual 180-day lock-up period described below and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date
3,935,553	On the date of this prospectus.
1,993,179	At 90 days from the date of this prospectus.
6,024,980	At or after 180 days* from the date of this prospectus

* This 180 day period corresponds to the end of the lock-up period described below under “Underwriting.”

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Rule 144

In general, under Rule 144, beginning 90 days after this offering, a person, or persons whose shares are aggregated, other than any affiliate of ours, who owns shares that were purchased from us or any affiliate of ours at least six months previously, is entitled to sell such shares as long as current public information about us is available. In addition, our affiliates who own shares that were purchased from us or any affiliate of ours at least six months previously are entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of our then-outstanding shares of common stock, which will equal approximately 119,537 shares immediately after this offering, and (2) the average weekly trading volume of our common stock on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice of the sale on Form 144, or, if no such notice is required, the date of the receipt of the order to execute the sale. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions, notice requirements in specified circumstances and the availability of current public information about us.

Furthermore, under Rule 144, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement or other restrictions contained in Rule 144.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

None of our outstanding shares of common stock were issued in consideration for compensation.

Stock Options and Warrants; Stock Plan

As of the date of this prospectus we have no outstanding warrants or options.

Promptly following the effectiveness of the registration statement of which this registration statement forms a part, we plan to file a Form S-8 Registration Statement, which will become effective immediately upon filing, to register the 2,537,685 shares of common stock available for awards under our 2022 Equity Incentive Plan (see “Executive and Director Compensation— 2022 Equity Incentive Plan“, above), and thereafter we plan to award Mr. Michael L. Peterson, the Chief Executive Officer, President and Director of the Company an aggregate of 333,334 restricted stock shares, as discussed in greater detail above under “Executive and Director Compensation—Employment Agreements” and each of our non-executive directors a total of 100,000 shares of restricted common stock (400,000 in aggregate), which will vest over three years. Subject to any vesting requirements, these shares registered on Form S-8 will be eligible for resale in the public markets without restriction, subject to Rule 144 limitations applicable to affiliates, upon issuance/award in the future, subject to the lock-up described below.

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Lock-Up Agreements

Upon completion of this offering all of our directors and executive officers and the holders of 10% percent or greater of our capital stock will have signed lock-up agreements that prevent them from selling any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, subject to certain exceptions, for a period of not less 180 days from the date of this prospectus without the prior written consent of the underwriter. The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No sales of the shares covered by the Resale Prospectus shall occur until the common stock sold in our initial public offering begin trading on the Nasdaq Capital Market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Aegis Capital Corp. (the “underwriter”), with respect to the securities being sold in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock set forth opposite its name in the following table.

Underwriter	Number of Shares
Aegis Capital Corp.

Total

The shares of common stock sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any shares of common stock sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $[●] per share. If all of the shares are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter has advised us that it does not intend to make sales to discretionary accounts. The underwriting agreement will provide that the obligations of the underwriter to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriter to purchase the shares of common stock is conditioned upon the Company receiving approval to list the shares of common stock for trading on The Nasdaq Capital Market.

The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock offered by this prospectus if any of the shares are purchased.

Over-Allotment Option

If the underwriter sells more shares of common stock than the total number set forth in the table above, we have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase up to 180,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, constituting 15% of the total number of shares of common stock to be offered in this offering (excluding shares subject to this option). The underwriter may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering. If this option is exercised in full, the total proceeds to us will be $[●], before deduction of underwriting discounts and estimated offering expenses.

Discounts and Commissions; Expenses

The following table summarizes the public offering price and the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise in full and non-exercise of the over-allotment option that we have granted to the underwriter):

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	Per Share		Total
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$	$
Underwriting discount payable by us (7.0%)(1)	$	$	$	$
Non-accountable expense payable by us	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1) Does not include (i) the warrant to purchase a number of shares of common stock equal to 5% of the number of shares sold in the offering, or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

We have agreed to pay the underwriter a non-accountable expense allowance equal to 1.0% of the total gross proceeds of the Offering. We have also agreed to pay all expenses relating to the offering, including: (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the common stock on Nasdaq; (c) all fees associated with the review of the offering by FINRA; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of shares offered under “blue sky” securities laws or the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions; (f) the costs of mailing and printing the offering materials; (g) transfer and/or stamp taxes, if any, payable upon our transfer of the shares to the underwriter; and (h) the fees and expenses of our accountants; and (i) actual accountable expenses of the underwriter not to exceed $100,000, which amount includes expenses for the underwriter’s legal counsel and road show expenses. Any advance payments made to the underwriter will be returned to us to the extent any portion of the advance is not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its designed affiliates) warrants (the “Underwriter’s Warrants”) to purchase shares of Common Stock equal to total of 5% of the shares of the common stock sold in this offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year six (6) month period commencing on the date that is six months from the commencement of the sales of the offering under the registration statement, subject to resale restrictions under applicable securities laws and regulations. The Underwriter’s Warrants will be exercisable at a price equal to $[____________], 125% of the public offering price per share of common stock in connection with this offering. The Underwriter’s Warrants shall not be redeemable. The Company has registered the shares of common stock underlying the Underwriter’s Warrants under the Securities Act in this offering. The Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the commencement of sales under the registration statement of which this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of the underwriter. The Underwriter’s Warrants provide for cashless exercise in the event an effective registration statement for the shares of Common Stock issuable upon exercise of the Underwriter’s Warrants is not available. Furthermore, (i) the Underwriter’s Warrants do not have more than one demand registration right at our Company’s expense in compliance with FINRA Rule 5110(g)(8)(B); (ii) the Underwriter’s Warrants do not have a demand registration right with a duration of more than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C); (iii) the Underwriter’s Warrants do not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D); and (iv) the Underwriter’s Warrants further provide for anti-dilution protection (adjustment in the number and price of such Warrants and the shares underlying such Warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(g)(8)(E) and (F).

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The registration statement, of which this prospectus is a part, also registers for sale the 69,000 shares of common stock underlying the Underwriter’s Warrants that we intend to issue to the Underwriter in connection with this offering (which represents the maximum number of shares underlying such warrants issuable to the representative of the underwriters in the event the underwriter’s over-allotment option is exercised).

Right of First Refusal

For the period of eighteen (18) months from after the closing of the offering, we have granted the underwriter a right of first refusal to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to future public and private equity, equity-linked, convertible or debt securities (excluding commercial bank debt) offerings during such 18-month period of the Company, or any successor to or any subsidiary of the Company.

Determination of Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the public offering price will be negotiated between us and the underwriter. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriter;
•	the prospects for our Company and the industry in which we operate;
•	an assessment of our management;
•	our past and present financial and operating performance;
•	our prospects for future earnings;
•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;
•	the prevailing conditions of United States securities markets at the time of this offering; and
•	other factors deemed relevant.

Neither we nor the underwriter can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

Our executive officers, directors, employees and stockholders holding at least 10% of the outstanding shares of Common Stock have agreed not to, without the prior written consent of the underwriter, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of one hundred eighty (180) days from the closing date of the offering.

Tail Financing

 We have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the 6 month period following expiration or termination of our engagement letter with the underwriter.

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Clear Market

Without the prior written consent of underwriter, the Company has agreed, for a period of one hundred eighty (180) days from the closing date of the offering, that it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the initial public offering price.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Listing

We have applied to list the shares of common stock on The Nasdaq Capital Market under the symbol “LEC”.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

132

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on The Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

From time to time, the underwriter and/or its affiliates may in the future provide, various investment banking and other financial services for us for which services it may in the future receive, customary fees.

Except for the services provided in connection with this offering, the underwriter has not provided any investment banking or other financial to us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. David M. Loev, the Managing Partner, President and sole owner of The Loev Law Firm, PC, beneficially owns 2% of the outstanding shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The financial statements of Lafayette Energy Corp as of December 31, 2022 and for the period from February 7, 2022 (Inception) through December 31, 2022, included in this prospectus and the registration statement have been audited by BF Borgers CPA PC, Lakewood, Colorado, independent registered public accounting firm, as stated in their report dated March 9, 2023, which includes an explanatory paragraph regarding Lafayette Energy Corp’s ability to continue as a going concern, has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333-270446) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

133

You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at https://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. If you do not have internet access, requests for copies of such documents should be directed to Michael L. Peterson, the Company’s Chief Executive Officer, at Lafayette Energy Corp, 383 Corona St. #635, Denver, Colorado 80218.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC referred to above.

We maintain a corporate website at www.LafayetteEnergyCorp.com (currently under construction). Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

134

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Lafayette Energy Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Lafayette Energy Corp (the “Company”) as of December 31, 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period February 7, 2022 (Inception) through December 31, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period February 7, 2022 (Inception) through Au December 31, 2022, in conformity with accounting principles generally accepted in the United States.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 3 to the financial statements, the entity has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO

March 9, 2023

F-2

Lafayette Energy Corp

Balance Sheet

December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$64,162
Property
Oil and gas properties - unproved	713,161
Total assets	$777,323
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$22,854
Total liabilities	22,854
Commitments and Contingencies	-
STOCKHOLDERS’ EQUITY
Preferred shares, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-
Common shares, $0.0001 par value, 490,000,000 shares authorized; 10,721,711 shares issued and outstanding at December 31, 2022	1,072
Additional paid in capital	1,184,499
Accumulated deficit	(431,102)
Total stockholders’ equity	754,469
Total liabilities and stockholders’ equity	$777,323

The accompanying notes are an integral part of these financial statements.

F-3

Lafayette Energy Corp

Statement of Operations

For the Period February 7, 2022 (Inception) through December 31, 2022

Operating expenses:
Consulting fees	$157,767
Consulting fees, related party	52,000
Professional fees	215,011
General and administrative expenses - other	14,262
Total operating expenses	439,040
(Loss) from operations	(439,040)
Other income (expense)
Gain on foreign exchange	7,975
Interest expense, related party	(37)
Total other income	7,938
(Loss) before income taxes	(431,102)
Income taxes	-
Net (loss)	$(431,102)
Net (loss) per common share
Basic and diluted	$(0.04)
Weighted average number of common shares	10,471,800

The accompanying notes are an integral part of these financial statements.

F-4

Lafayette Energy Corp Statement of Stockholders Equity

	Preferred Shares		Common Shares		Additional		Total
	$.0001 Par Value		$.0001 Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
BALANCES, February 7, 2022	-	$-	-	$-	$-	$-	$-
Sale of shares for cash at $0.0001 per share	-	-	617,315	62	30	-	92
Sale of shares for cash at $0.0001 per share, related party	-	-	9,314,979	931	466	-	1,397
Sale of shares for cash at $1.50 per share	-	-	789,388	79	1,184,003	-	1,184,082
Net loss	-	-	-	-	-	(431,102)	(431,102)
BALANCES, December 31, 2022	-	-	10,721,711	$1,072	$1,184,499	$(431,102)	$754,469

The accompanying notes are an integral part of these financial statements.

F-5

Lafayette Energy Corp

Statement of Cash Flows

For the Period February 7, 2022 (Inception) through December 31, 2022

OPERATING ACTIVITIES
Net (loss)	$(431,102)
Changes in:
Accounts payable	22,854
Net cash (used in) operating activities	(408,248)

Purchase of oil and gas properties	(713,161)
FINANCING ACTIVITIES
Sale of common shares	1,185,571
Funds borrowed from related parties	160,000
Loans repaid to related parties	(160,000)
Net cash provided by financing activities	1,185,571
NET CHANGE IN CASH	64,162
CASH, Beginning	-
CASH, Ending	$64,162
Interest paid	$37
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

Lafayette Energy Corp

Notes to Financial Statements

For the Period February 7, 2022 (Inception) through December 31, 2022

Note 1 – Organization and History

Nature of Operations and Organization

Lafayette Energy Corp (the “Company”) is an oil and gas exploration and development company that was incorporated in Delaware on February 7, 2022 (“Inception”).

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Property

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs transfer to proved oil and natural gas properties using full cost accounting. None of the capitalized costs in the amount of $713,161, including legal fees of $131,248 and consulting fees to a related party of $129,464 were included in the amortization base as of December 31, 2022 nor did the Company expense any capitalized costs during the period ended December 31, 2022. The Company has no oil and gas producing activities at December 31, 2022 and its oil and gas properties are still in the testing phase and have not been evaluated.

F-7

During the period ended December 31, 2022, the Company acquired interest in oil and gas leaseholds located in St. Landry Parish, Louisiana including an acquisition effective March 8, 2022 from a related party of 4331.3660 net acres in exchange for $300,000 of cash.

Other Comprehensive Income

The Company has no material components of other comprehensive loss and accordingly, net loss is equal to comprehensive loss for the period.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company’s assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company's deferred income taxes include certain future tax benefits.  The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company has adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At December 31, 2022, there were no uncertain tax positions that required accrual.

Loss Per Share

Loss per share requires presentation of both basic and diluted loss per common share. Common share equivalents, if used, would consist of any options, warrants and contingent shares, and would not be included in the weighted average calculation since their effect would be anti-dilutive due to the net loss. At December 31, 2022, the Company has no outstanding options, warrants or contingent shares.

Foreign Exchange Transactions

The Company records transactions in connection with the subscription of its shares of common stock denominated in the foreign currency of GBP at the exchange rate in effect at the date of the transaction. The Company had no assets or liabilities denominated in any foreign currency at December 31, 2022. The differences resulting from unrealized changes in foreign exchange rates were recorded as Gain on foreign exchange in the amount of $7,975 which is included as a component of Total other income in the statement of operations.

Recent Accounting Pronouncements

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Off-Balance Sheet Arrangements

As part of its ongoing business, the Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. For the period through December 31, 2022, the Company has not been involved in any unconsolidated SPE transactions.

F-8

Subsequent Events

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued.

Note 3 – Going Concern and Management Plans

The Company’s financial statements for the period ended December 31, 2022 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company reported a net loss of $431,102 for the period ended December 31, 2022 and an accumulated deficit of $431,202 at December 31, 2022. For the period ended December 31, 2022, the Company had a negative cash flow from operations of $408,248.

The future success of the Company is dependent on its ability to attract additional capital and ultimately, upon its ability to develop future profitable operations. In addition, the Company continues to experience negative cash flows from operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 4 – Stockholders’ Equity

Preferred Shares

The Company is authorized to issue 10,000,000 shares of $0.0001 par value preferred stock. At December 31, 2022, the Company has no preferred shares issued and outstanding.

Common Shares

The Company is authorized to issue 90,000,000 shares of $0.0001 common stock. At December 31, 2022 there were a total of 10,721,711 shares of common stock issued and outstanding. Effective January 26, 2023, the Company changed the number of its authorized shares of common stock from 490,000,000 to 90,000,000 shares and effected a two-for-three stock split of its common stock of record. These financial statements reflect such changes to its authorized shares of common stock and shares issued and outstanding as of and for the period ended December 31, 2022 as a result of the stock split.

During March 2022, the Company sold 617,049  shares of its common stock to investors and consultants for $92 or $0.00015 per share.

During March 2022, the Company also sold 9,314,977 shares of its common stock to officers, directors and affiliates of the Company for $1,397 or $0.00015 per share.

As part of a private placement, the Company sold 789,388 shares of its common stock to investors for $1,184,082 or $1.50 per share.

F-9

Note 5 – Income Taxes

The effective income tax rate for the period ended December 31, 2022 differs from the U.S. Federal statutory rate due to the following:

December 31, 2022
Federal statutory income tax rate	$90,000
State income taxes, net of federal benefit	$16,000
Permanent items	-
Change in valuation allowance	$(106,000)

Long-term deferred tax assets:
Net operating loss carryforwards	$106,000
Long- deferred tax liabilities:
Valuation allowance	$(106,000)
Net long-term deferred tax assets	-

Note 6 – Equity Based Payments

The Company accounts for equity-based payment accruals under authoritative guidance as set forth in the Topics of the ASC. The guidance requires all equity-based payments to employees and non-employees, including grants of employee and non-employee stock options and warrants, to be recognized in the financial statements based at their fair values.

2022 Equity Incentive Plan

Effective November 18, 2022, the Company adopted its 2022 Equity Incentive Plan (the “2022 Plan”). Under the 2022 Plan, the Board of Directors may grant various forms of awards to purchase common stock to employees, director and consultants who provide services to the Company or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase price, conditions and other terms of each award are determined by the Board of Directors subject to certain statutory requirements. A total of 2 million shares of the Company’s common stock are initially subject to the 2022 Plan with annual adjustments to the total number of shares; however, there is a total of 8,000,000 shares of the Company’s common stock that is subject to Incentive Stock Options. During the period ended December 31, 2022, the Company granted no awards under the 2022 Plan.

Note 7 – Commitments and Contingencies

Agreements

Chief Financial Officer

The Company entered into an agreement effective April 1, 2022 with its former chief financial officer to perform certain services that includes compensation at the rate of $5,000 per month (effective October 2022 the compensation is at the rate of $5,500 per month) whereby either party can terminate the agreement with ten days’ notice.

Legal Services

The Company entered into a month-to-month agreement effective April 18, 2022 with its in-house legal counsel to perform certain legal services that includes compensation at the rate of $5,000 per month based upon a rate of 15 hours per month of services whereby the compensation shall increase to $10,000 per months based upon a rate of 30 hours per month of services. During the period ended December 31, 2022, the Company paid $45,000 in professional fees.

F-10

Note 8 – Related Party Transactions

Consulting Fees.

During the period ended December 31, 2022, the Company paid its former chief financial officer fees in the amount of $52,000. See Note 7 – Commitments and Contingencies – Consulting Agreements.

Promissory Notes

During March 2022, the Company borrowed $110,000 from affiliates and the Company repaid such loans in full.

On August 22, 2022, the Company borrowed $50,000 from an officer of the Company and such loan is evidenced by an unsecured promissory note whereby the unpaid principal amount of the Note is due and payable on Demand at any time on or after November 22, 2022 including any and all unpaid and accrued interest at the rate of three percent (3%) per annum of the outstanding principal (the “Note).  At December 31, 2022, the Company paid in full the $50,000 on the Note plus accrued interest in the amount of $37.

Note 9 – Subsequent Events

In January 2023, the Company sold an aggregate of 32,001 shares (after the effect of the two-for-three stock split) of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate.

Effective January 31, 2023, the Company effected a two-for-three stock split of its common stock of record as well as changed the number of authorized shares of its common stock from 490,000,000 to 90,000,000.

Effective February 14, 2023, the Company entered into an employment agreement with Gregory L. Overholtzer, who was appointed as the Company’s Chief Financial Officer and Secretary effective February 21, 2023, replacing former Chief Financial Officer and Secretary, Graham Patterson, whose employment agreement was terminated effective February 21, 2023.

F-11

___________ shares

Lafayette Energy Corp

common stock

PROSPECTUS

Underwriter

Aegis Capital Corp.

__________, 2023

Through and including         , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[Alternate Page for Resale Prospectus]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2023

Lafayette Energy Corp

2,735,553 Shares of Common Stock

This prospectus relates to 2,735,553 shares of common stock, par value $0.0001 per share, of Lafayette Energy Corp that may be sold from time to time by the selling stockholders named in this prospectus following the closing of our initial public offering, as described in the Public Offering Prospectus (defined below).

We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders.

Our common stock began trading on The Nasdaq Capital Market on _________, 2023, under the symbol “LEC”, and the closing sales price of our common stock on ___________, 2023, was$_____________ per share.

The selling stockholders may offer and sell the common stock being offered by this prospectus from time to time in public or private transactions, or both. Sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

At the same time as the offering set forth in this prospectus (the “Resale Prospectus”), on _________, 2023, we entered into an Underwriting Agreement for the sale of 1,200,000 shares of common stock, through a separate prospectus (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus, each of which prospectuses were filed as part of the same registration statement of which this prospectus forms a part. The closing of the offering described in the Public Offering Prospectus (our initial public offering), and the approval of the listing of our common stock on The Nasdaq Capital Market, are each conditions precedent to the offering described in this Resale Prospectus. No sales of the shares covered by this prospectus shall occur until the common stock sold in our initial public offering begin trading on the Nasdaq Capital Market. We anticipate our initial public offering to be consummated on or about ________, 2023 at a public offering price of $________ per share of common stock.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors,” beginning on page [  ] of this prospectus before you make your decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023.

A-1

[Alternate Page for Resale Prospectus]

The Offering

Common stock offered by the selling stockholders:	This prospectus relates to 2,735,553 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus.

Shares outstanding prior to and after this offering(1):	11,953,712 shares of common stock.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders (see also “Use of Proceeds,” below).

Risk factors:

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” below.

Trading market and symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “LEC”.

(1) Assumes the sale of all shares of common stock pursuant to the Public Offering Prospectus (but no exercise of the underwriter’s overallotment option in connection therewith).

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of April 26, 2023 and excludes:

•

no awards under the Company’s 2022 Equity Incentive Plan, of which 2,537,685 shares currently remain available for future awards under such plan and a total of 733,334 shares of restricted common stock are expected to be issued after the date of our initial public offering to our Chief Executive Officer and non-employee directors.

Additionally, unless otherwise stated, all information in this prospectus:

•	reflects all currency in United States dollars.

A-2

[Alternate Page for Resale Prospectus]

PRIVATE PLACEMENT OFFERINGS

From March to May 2022, we sold an aggregate of 9,562,660 shares of restricted common stock in private transactions to 11 accredited investors, including to Frank C. Ingriselli (880,000 shares)(our Chairman); Graham Patterson (our then Chief Financial Officer)(500,000 shares, of which 100,000 shares were subsequently transferred to Gregory L. Overholtzer, our current Chief Financial Officer and Secretary for no consideration); Louis E. Bernard, Jr. (the Managing Member of Project Operations of Saur Minerals)(1,360,000 shares, of which 680,000 were subsequently transferred to Saur Minerals, LLC, and an aggregate of 633,333 shares were subsequently sold to four other unaffiliated investors); Michael L. Peterson (1,000,000 shares)(our Chief Executive Officer and Secretary); Michael Schilling (1,360,000 shares)(the President of Land/Legal of Saur Minerals); Adrian Beeston (1,483,334 shares, of which 133,334 shares were subsequently sold to Michael L. Peterson, our Chief Executive Officer and President, and 66,667 shares were subsequently sold to an entity minority owned by Mr. Beeston, and 100,000 shares were subsequently sold to an unaffiliated investor); and Naia Ventures, LLC (1,200,000 shares), for $0.00015 per share or $1,439 in aggregate.

From May to September 2022, we sold an aggregate of 789,386 shares of restricted common stock to 44 accredited investors for $1.50 per share, or $1,184,079 in aggregate. All but eight of those investors (36 in total), were also offered the right, at the same time, to subscribe for additional shares of common stock at $0.00015 per share, and an additional 12 investors were also offered the right to subscribe for shares of common stock at $0.0015 per share, and in total we sold 337,990 shares of restricted common stock to 51 accredited investors for an aggregate of $50.70.

In January 2023, we sold an aggregate of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate. At or around the same time as the sales were completed, one of our founders and one of our affiliates, Louis E. Bernard, Jr. and Saur Minerals, LLC, respectively, sold the purchasers and three other accredited investors, in a separate private transaction, an aggregate of 683,336 shares of our restricted common stock (Louis E. Bernard, Jr. (133,334 shares) and Saur Minerals, LLC (550,002 shares)), for $0.30 per share.

In total, from all of the private offerings described above we raised an aggregate of $1,305,569.

Pursuant to a separate confirmation, each investor agreed to comply with all prospectus delivery requirements of the Securities Act as applicable in connection with sales of any securities pursuant to this prospectus.

A-3

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We are registering the shares of common stock for the benefit of the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby.

We will pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

See “Selling Stockholders” and “Plan of Distribution” described below.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 2,735,553 shares of common stock through this prospectus.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “Plan of Distribution.” As of the date of this prospectus, there are [11,953,712] shares of our common stock issued and outstanding, which includes [1,200,000] shares of common stock sold in our initial public offering pursuant to the Public Offering Prospectus.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder). The selling stockholders can offer all, some or none of their shares of common stock, and thus we have no way of determining the number of shares of common stock each selling stockholder will hold after this offering.

There are no agreements between the Company and any selling stockholder pursuant to which the shares subject to this registration statement were issued. None of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three years unless disclosed in the footnotes below. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer, except as discussed in the footnotes below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Number of Shares of Common Stock Being Offered		Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (#)
Name of Selling Shareholder		Number	Percentage			Number	Percentage
Alanna Scott	(a)	66,667	*	66,667	(2)	—	—
Breakspear Ventures Ltd	(b)	173,334	1.5%	90,000	(3)	83,334	*
Chandler Bruce	(c)	26,667	*	26,667	(4)	—	—
Clark Peterson	(d)	26,667	*	26,667	(4)	—	—
Clark R. Moore	(e)	233,334	2.0%	233,334	(5)	—	—
Clive Roberts		100,000	*	33,333	(2)	66,667	*
Colin Locke		16,878	*	16,878	(6)	—	—
Emily Bavin		16,667	*	16,667	(2)	—	—
Greg Bealer		77,334	*	77,334	(7)	—	—
James Dubois	(f)	114,980	*	83,334	(8)	31,646	*
Karen P. Christensen		200,000	1.7%	200,000	(9)	—	—
Brandt W. Gessel	(g)	26,667	*	26,667	(4)	—	—
Matthew Peterson	(h)	26,667	*	26,667	(4)	—	—
Marisa Anderson		333,334	2.8%	333,334	(10)	—	—
Nicola Baldwin		16,667	*	16,667	(2)	—	—
Nicola Sheehy	(i)	16,667	*	16,667	(2)	—	—
Niki Angelos		38,667	*	38,667	(11)	—	—
Richard D. McCloskey, Jr.		346,667	2.9%	346,667	(12)	—	—
Ronald and Dawn Wagner		77,334	*	77,334	(13)	—	—
Sebastian Marr		500,000	4.2%	500,000	(14)	—	—
Scot Robinson		38,667	*	38,667	(15)	—	—
Streeterville Capital, LLC	(j)	100,000	*	100,000	(18)	—	—
Spencer Peterson	(k)	26,667	*	26,667	(4)	—	—
The Loev Family Partnership, Ltd.	(l)	216,667	1.8%	216,667	(16)	—	—
Valerie Anne Beeston	(m)	66,667	*	66,667	(17)	—	—
Winona K. Peterson	(n)	33,334	*	33,334	(4)	—	—
		2,917,200		2,735,553

_________________

* Less than one percent (1%).

# Assumes the sale of all shares offered herein.

(1) “Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon [11,953,712] shares of our common stock issued and outstanding as of April [●], 2023, which includes [1,200,000] shares of common stock sold in our initial public offering pursuant to the Public Offering Prospectus.

(2) Represents shares of common stock purchased from the Company in a private placement for $0.00015 per share.

(3) Represents 23,334 shares of common stock purchased from the Company in a private placement for $1.50 per share and 66,667 shares of common stock sold to Breakspear Ventures Ltd. in a private transaction from Adrian Beeston, a greater than 5% stockholder of the Company and a minority owner of Breakspear Ventures Ltd.

(4) Represents shares of common stock gifted to the selling stockholder from Michael L. Peterson, the Chief Executive Officer, President and Director. Chandler Bruce is the son-in-law of Mr. Michael L. Peterson; Clark Peterson is the adult son of Mr. Michael L. Peterson; Brandt Gessel is the son-in-law of Mr. Michael L. Peterson; Matthew Peterson is the adult son of Mr. Michael L. Peterson; Spencer Peterson is the adult son of Mr. Michael L. Peterson; and Winona K. Peterson is the mother of Mr. Michael L. Peterson. None of such persons live in the same household as Mr. Peterson and Mr. Peterson is not deemed to beneficially own any of the securities held by such persons.

(5) Includes 133,334 shares of common stock acquired from the Company in a private transaction for $0.00015 per share and 100,000 shares of common stock purchased from Mr. Michael L. Peterson, the Company’s Chief Executive Officer, President and Director, in a private transaction, for $0.15 per share.

(6) Includes 8,439 shares of common stock acquired from the Company in a private transaction for $1.50 per share and 8,440 shares of common stock acquired from the Company in a private transaction for $0.00015 per share.

(7) Represents 10,667 shares of common stock purchased from the Company in a private placement for $2.50 per share and 66,667 shares of common stock sold to Breakspear Ventures Ltd. in a private transaction from Adrian Beeston, a greater than 5% stockholder of the Company and a minority owner of Breakspear Ventures Ltd.

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(8) Represents 83,334 shares of common stock acquired from Saur Minerals, LLC in a private transaction for $0.30 per share.

(9) Represents 200,000 shares of common stock acquired from the Company in a private transaction for $1.50 per share.

(10) Represents 33,334 shares of common stock purchased from Saur Minerals, LLC in a private transaction for $0.30 per share.

(11) Represents 5,334 shares of common stock purchased from the Company in a private placement for $2.50 per share and 33,334 shares of common stock purchased from Saur Minerals, LLC in a private transaction for $0.30 per share.

(12) Includes 200,000 shares of common stock acquired from the Company in a private transaction for $1.50 per share and 220,000 shares of common stock purchased from Mr. Michael L. Peterson, the Company’s Chief Executive Officer, President and Director, in a private transaction, for $0.15 per share.

(13) Represents 10,667 shares of common stock purchased from the Company in a private placement for $2.50 per share and 66,667 shares of common stock acquired from Louis E. Bernard, a greater than 5% stockholder of the Company and the Managing Member of Project Operations of Saur Minerals, an affiliate of the Company, in a private transaction for $0.30 per share in a private transaction.

(14) Represents 500,000 shares of common stock acquired from Louis E. Bernard, a greater than 5% stockholder of the Company and the Managing Member of Project Operations of Saur Minerals, an affiliate of the Company, in a private transaction for $0.30 per share in a private transaction.

(15) Represents 5,334 shares of common stock purchased from the Company in a private placement for $2.50 per share and 33,333 shares of common stock acquired from Louis E. Bernard, a greater than 5% stockholder of the Company and the Managing Member of Project Operations of Saur Minerals, an affiliate of the Company, in a private transaction for $0.30 per share in a private transaction.

(16) Includes 66,667 shares of common stock acquired from the Company in a private transaction for $0.00015 per share and 150,000 shares of common stock purchased from Mr. Michael L. Peterson, the Company’s Chief Executive Officer, President and Director, in a private transaction, for $0.15 per share.

(17) Represents shares of common stock acquired from Louis E. Bernard, a greater than 5% stockholder of the Company and the Managing Member of Project Operations of Saur Minerals, an affiliate of the Company, in a private transaction for $0.30 per share in a private transaction.

(18) Represents 100,000 shares of common stock acquired from Adrian Beeston, a greater than 5% stockholder of the Company, in a private transaction for $0.30 per share.

(a) Alanna Scott is Vice President of Operations (a non-executive employee) of the Company.

(b) The beneficial owners of the shares of common stock held by Breakspear Ventures Ltd. are Paul McKillen and Nicola Baldwin, its Directors. Additionally, Nicola Baldwin, Clive Roberts, Colin Locke and Emily Bavin, each selling stockholders, are minority shareholders, of Breakspear Ventures Ltd. Adrian Beeston, a greater than 5% stockholder of the Company, is also a minority owner of Breakspear Ventures Ltd.

(c) Chandler Bruce is the adult son-in-law of Michael L. Peterson, our President, Chief Executive Officer and director. Chandler Bruce is not a member of Michael L. Peterson’s household.

(d) Clark Peterson is the adult son of Michael L. Peterson, our President, Chief Executive Officer and director. Clark Peterson is not a member of Michael L. Peterson’s household.

(e) Foundation Law Group LLP, which Mr. Moore serves as a Partner of, has been engaged as legal counsel to the Company pursuant to a customary legal services engagement agreement

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(f) Beneficial ownership includes 31,646 shares of common stock held by DFM Nominees Ltd, which shares Mr. Dubois is deemed to beneficially own.

(g) Brandt Gessel is the adult son-in-law of Michael L. Peterson, our President, Chief Executive Officer and director. Brandt Gessel is not a member of Michael L. Peterson’s household.

(h) Matthew Peterson is the adult son of Michael L. Peterson, our President, Chief Executive Officer and director. Matthew Peterson is not a member of Michael L. Peterson’s household.

(i) Nicola Sheehy is the adult daughter of Adrian Beeston, a greater than 5% stockholder of the Company. Nicola Sheehy is not a member of Mr. Beeston’s household.

(j) The beneficial owner of the shares of common stock held by Streeterville Capital, LLC is John Fife.

(k) Spencer Peterson is the adult son of Michael L. Peterson, our President, Chief Executive Officer and director. Spencer Peterson is not a member of Michael L. Peterson’s household.

(l) The beneficial owner of the shares of common stock held by The Loev Family Partnership, Ltd., is David M. Loev, the Managing Partner, President and sole owner of The Loev Law Firm, PC. Mr. Loev is a broker registered with the Financial Industry Regulatory Authority, Inc.

(m) Valerie Beeston is the mother of Adrian Beeston, a greater than 10% stockholder of the Company; however, she does not live in the same household as Mr. Beeston and Mr. Beeston does not have voting or dispositive control over the shares held by Valerie Beeston.

(n) Winona Peterson is the mother of Michael L. Peterson, our President, Chief Executive Officer and director. Winona Peterson is not a member of Michael L. Peterson’s household.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

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Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Stockholder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this prospectus.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our common stock.

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by The Loev Law Firm, PC. David M. Loev, the Managing Partner, President and sole owner of The Loev Law Firm, PC, beneficially owns 216,667 shares of the outstanding shares of our common stock, representing 2% of the Company’s outstanding shares of common stock, the resale of which shares are being registered in this Resale Prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Lafayette Energy Corp (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

	Amount to be Paid
SEC Registration fee	$3,242	*
Financial Industry Regulatory Authority, Inc. filing fee	4,807	*
Nasdaq Listing fees	50,000
Printing and engraving expenses	5,500	*
Legal fees and expenses	300,000	*
Accounting fees and expenses	50,000	*
Transfer Agent’s fees	4,700	*
Miscellaneous fees and expenses	62,436	*
Total	$480,685	*

* Estimates.

Item 14. Indemnification of Directors and Officers.

Our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other — subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or the bylaws (as amended and restated) after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director (or such other person or persons, if any, who exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors) or officer (including the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, if any, and each person other than the above which is or was identified in the Company’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful) shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of his or her fiduciary duty as a director or officer, as applicable, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or unless he or she violated his or her duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends (as to directors only), unlawful stock purchases or unlawful redemptions (as to directors only), or derived improper personal benefit from his or her action as a director or officer. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director or officer for breach of the fiduciary duty of care as a director or officer, as applicable, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care. This also does not limit the liability of an officer in any action by or in the right of the corporation. Additionally, this provision in our Certificate of Incorporation does not eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors and officers to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our bylaws (as amended and restated), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.

Our Bylaws as amended and restated (“Bylaws”) include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

From March to May 2022, we sold an aggregate of 9,562,660 shares of restricted common stock in private transactions to 11 accredited investors, including to Frank C. Ingriselli (880,000 shares)(our Chairman); Graham Patterson (500,000 shares, of which 100,000 shares were subsequently transferred to Gregory L. Overholtzer, our Chief Financial Officer and Secretary for no consideration); Louis E. Bernard, Jr. (the Managing Member of Project Operations of Saur Minerals)(1,360,000 shares, of which 680,000 were subsequently transferred to Saur Minerals, LLC, and an aggregate of 633,333 shares were subsequently sold to four other unaffiliated investors); Michael L. Peterson (1,000,000 shares)(our Chief Executive Officer and Secretary); Michael Schilling (1,360,000 shares)(the President of Land/Legal of Saur Minerals); Adrian Beeston (1,483,334 shares, of which 133,334 shares were subsequently sold to Michael L. Peterson, our Chief Executive Officer and President, and 66,667 shares were subsequently sold to an entity minority owned by Mr. Beeston, and 100,000 shares were subsequently sold to an unaffiliated investor); and Naia Ventures, LLC (1,200,000 shares), for $0.00015 per share or $1,439 in aggregate.

From May to September 2022, we sold an aggregate of 789,386 shares of restricted common stock to 44 accredited investors for $1.50 per share, or $1,184,079 in aggregate. All but eight of those investors (36 in total), were also offered the right, at the same time, to subscribe for additional shares of common stock at $0.00015 per share, and an additional 12 investors were also offered the right to subscribe for shares of common stock at $0.0015 per share, and in total we sold 337,990 shares of restricted common stock to 51 accredited investors for an aggregate of $50.70.

In January 2023, we sold an aggregate of 32,001 shares of restricted common stock to four accredited investors for $3.75 per share, or $120,000 in aggregate. At or around the same time as the sales were completed, one of our founders and one of our affiliates, Louis E. Bernard, Jr. and Saur Minerals, LLC, respectively, sold the purchasers and three other accredited investors, in a separate private transaction, an aggregate of 683,336 shares of our restricted common stock (Louis E. Bernard, Jr. (133,334 shares) and Saur Minerals, LLC (550,002 shares)), for $0.30 per share.

 * * * * * * *

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above were exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; and/or (c) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation of Lafayette Energy Corp, filed with the Secretary of State of Delaware on February 7, 2022
3.2*	Second Amended and Restated Certificate of Incorporation of Lafayette Energy Corp, filed with the Secretary of State of Delaware on January 31, 2023
3.3*	Amended and Restated Bylaws of Lafayette Energy Corp
4.1*	Form of Underwriter’s Warrant
4.2*	Form of Common Stock Certificate
5.1**	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
10.1*	Form of Subscription Agreement (2022-2023 Private Placements)
10.2*£	Letter Agreement Re Transfer of Assets and Related Matters dated March 8, 2022, by and between Lafayette Energy Corp and Saur Minerals, LLC
10.3*	First Amendment to Letter Agreement Re Transfer of Assets and Related Matters dated March 8, 2022, by and between Lafayette Energy Corp and Saur Minerals, LLC dated June 16, 2022
10.4*	Second Amendment to Letter Agreement Re Transfer of Assets and Related Matters dated March 8, 2022, by and between Lafayette Energy Corp and Saur Minerals, LLC dated August 31, 2022
10.5*£	Acquisition and Development Agreement dated March 8, 2022, by and between Lafayette Energy Corp and Saur Minerals, LLC
10.6*	Seismic License Agreement dated March 8, 2022, by and between Lafayette Energy Corp and Saur Minerals, LLC
10.7*#	Amended and Restated Executive Employment Agreement dated January 20, 2023, and effective April 1, 2022, by and between Lafayette Energy Corp and Michael L. Peterson
10.8*#	Executive Employment Agreement dated February 14, 2023, by and between Lafayette Energy Corp and Gregory L. Overholtzer
10.9*#	$100,000 Promissory Note dated August 22, 2022, by Lafayette Energy Corp, as borrower and Michael L. Peterson, as lender
10.10*#	Amended and Restated Consulting Agreement dated January 20, 2023 and effective April 1, 2022, by and between Lafayette Energy Corp and Frank Ingriselli
10.11*#	Consulting Agreement dated April 1, 2022, by and between Lafayette Energy Corp and ASD Ltd
10.12*#	Amended and Restated Lafayette Energy Corp 2022 Equity Incentive Plan
10.13*£	3-D Seismic Acquisition and Development Option Agreement dated December 20, 2022, by and between Lafayette Energy Corp and Cruciform Properties LLC
10.14*	First Amendment to 3-D Seismic Acquisition and Development Agreement dated March 23, 2023, by and between Lafayette Energy Corp and Cruciform Properties LLC
14.1*	Code of Business Conduct and Ethics
23.1**	Consent of BF Borgers CPA PC
23.2**	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this Registration Statement)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4*	Consent of Cynthia L. Welch
99.5*	Consent of Andrew Secrist
99.6*	Consent of Thomas J. Pernice
107**	Filing Fee Table

* Previously filed.

** Filed herewith.

# Indicates management contract or compensatory plan or arrangement.

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£ Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Lafayette Energy Corp may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

(b) Financial Statement Schedule.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland, Utah, on the 26th day of April 2023.

LAFAYETTE ENERGY CORP

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Michael L. Peterson, with full power of substitution, as his or her, true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michael L. Peterson	President, Chief Executive Officer and Director	April 26, 2023
Michael L. Peterson	(Principal Executive Officer)

/s/ Gregory L. Overholtzer	Chief Financial Officer and Secretary	April 26, 2023
Gregory L. Overholtzer	(Principal Financial and Accounting Officer)

/s/ Frank C. Ingriselli	Chairman	April 26, 2023
Frank C. Ingriselli

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